As filed with the Securities and Exchange Commission on August 26, 2022.

Registration Statement No. 333-261532

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SILO PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	27-3046338
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

560 Sylvan Avenue, Suite 3160

Englewood Cliffs, NJ 07632

(718) 400-9031

(Address and telephone number of principal executive offices)

Eric Weisblum

Chief Executive Officer

560 Sylvan Avenue, Suite 3160

Englewood Cliffs, NJ 07632

(718) 400-9031

(Name, address and telephone number of agent for service)

Copies to:

Richard A. Friedman, Esq. Gregory R. Carney, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 (212) 653-8700	Barrett DiPaolo, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2022

PRELIMINARY PROSPECTUS

Silo Pharma, Inc.

766,872 Shares of Common Stock

This prospectus relates to the sale by Silo Pharma, Inc. (the “Company” or “Silo Pharma”) of 766,872 shares of common stock of (the “Common Stock”), at an assumed combined public offering price of $6.52 per share of common stock.

We have applied to list our common stock on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria. If our common stock is not approved for listing on the Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved.

Our common stock is currently trading on the OTCQB Venture Market (the “OTCQB”) under the symbol “SILO.” The last reported sale price for our common stock as reported on the OTCQB on August 23, 2022 was $0.1304 per share, which after giving effect to a 1-for-50 reverse split of our outstanding shares of common stock to be effected prior to or upon the effective date of our registration statement equates to $6.52 per share. For the purposes of this prospectus, we have assumed a public offering price of $6.52 per share. The actual public offering price per share will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

The public offering price per share of our common stock will be determined between us, the underwriter and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual combined public offering price.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$
Underwriting discounts and commissions (1)
Proceeds to us, Inc. before expenses	$

(1)	Reflects underwriting discounts and commissions to the underwriter of $___, or eight percent (8.0%) per share. We have also agreed to issue the representative of the underwriters or its designees five-year warrants to purchase a number of shares of common stock equal to 5.0% of the shares of common stock sold in this offering and to reimburse the underwriters for certain offering-related expenses. In addition, we have agreed to pay a management fee to the Representative equal to 1% of the gross proceeds received in this offering (excluding proceeds received from exercise of the underwriters’ over-allotment option) which is not included in the underwriting discounts and commission.

The Company has granted a 45 day option to the underwriter to purchase up to an additional 115,030 shares of common stock, from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

The underwriter expects to deliver the shares to purchasers in the offering on or about        , 2022.

Laidlaw & Company (UK) Ltd.

The date of this prospectus is         , 2022.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “the Company,” “Silo Pharma,” “SILO,” “we,” “us,” and “our” refer to Silo Pharma, Inc. and its consolidated subsidiaries.

This prospectus describes the specific details regarding this offering, the terms and conditions of the common stock being offered hereby and the risks of investing in the Company’s common stock. You should read this prospectus and the additional information about the Company described in the section entitled “Where You Can Find More Information” before making your investment decision.

Neither the Company, nor any of its officers, directors, agents, representatives or underwriters, make any representation to you about the legality of an investment in the Company’s common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in the Company’s common stock.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The shares of common stock are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property or the property of one of the Company’s subsidiaries. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which the Company has obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but the Company cannot assure you that this information is accurate or complete. The Company has not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which the Company believes to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. The Company’s internal surveys are based on data it has collected over the past several years, which it believes to be reliable. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the Securities and Exchange Commission, or SEC, from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Forward-Looking Statements.”

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Silo” or “the Company” refer to Silo Pharma, Inc. and its subsidiary.

We plan to effect a 1-for-50 reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for-50 reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Overview

We are a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research. We are committed to developing innovative solutions to address a variety of underserved conditions. In these uncertain times, the mental health of the nation and beyond is being put to the test. More than ever, creative new therapies are needed to address the health challenges of today. Combining our resources with world-class medical research partners, we hope to make significant advances in the medical and psychedelic space.

Rare Disease Therapeutics

We seek to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. We are focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, post-traumatic stress disorder (“PTSD”), Parkinson’s, and other rare neurological disorders. Our mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the health care industry.

Psilocybin is considered a serotonergic hallucinogen and is an active ingredient in some species of mushrooms. Recent industry studies using psychedelics, such as psilocybin, have been promising, and we believe there is a large unmet need with many people suffering from depression, mental health issues and neurological disorders. While classified as a Schedule I substance under the Controlled Substances Act (“CSA”), there is an accumulating body of evidence that psilocybin may have beneficial effects on depression and other mental health conditions. Therefore, the U.S. Food and Drug Administration (“FDA”) and U.S. Drug Enforcement Agency (“DEA”) have permitted the use of psilocybin in clinical studies for the treatment of a range of psychiatric conditions.

The potential of psilocybin therapy in mental health conditions has been demonstrated in a number of academic-sponsored studies over the last decade. In these early studies, it was observed that psilocybin therapy provided rapid reductions in depression symptoms after a single high dose, with antidepressant effects lasting for up to at least six months for a number of patients. These studies assessed symptoms related to depression and anxiety through a number of widely used and validated scales. The data generated by these studies suggest that psilocybin is generally well-tolerated and has the potential to treat depression when administered with psychological support.

We have engaged in discussions with a number of world-renowned educational institutions and advisors regarding potential opportunities and have formed a scientific advisory board that is intended to help advise management regarding potential acquisition and development of products.

In addition, as more fully described below, we have entered into a license agreement with the University of Baltimore, Maryland, and have entered into a joint venture with Zylo Therapeutics, Inc., with respect to certain intellectual property and technology that may be used for targeted delivery of potential novel treatments. In addition, we have recently entered into a sponsored research agreement with Columbia University pursuant to which we have been granted an option to license certain patents and inventions relating to the treatment of Alzheimer’s disease and stress-induced affective disorders using Ketamine in combination with certain other compounds.

We plan to actively pursue the acquisition and/or development of intellectual property or technology rights to treat rare diseases, and to ultimately expand our business to focus on this new line of business.

Risks Associated with Our Business

●	We will require additional financing in the future to fund our operations, and raising additional capital may cause dilution to holders of our stockholders, restrict our operations or require us to relinquish certain rights.

●	Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of any future therapeutic candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, and therefore we will be unable to commercialize our future therapeutic candidates on a timely basis or at all, which will adversely affect our business.

●	Any therapeutic candidates we may develop in the future may be subject to controlled substance laws and regulations in the territories where the product will be marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition. Specifically, psilocybin and psilocin are listed as Schedule I controlled substances under the Controlled Substances Act in the U.S., and similar controlled substance legislation in other countries and any significant breaches in our compliance with these laws and regulations, or changes in the laws and regulations may result in interruptions to our development activity or business continuity.

●	Our product candidates may contain controlled substances, the use of which may generate public controversy. Adverse publicity or public perception regarding psilocybin or our current or future investigational therapies using psilocybin may negatively influence the success of these therapies.

●	Even if any of our future therapeutic candidates obtain regulatory approval, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense or penalties if we fail to comply with regulatory requirements.

●	If we are unable to enroll patients in our clinical trials, our research and development efforts and business, financial condition and results of operations could be materially adversely affected.

●	We have never commercialized a therapeutic candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize our therapies on our own or with suitable collaborators.

●	The future commercial success of our future therapeutic candidates will depend on the degree of market access and acceptance of our potential therapies as well as the extent to which governmental authorities and health insurers establish adequate reimbursement levels and pricing policies.

●	We may become exposed to costly and damaging liability claims, and our product liability insurance may not cover all damages from such claims.

●	Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize any of our future therapeutic candidates and could have a material adverse effect on our business.

●	Our business operations and current and future relationships with investigators, health care professionals, consultants, third-party payors and customers may be subject, directly or indirectly, to U.S. federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, other healthcare laws and regulations and other foreign privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

●	The failure to obtain or maintain patents, licensing agreements and other intellectual property could materially impact our ability to compete effectively.

●	If we fail to comply with our obligations in the agreements under which we may license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose rights that are important to our business.

●	We have never paid cash dividends and have no plans to pay cash dividends in the future.

●	If we fail to remain current in our reporting requirements, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

●	Our common stock could be subject to extreme volatility. Market and economic conditions may negatively impact our business, financial condition and share price.

●	Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

Corporate Information

We were incorporated in the State of New York on July 13, 2010. On January 24, 2013, we changed our state of incorporation from New York to Delaware. Our principal executive offices are located at 560 Sylvan Avenue, Suite 3160, Englewood Cliffs, NJ 07632 and our telephone number is (718) 400-9031.

THE OFFERING

Common stock offered by us	766,872 shares

Common stock to be outstanding immediately after this offering	2,754,778 shares (2,869,808 shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	The underwriters have an option for a period of 45 days to acquire up to an additional 115,030 shares of common stock at the public offering price, less the underwriting discount, solely for the purpose of covering over-allotments, if any.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $4.15 million, or approximately $4.83 million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The Company intends to use the net proceeds from this offering for product development, marketing and working capital and general corporate purposes. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the proceeds from this Offering for any such acquisitions or investments at this time. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Dividend Policy	The Company has never declared any cash dividends on its common stock. The Company currently intends to use all available funds and any future earnings for use in financing the growth of its business and does not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol

We have applied to list our common stock on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria.

Our common stock is currently trading on the OTCQB under the symbol of “SILO.”

Reverse Stock Split	On March 11, 2022, the Company’s stockholders approved a reverse stock split at a ratio of between 1-for 5 and 1-for-50, with discretion for the exact ratio to be approved by the Company’s board of directors. We plan to effect a 1-for-50 reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for-50 reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in the Company’s common stock.

Lock-up	We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 6-months after the date of this prospectus. See “Underwriting” section on page 71.

The number of shares of common stock to be outstanding immediately after this offering is based on 1,987,906 shares of common stock outstanding as of August 26, 2022 and excludes:

●	347,080 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $15.50 per share; and

●	28,850 shares of common stock issuable upon exercise of options.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for-fifty reverse stock split of our common stock effected immediately prior to the consummation of this offering.

●	no exercise of the outstanding options or warrants described above; and

●	no exercise of the underwriters’ option to purchase up to an additional 115,030 shares of common stock to cover over-allotments, if any.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, investors should carefully consider the risks described below. Our business, financial condition, operating results and prospects are subject to the following material risks. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

Risks Related to Our Financial Position and Need for Capital

We have only a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations.

We commenced operations in 2010 and have a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations. We may sustain losses in the future as we implement our business plan. We have not yet achieved positive cash flow on a monthly basis during any fiscal year including the fiscal year ended December 31, 2021, and there can be no assurance that we will ever generate revenues or operate profitably.

We will require additional financing in the future to fund our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish certain rights.

We may seek additional capital through a combination of equity offerings, debt financings, strategic collaborations and alliances or licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Any indebtedness we incur could involve restrictive covenants, such as limitations on our ability to incur additional debt, acquire or license intellectual property rights, declare dividends, make capital expenditures and other operating restrictions that could adversely impact our ability to conduct our business. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we raise additional funds through strategic collaborations and alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to future therapeutic candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Adequate additional financing may not be available to us on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market our future therapeutic candidates that we would otherwise prefer to develop and market ourselves.

Risks Related to our Rare Disease Therapeutics Business

Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of any future therapeutic candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, and therefore we will be unable to commercialize our future therapeutic candidates on a timely basis or at all, which will adversely affect our business.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and our future clinical trial results may not be successful. We may experience delays in initiating or completing our clinical trials. We may also experience numerous unforeseen events during our clinical trials that could delay or prevent our ability to receive marketing approval or commercialize any future therapeutic candidates.

We cannot provide any assurance that any product candidates will successfully complete clinical trials or receive regulatory approval, which is necessary before they can be commercialized.

We currently have no therapies that are approved for commercial sale and may never be able to develop marketable therapies. We entered into the Option Agreement with University of Maryland, Baltimore (“UMB”) pursuant to which, UMB has granted us an exclusive, non-sublicensable, non-transferable license with respect to the exploration of the potential use of central nervous system-homing peptides in vivo and their use for the investigation and treatment of MS and other neuroinflammatory pathology. Accordingly, our business may depend on the successful regulatory approval of potential in-licensed product candidates. We cannot be certain that any of our product candidates will receive regulatory approval or that our therapies will be successfully commercialized even if we receive regulatory approval.

The research, testing, manufacturing, safety, efficacy, labeling, approval, sale, marketing, and distribution of any in-licensed product is, and will remain, subject to comprehensive regulation by the FDA, the DEA, the European Medicines Agency (“EMA”), the Medicines and Healthcare Products Regulatory Agency (“MHRA”) and foreign regulatory authorities.

Any therapeutic candidates we may develop in the future may be subject to controlled substance laws and regulations in the territories where the product will be marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition.

In the United States, psychedelics, or psilocybin, and its active metabolite, psilocin, are listed by the DEA as a Schedule I substance under the CSA. The DEA regulates chemical compounds as Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II substances are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II substances is further restricted. For example, they may not be refilled without a new prescription and may have a black box warning. Further, most, if not all, state laws in the United States classify psilocybin and psilocin as Schedule I controlled substances. For any product containing psilocybin to be available for commercial marketing in the United States, psilocybin and psilocin must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. Commercial marketing in the United States will also require scheduling-related legislative or administrative action.

Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance. Therefore, while psilocybin and psilocin are Schedule I controlled substances, products approved by the FDA for medical use in the United States that contain psilocybin or psilocin should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If one of our product candidates receives FDA approval, we anticipate that the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. This scheduling determination will be dependent on FDA approval and the FDA’s recommendation as to the appropriate schedule. During the review process, and prior to approval, the FDA may determine that it requires additional data, either from non-clinical or clinical studies, including with respect to whether, or to what extent, the substance has abuse potential. This may introduce a delay into the approval and any potential rescheduling process. That delay would be dependent on the quantity of additional data required by the FDA. This scheduling determination will require DEA to conduct notice and comment rule making including issuing an interim final rule. Such action will be subject to public comment and requests for hearing which could affect the scheduling of these substances. There can be no assurance that the DEA will make a favorable scheduling decision. Even assuming categorization as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), at the federal level, such substances would also require scheduling determinations under state laws and regulations.

In addition, therapeutic candidates containing controlled substances are subject to DEA regulations relating to manufacturing, storage, distribution and physician prescription procedures, including:

●	DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining and maintaining the necessary registrations may result in delay of the importation, manufacturing or distribution of product candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

●	State-controlled substances laws. Individual U.S. states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule product candidates. While some states automatically schedule a drug based on federal action, other states schedule drugs through rule making or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or any partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

●	Clinical trials. Because any product candidates may contain psilocybin, to conduct clinical trials in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense such product candidates and to obtain the product from our importer. If the DEA delays or denies the grant of a researcher registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites.

●	Importation. If any of our product candidates is approved and classified as a Schedule II, III or IV substance, an importer can import it for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board, which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect the availability of our product candidates and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third-party comments to be submitted. It is always possible that adverse comments may delay the grant of an importer registration.

●	Manufacture. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements.

●	Distribution. If any of our product candidates is scheduled as Schedule II, III or IV, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute any future therapeutic candidates. These distributors would need to obtain Schedule II, III or IV distribution registrations.

The potential reclassification of psilocybin and psilocin in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If psilocybin and/or psilocin, other than the FDA-approved formulation, is rescheduled under the CSA as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), the ability to conduct research on psilocybin and psilocin would most likely be improved. However, rescheduling psilocybin and psilocin may materially alter enforcement policies across many federal agencies, primarily the FDA and DEA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food, Drug, and Cosmetic Act (“FDCA”). The FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because it is currently illegal under federal law to produce and sell psilocybin and psilocin, and because there are no federally recognized medical uses, the FDA has historically deferred enforcement related to psilocybin and psilocin to the DEA. If psilocybin and psilocin were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. The DEA would continue to be active in regulating manufacturing, distribution and dispensing of such substances. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on our business.

Psilocybin and psilocin are listed as Schedule I controlled substances under the CSA in the U.S., and similar controlled substance legislation in other countries and any significant breaches in our compliance with these laws and regulations, or changes in the laws and regulations may result in interruptions to our development activity or business continuity.

Psilocybin and psilocin are categorized as Schedule I controlled substances under the CSA, and are similarly categorized by most states and foreign governments. Even assuming any future therapeutic candidates containing psilocybin or psilocin are approved and scheduled by regulatory authorities to allow their commercial marketing, the ingredients in such therapeutic candidates would likely continue to be Schedule I, or the state or foreign equivalent. Violations of any federal, state or foreign laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture or prison time. This could have a material adverse effect on us, including on our reputation and ability to conduct business, our financial position, operating results, profitability or liquidity, the potential listing of our shares or the market price of our shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

Various federal, state, provincial and local laws govern our business in any jurisdictions in which we may operate, and to which we may export our products, including laws relating to health and safety, the conduct of our operations, and the production, storage, sale and distribution of our products. Complying with these laws requires that we comply concurrently with complex federal, state, provincial and/or local laws. These laws change frequently and may be difficult to interpret and apply. To ensure our compliance with these laws, we will need to invest significant financial and managerial resources. It is impossible for us to predict the cost of such laws or the effect they may have on our future operations. A failure to comply with these laws could negatively affect our business and harm our reputation. Changes to these laws could negatively affect our competitive position and the markets in which we operate, and there is no assurance that various levels of government in the jurisdictions in which we operate will not pass legislation or regulation that adversely impacts our business.

In addition, even if we or third parties were to conduct activities in compliance with U.S. state or local laws or the laws of other countries and regions in which we conduct activities, potential enforcement proceedings could involve significant restrictions being imposed upon us or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, revenue, operating results and financial condition as well as on our reputation and prospects, even if such proceedings conclude successfully in our favor. In the extreme case, such proceedings could ultimately involve the criminal prosecution of our key executives, the seizure of corporate assets, and consequently, our inability to continue business operations. Strict compliance with state and local laws with respect to psilocybin and psilocin does not absolve us of potential liability under U.S. federal law or EU law, nor provide a defense to any proceeding which may be brought against us. Any such proceedings brought against us may adversely affect our operations and financial performance.

Despite the current status of psilocybin and psilocin as Schedule I controlled substances in the United States, there may be changes in the status of psilocybin or psilocin under the laws of certain U.S. cities or states. For instance, the city of Denver voted to decriminalize the possession of psilocybin in 2019 and five other cities have decriminalized psilocybin since (Oakland, California; Santa Cruz, California; Ann Arbor, Michigan; Cambridge, Massachusetts; and Somerville, Massachusetts). Moreover, in the November 2020 election, Oregon passed Measure 109 which legalizes medical use of “psilocybin products,” including magic mushrooms, to treat mental health conditions in licensed facilities with registered therapists.

The legalization of psilocybin without regulatory oversight may lead to the setup of clinics without proper therapeutic infrastructure or adequate clinical research, which could put patients at risk and bring reputational and regulatory risk to the entire industry, making it harder for us to achieve regulatory approval.

Our product candidates may contain controlled substances, the use of which may generate public controversy. Adverse publicity or public perception regarding psilocybin or our current or future investigational therapies using psilocybin may negatively influence the success of these therapies.

Therapies containing controlled substances may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for any future therapeutic candidates we may develop. Opponents of these therapies may seek restrictions on marketing and withdrawal of any regulatory approvals. In addition, these opponents may seek to generate negative publicity in an effort to persuade the medical community to reject these therapies. For example, we may face media-communicated criticism directed at our clinical development program. Adverse publicity from psilocybin misuse may adversely affect the commercial success or market penetration achievable by our product candidates. Anti-psychedelic protests have historically occurred and may occur in the future and generate media coverage. Political pressures and adverse publicity could lead to delays in, and increased expenses for, and limit or restrict the introduction and marketing of any future therapeutic candidates.

Our clinical trials may fail to demonstrate substantial evidence of the safety and effectiveness of future product candidates that we may identify and pursue, which would prevent, delay or limit the scope of regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial sale of future therapeutic candidates, we must demonstrate through lengthy, complex and expensive nonclinical studies, preclinical studies and clinical trials that the applicable therapeutic candidate is both safe and effective for use in each target indication. A therapeutic candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization. We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support marketing approval.

We cannot be certain that any clinical trials will be successful. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same therapeutic candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.

Even if any of our future therapeutic candidates obtain regulatory approval, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, any such therapeutic candidates, if approved, could be subject to labeling and other restrictions and market withdrawal, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with any of our future therapeutic candidates.

If the FDA, the EMA, the MHRA or a comparable foreign regulatory authority approves any of our future therapeutic candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the therapy and underlying therapeutic substance will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with current good manufacturing practice (“cGMP”) and with good clinical practice (“GCP”) for any clinical trials that we conduct post-approval, all of which may result in significant expense and limit our ability to commercialize such therapies. Later discovery of previously unknown problems with any approved therapeutic candidate, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

●	restrictions on the labeling, distribution, marketing or manufacturing of our future therapeutic candidates, withdrawal of the product from the market, or product recalls;

●	untitled and warning letters, or holds on clinical trials;

●	refusal by the FDA, the EMA, the MHRA or other foreign regulatory body to approve pending applications or supplements to approved applications we filed or suspension or revocation of license approvals;

●	requirements to conduct post-marketing studies or clinical trials;

●	restrictions on coverage by third-party payors;

●	fines, restitution or disgorgement of profits or revenue;

●	suspension or withdrawal of marketing approvals;

●	product seizure or detention, or refusal to permit the import or export of the product; and

●	injunctions or the imposition of civil or criminal penalties.

In addition, any regulatory approvals that we receive for our future therapeutic candidates may also be subject to limitations on the approved indicated uses for which the therapy may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of such therapeutic candidates.

If there are changes in the application of legislation, regulations or regulatory policies or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include imposing fines on us, imposing restrictions on the therapeutic or its manufacture and requiring us to recall or remove the therapeutic from the market. The regulators could also suspend or withdraw our marketing authorizations, requiring us to conduct additional clinical trials, change our therapeutic labeling or submit additional applications for marketing authorization. If any of these events occurs, our ability to sell such therapy may be impaired, and we may incur substantial additional expense to comply with regulatory requirements, which could materially adversely affect our business, financial condition and results of operations.

Research and development of drugs targeting the central nervous system is particularly difficult, which makes it difficult to predict and understand why the drug has a positive effect on some patients but not others.

Discovery and development of new drugs targeting central nervous system disorders are particularly difficult and time-consuming, evidenced by the higher failure rate for new drugs for central nervous system disorders compared with most other areas of drug discovery. For example, in 2019, both Rapastinel and SAGE-217, two new drugs targeting major depressive disorder (“MDD”), failed to meet their primary endpoints in Phase III trials. ALKS 5461, another new drug targeting MDD, was rejected by FDA in 2019 after its Phase III trials as FDA required additional clinical data to provide substantial evidence of effectiveness. Any such setbacks in our clinical development could have a material adverse effect on our business and operating results. In addition, our later stage clinical trials may present challenges related to conducting adequate and well-controlled clinical trials, including designing an appropriate comparator arm in trials given the potential difficulties related to maintaining the blinding during the trial or placebo or nocebo effects. Due to the complexity of the human brain and the central nervous system, it can be difficult to predict and understand why a drug may have a positive effect on some patients but not others and why some individuals may react to the drug differently from others.

The results of preclinical studies and early-stage clinical trials of our future therapeutic candidates may not be predictive of the results of later stage clinical trials. Initial success in our ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.

Therapeutic candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Furthermore, there can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development of any of our future therapeutic candidates. There is a high failure rate for drugs proceeding through clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in clinical development even after achieving promising results in earlier studies.

We will depend on enrollment of patients in our clinical trials for our future therapeutic candidates. If we are unable to enroll patients in our clinical trials, our research and development efforts and business, financial condition and results of operations could be materially adversely affected.

Identifying and qualifying patients to participate in our clinical trials will be critical to our success. Patient enrollment depends on many factors, including:

●	the size of the patient population required for analysis of the trial’s primary endpoints and the process for identifying patients;

●	identifying and enrolling eligible patients, including those willing to discontinue use of their existing medications;

●	the design of the clinical protocol and the patient eligibility and exclusion criteria for the trial;

●	safety profile, to date, of the therapeutic candidate under study;

●	the willingness or availability of patients to participate in our trials, including due to the perceived risks and benefits, stigma or other side effects of use of a controlled substance;

●	perceived risks and benefits of our approach to treatment of indication;

●	the proximity of patients to clinical sites;

●	our ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	the availability of competing clinical trials;

●	the availability of new drugs approved for the indication the clinical trial is investigating;

●	clinicians’ and patients’ perceptions of the potential advantages of the drug being studied in relation to other available therapies, including any new therapies that may be approved for the indications we are investigating; and

●	our ability to obtain and maintain patient informed consents.

Even once enrolled, we may be unable to retain a sufficient number of patients to complete any of our trials.

In addition, any negative results we may report in clinical trials may make it difficult or impossible to recruit and retain patients in other clinical trials of that same therapeutic candidate. Delays in the enrollment for any clinical trial will likely increase our costs, slow down the approval process and delay or potentially jeopardize our ability to commence sales of our future therapeutic candidates and generate revenue. In addition, some of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of any future therapeutic candidates.

We have never commercialized a therapeutic candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize our therapies on our own or with suitable collaborators.

We have limited organizational experience in the sale or marketing of therapeutic candidates. To achieve commercial success for any approved therapy, we must develop or acquire a sales and marketing organization, outsource these functions to third parties or enter into partnerships.

If we enter into arrangements with third parties to perform market access and commercial services for any approved therapies, the revenue or the profitability of these revenue to us could be lower than if we were to commercialize any therapies that we develop ourselves. Such collaborative arrangements may place the commercialization of any approved therapies outside of our control and would make us subject to a number of risks including that we may not be able to control the amount or timing of resources that our collaborative partner devotes to our therapies or that our collaborator’s willingness or ability to complete its obligations, and our obligations under our arrangements may be adversely affected by business combinations or significant changes in our collaborator’s business strategy. We may not be successful in entering into arrangements with third parties to commercialize our therapies or may be unable to do so on terms that are favorable to us. Acceptable third parties may fail to devote the necessary resources and attention to commercialize our therapies effectively, to set up sufficient number of treatment centers in third-party therapy sites, or to recruit, train and retain adequate number of therapists to administer our therapies.

If we do not establish commercial capabilities successfully, either on our own or in collaboration with third parties, we may not be successful in commercializing our therapies, which in turn would have a material adverse effect on our business, prospects, financial condition and results of operations.

The future commercial success of our future therapeutic candidates will depend on the degree of market access and acceptance of our potential therapies among healthcare professionals, patients, healthcare payors, health technology assessment bodies and the medical community at large.

We may never have a therapy that is commercially successful. To date, we have no therapy authorized for marketing. Furthermore, if approved, our future therapies may not achieve an adequate level of acceptance by payors, health technology assessment bodies, healthcare professionals, patients and the medical community at large, and we may not become profitable. The level of acceptance we ultimately achieve may be affected by negative public perceptions and historic media coverage of psychedelic substances, including psilocybin. Because of this history, efforts to educate the medical community and third-party payors and health technologies assessment bodies on the benefits of our future therapies may require significant resources and may never be successful, which would prevent us from generating significant revenue or becoming profitable. Market acceptance of our future therapies by healthcare professionals, patients, healthcare payors and health technology assessment bodies will depend on a number of factors, many of which are beyond our control, including, but not limited to, the following:

●	acceptance by healthcare professionals, patients and healthcare payors of each therapy as safe, effective and cost-effective;

●	changes in the standard of care for the targeted indications for any therapeutic candidate;

●	the strength of sales, marketing and distribution support;

●	potential product liability claims;

●	the therapeutic candidate’s relative convenience, ease of use, ease of administration and other perceived advantages over alternative therapies;

●	the prevalence and severity of adverse events or publicity;

●	limitations, precautions or warnings listed in the summary of therapeutic characteristics, patient information leaflet, package labeling or instructions for use;

●	the cost of treatment with our therapy in relation to alternative treatments;

●	the ability to manufacture our product in sufficient quantities and yields;

●	the availability and amount of coverage and reimbursement from healthcare payors, and the willingness of patients to pay out of pocket in the absence of healthcare payor coverage or adequate reimbursement;

●	the willingness of the target patient population to try, and of healthcare professionals to prescribe, the therapy;

●	any potential unfavorable publicity, including negative publicity associated with recreational use or abuse of psilocybin;

●	the extent to which therapies are approved for inclusion and reimbursed on formularies of hospitals and managed care organizations; and

●	whether our therapies are designated under physician treatment guidelines or under reimbursement guidelines as a first-line, second-line, third-line or last-line therapy.

If our future therapeutic candidates fail to gain market access and acceptance, this will have a material adverse impact on our ability to generate revenue to provide a satisfactory, or any, return on our investments. Even if some therapies achieve market access and acceptance, the market may prove not to be large enough to allow us to generate significant revenue.

Changes in methods of therapeutic candidate manufacturing or formulation may result in additional costs or delay.

As therapeutic candidates are developed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, may be altered along the way in an effort to optimize processes and results. Any of these changes could cause any of our future therapeutic candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of any of our future therapeutic candidates and jeopardize our ability to commence product sales and generate revenue.

We may become exposed to costly and damaging liability claims, either when testing our future therapeutic candidates in the clinic or at the commercial stage, and our product liability insurance may not cover all damages from such claims.

We will be exposed to potential product liability and professional indemnity risks that are inherent in the research, development, manufacturing, marketing and use of therapeutic substances. Currently, we have no therapies that have been approved for commercial sale; however, any future therapeutic candidates by us and our corporate collaborators in clinical trials, and the potential sale of any approved therapies in the future, may expose us to liability claims. These claims might be made by patients who use our therapies, healthcare providers, pharmaceutical companies, our corporate collaborators or other third parties that sell our therapies. Any claims against us, regardless of their merit, could be difficult and costly to defend and could materially adversely affect the market for our future therapeutic candidates or any prospects for commercialization of our future therapeutic candidates. Although the clinical trial process is designed to identify and assess potential side effects, it is always possible that a drug, even after regulatory approval, may exhibit unforeseen side effects. If any of our future therapeutic candidates causes adverse side effects during clinical trials or after regulatory approval, we may be exposed to substantial liabilities.

Physicians and patients may not comply with warnings that identify known potential adverse effects and describe which patients should not use any of our future therapeutic candidates. Regardless of the merits or eventual outcome, liability claims may cause, among other things, the following:

●	decreased demand for our therapies due to negative public perception;

●	injury to our reputation;

●	withdrawal of clinical trial participants or difficulties in recruiting new trial participants;

●	initiation of investigations by regulators;

●	costs to defend or settle the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue from therapeutic sales; and

●	our inability to commercialize any of our future therapeutic candidates, if approved.

In addition we may not be able to obtain or maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise. If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our assets may not be sufficient to cover such claims and our business, financial condition and results of operations could be materially adversely affected. Liability claims resulting from any of the events described above could have a material adverse effect on our business, financial condition and results of operations.

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize any of our future therapeutic candidates and could have a material adverse effect on our business.

In the United States, there have been a number of legislative and regulatory changes to the healthcare system that could affect our future results of operations. In particular, there have been and continue to be a number of initiatives at the U.S. federal and state levels that seek to reduce healthcare costs and improve the quality of healthcare. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, “ACA”), substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the U.S. biopharmaceutical industry.

Among the provisions of the ACA of importance to our potential therapeutic candidates are the following:

●	an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs, apportioned among these entities according to their market share in certain government healthcare programs, although this fee would not apply to sales of certain products approved exclusively for orphan indications;

●	expansion of eligibility criteria for Medicaid programs, a Federal and state program which extends healthcare to low-income individuals and other groups, by, among other things, allowing states to offer Medicaid coverage to certain individuals and adding new eligibility categories for certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

●	expansion of manufacturers’ rebate liability under the Medicaid Drug Rebate Program, which requires that drug manufacturers provide rebates to states in exchange for state Medicaid coverage for most of the manufacturers’ drugs by increasing the minimum rebate for both branded and generic drugs and revising the definition of “average manufacturer price,” for calculating and reporting Medicaid drug rebates on outpatient prescription drug prices and extending rebate liability to prescriptions for individuals enrolled in Medicare Advantage plans (i.e., a type of Medicare healthcare plan offered by private companies);

●	a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for products that are inhaled, infused, instilled, implanted or injected;

●	expansion of the types of entities eligible for the 340B drug discount program, which requires drug manufacturers to provide outpatient drugs to eligible healthcare organizations and covered entities at significantly reduced prices;

●	establishment of the Medicare Part D coverage gap discount program, which requires manufacturers to provide a 50% point-of-sale-discount (increased to 70% pursuant to the Bipartisan Budget Act of 2018, or BBA, effective as of January 1, 2019) off the negotiated price of applicable products to eligible beneficiaries during their coverage gap period as a condition for the manufacturers’ outpatient products to be covered under Medicare Part D;

●	creation of a new non-profit, nongovernmental institute, called the Patient-Centered Outcomes Research Institute, to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research; and

●	establishment of the Center for Medicare and Medicaid Innovation within Centers for Medicare & Medicaid to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription product spending.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. We cannot predict what affect further changes to the ACA would have on our business. This uncertainty is heightened by President Biden’s January 28, 2021 Executive Order on Strengthening Medicaid and the Affordable Care Act which indicates that the incoming Biden Administration may significantly modify the ACA and potentially revoke any changes implemented by the Trump Administration. It is also possible that President Biden will further reform the ACA and other federal programs in manner that may impact our operations. The Biden Administration has indicated that a goal of its administration is to expand and support Medicaid and the ACA and to make high-quality healthcare accessible and affordable. The potential increase in patients covered by government funded insurance may impact our pricing. Further, it is possible that the Biden Administration may further increase the scrutiny on drug pricing. Additionally, on December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the tax penalty on certain individuals who fail to maintain qualifying health coverage for all or part of a year, commonly referred to as the “individual mandate.” Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit ruled that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. The United States Supreme Court is currently reviewing this case, but it is unclear when a decision will be made. It is also unclear how the Supreme Court ruling, other such litigation and the healthcare reform measures of the Biden administration will impact the ACA. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. We expect that additional state and federal health care reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for health care products and services.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. To obtain coverage and reimbursement for any product that might be approved for marketing, we may need to conduct expensive studies in order to demonstrate the medical necessity and cost-effectiveness of any products, which would be in addition to the costs expended to obtain regulatory approvals. Third-party payors may not consider our product or product candidates to be medically necessary or cost-effective compared to other available therapies.

Additionally, the containment of healthcare costs (including drug prices) has become a priority of federal and state governments. The U.S. government, state legislatures, and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement, and requirements for substitution by generic products. For example, the Biden Administration, including his nominee for Secretary of the Department of Health and Human Services, has indicated that lowering prescription drug prices is a priority, but we do not yet know what steps the administration will take or whether such steps will be successful. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could limit our net revenue and results. If these third-party payors do not consider our products to be cost-effective compared to other therapies, they may not cover our products or product candidates if approved as a benefit under their plans or, if they do, the level of reimbursement may not be sufficient to allow us to sell our products on a profitable basis. Decreases in third-party reimbursement for our products once approved or a decision by a third-party payor to not cover our products could reduce or eliminate utilization of our products and have an adverse effect on our sales, results of operations, and financial condition. In addition, state and federal healthcare reform measures have been and will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or product candidates once approved or additional pricing pressures.

In addition, new laws and additional health reform measures may result in additional reductions in Medicare and other healthcare funding, which may adversely affect customer demand and affordability for our future therapeutic candidates and, accordingly, the results of our financial operations.

Our business operations and current and future relationships with investigators, health care professionals, consultants, third-party payors and customers may be subject, directly or indirectly, to U.S. federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, other healthcare laws and regulations and other foreign privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Although we do not currently have any therapies on the market, our current and future operations may be directly, or indirectly through our relationships with investigators, health care professionals, customers and third-party payors, subject to various U.S. federal and state healthcare laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute or the federal Anti-Kickback Statute. Healthcare providers, physicians and others play a primary role in the recommendation and prescription of any therapies for which we obtain marketing approval. These laws impact, among other things, our research activities and proposed sales, marketing and education programs and constrain our business and financial arrangements and relationships with third-party payors, healthcare professionals who participate in our clinical research program, healthcare professionals and others who recommend, purchase, or provide our approved therapies, and other parties through which we market, sell and distribute our therapies for which we obtain marketing approval. In addition, we may be subject to patient data privacy and security regulation by both the U.S. federal government and the states in which we conduct our business, along with foreign regulators (including European data protection authorities). Finally, our current and future operations will be subject to additional healthcare-related statutory and regulatory requirements and enforcement by foreign regulatory authorities in jurisdictions in which we conduct our business. These laws include, but are not limited to, the following:

●	the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration (including any kickback, bribe, or certain rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations are subject to significant civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim that includes items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act (“FCA”). The definition of the “remuneration” under the federal Anti-Kickback Statute has been interpreted to include anything of value. Further, courts have found that if “one purpose” of remuneration is to induce referrals, the federal Anti-Kickback Statute is violated. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution; but the exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection;

●	the federal civil and criminal false claims laws, such as the FCA, which prohibits individuals or entities from, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim or an obligation to pay or transmit money to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the U.S. federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the FCA, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

●	the federal civil monetary penalties laws, which impose civil fines for, among other things, the offering or transfer or remuneration to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

●	The Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 and their implementing regulations (collectively referred to as “HIPAA”) as well as numerous other federal and state laws and regulations, govern the collection, dissemination, use, privacy, security, confidentiality, integrity and availability of personally identifiable information (“PII”), including protected health information (“PHI”). HIPAA applies national privacy and security standards for PHI to covered entities, including certain types of health care entities and their service providers that access PHI, known as business associates. HIPAA requires covered entities and business associates to maintain policies and procedures governing PHI that is used or disclosed, and to implement administrative, physical and technical safeguards to protect PHI, including PHI maintained, used and disclosed in electronic form. These safeguards include employee training, identifying business associates with whom covered entities need to enter into HIPAA-compliant contractual arrangements and various other measures. While we shall undertake substantial efforts to secure the PHI we maintain, use and disclose in electronic form, a cyber-attack or other intrusion that bypasses our information security systems causing an information security breach, loss of PHI, PII or other data subject to privacy laws or a material disruption of our operational systems could result in a material adverse impact on our business, along with potentially substantial fines and penalties. Ongoing implementation and oversight of these security measures involves significant time, effort and expense. HIPAA requires covered entities and their business associates to report breaches of unsecured PHI to affected individuals without unreasonable delay and in no case later than 60 days after the discovery of the breach by the covered entity or its agents. Notification must also be made to the U.S. Department of Health and Human Services (“HHS”) and, in certain situations involving large breaches, to the media. The HIPAA rules created a presumption that all non-permitted uses or disclosures of unsecured PHI are breaches unless the covered entity establishes that there is a low probability the information has been compromised. A data breach affecting sensitive personal information, including health information, also could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business;

●	the FDCA, which prohibits, among other things, the adulteration or misbranding of drugs, biologics and medical devices;

●	the U.S. federal legislation commonly referred to as Physician Payments Sunshine Act, and its implementing regulations, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the CMS information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made during the previous year to certain non-physician providers such as physician assistants and nurse practitioners; and

●	analogous state laws and regulations, including the following: state anti-kickback and false claims laws, which may be broader in scope than their federal equivalents, and which may apply to our business practices, including research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, which requires tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; state and local laws that require the registration of pharmaceutical sales representatives and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including licensing, extensive record-keeping, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Even if precautions are taken, it is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, reputational harm and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, that person or entity may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

Failure to comply with health and data protection laws and regulations could lead to U.S. federal and state government enforcement actions, including civil or criminal penalties, private litigation, and adverse publicity and could negatively affect our operating results and business.

We and any potential collaborators may be subject to U.S. federal and state data protection laws and regulations, such as laws and regulations that address privacy and data security. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws, govern the collection, use, disclosure, and protection of health-related and other personal information. In addition, we may obtain health information from third parties, including research institutions from which we obtain clinical trial data, which are subject to privacy and security requirements under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health (“HITECH”). To the extent that we act as a business associate to a healthcare provider engaging in electronic transactions, we may also be subject to the privacy and security provisions of HIPAA, as amended by HITECH, which restricts the use and disclosure of patient-identifiable health information, mandates the adoption of standards relating to the privacy and security of patient-identifiable health information, and requires the reporting of certain security breaches to healthcare provider customers with respect to such information. Additionally, many states have enacted similar laws that may impose more stringent requirements on entities like ours. Depending on the facts and circumstances, we could be subject to significant civil, criminal, and administrative penalties if we obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

Compliance with U.S. and foreign privacy and data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects, employees and other individuals about whom we or our potential collaborators obtain personal information, as well as the providers who share this information with us, may limit our ability to collect, use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

The successful commercialization of any of our future therapeutic candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate reimbursement levels and pricing policies. Failure to obtain or maintain adequate coverage and reimbursement for any of our future therapeutic candidates, if approved, could limit our ability to market those therapies and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors are essential for most patients to be able to afford therapies. As Schedule I substances under the CSA, psilocybin and psilocin are deemed to have no accepted medical use and therapies that use psilocybin or psilocin are precluded from reimbursement in the United States. Our products must be scheduled as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V) before they can be commercially marketed. Our ability to achieve acceptable levels of coverage and reimbursement for therapies by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize, and attract additional collaboration partners to invest in the development of our future therapeutic candidates. Even if we obtain coverage for a given therapy by third-party payors, the resulting reimbursement payment rates may not be adequate or may require patient out-of-pocket costs that patients may find unacceptably high. We cannot be sure that coverage and reimbursement in the United States or elsewhere will be available for any therapy that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future.

Furthermore, third-party payors are increasingly challenging prices charged for therapeutic substances and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs when an equivalent generic drug or a less expensive therapy is available. It is possible that a third-party payor may consider our future therapeutic candidates as substitutable and only offer to reimburse patients for the less expensive therapy. These payors may deny or revoke the reimbursement status of a given drug product or establish prices for new or existing marketed therapies at levels that are too low to enable us to realize an appropriate return on our investment in product development. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize our future therapeutic candidates, and may not be able to obtain a satisfactory financial return on therapeutic candidates that we may develop.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved therapies. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs. Some third-party payors may require pre-approval of coverage for new or innovative devices or drug therapies before they will reimburse health care providers who use such therapies. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our future therapeutic candidates.

Furthermore, obtaining and maintaining reimbursement status is time-consuming and costly. No uniform policy for coverage and reimbursement for drug therapies exists among third-party payors in the United States. Therefore, coverage and reimbursement for drug therapies can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our therapies to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. Furthermore, rules and regulations regarding reimbursement change frequently, in some cases at short notice, and we believe that changes in these rules and regulations are likely.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations. Other countries allow companies to fix their own prices for medical therapies, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our future therapeutic candidates. Accordingly, in markets outside the United States, the reimbursement for our therapies may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

We will be subject to environmental, health and safety laws and regulations, and we may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities which may adversely affect our business and financial condition.

Our operations, including our research, development, testing and manufacturing activities, will be subject to numerous foreign, federal, state and local environmental, health and safety laws and regulations. These laws and regulations govern, among other things, the controlled use, manufacture, handling, release and disposal of and the maintenance of a registry for, hazardous materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens.

We may incur significant costs to comply with these current or future environmental and health and safety laws and regulations. Furthermore, if we fail to comply with such laws and regulations, we could be subject to fines or other sanctions.

Risks Relating to Our Intellectual Property Rights

The failure to obtain or maintain patents, licensing agreements and other intellectual property could materially impact our ability to compete effectively.

In order for our business to be viable and to compete effectively, we need to develop and maintain, and we will heavily rely on, a proprietary position with respect to our intellectual property. However, there are significant risks associated with our actual or proposed intellectual property. The risks and uncertainties that we face with respect to our rights principally include the following:

●	pending patent applications we have filed or will file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to reexamination proceedings;

●	we may be subject to post grant review proceedings;

●	we may be subject to inter partes review proceedings;

●	we may be subject to derivation proceedings;

●	we may be subject to opposition proceedings in the U.S. or in foreign countries;

●	any patents that are issued or licensed to us may not provide us with any competitive advantages or meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us;

●	other companies may have independently developed and patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have licensed or developed;

●	enforcement of patents is complex, uncertain and very expensive and we may not be able to secure, enforce and defend our patents;

●	in the event that we were to ever seek to enforce our patents in ligation, there is some risk that they could be deemed invalid, not infringed, or unenforceable; and

●	the patents of others may have an adverse effect on our business.

We cannot be certain that any patents will be issued as a result of any pending or future applications, or that any patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we or our licensors were the first to invent or to file patent applications covering them.

It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. There is no guarantee that such licenses will be available based on commercially reasonable terms. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

If we are unable to obtain and maintain patent protection for our products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products could be impaired.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our development output before it is too late to obtain patent protection.

The patent position of life science companies generally is highly uncertain, involves complex legal and factual questions and has in past years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States and we may fail to seek or obtain patent protection in all major markets. For example, unlike the U.S., European patent law restricts the patentability of methods of treatment of the human body. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection, even post-grant.

Recent patent reform legislation has increased the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office (“USPTO”) recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights (whether licensed or otherwise held) or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights (whether licensed or otherwise held), allow third parties to commercialize our products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications (whether licensed or otherwise held) is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Even if our patent applications (whether licensed or otherwise held) result in the issuance of patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our licensed or owned patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our products. Given the amount of time required for the development, testing and regulatory review of new life science product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property rights portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our intellectual property rights, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our intellectual property. To counter infringement or unauthorized use, we may be required to sue a third party, or otherwise make a claim, alleging infringement or other violation of patents, trademarks, trade dress, copyrights, trade secrets, domain names or other intellectual property rights that we either own or license from a third party. If we do not prevail in enforcing our intellectual property rights in this type of litigation, we may be subject to:

●	paying monetary damages related to the legal expenses of the third party;

●	facing additional competition that may have a significant adverse effect on our product pricing, market share, business operations, financial condition, and the commercial viability of our product; and

●	restructuring our Company or delaying or terminating select business opportunities, including, but not limited to, research and development, clinical trial, and commercialization activities, due to a potential deterioration of our financial condition or market competitiveness.

Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property or that our intellectual property is invalid or unenforceable. The result of these challenges may narrow the scope or claims of or invalidate or found unenforceable patents that are integral to our product or product candidate. In addition, in a patent infringement proceeding, a court may decide that a licensed or owned patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover that technology. Moreover, lawsuits to protect or enforce our intellectual property rights could be expensive, time-consuming and ultimately unsuccessful.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain.

Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the life sciences industry. We cannot guarantee that our product candidates will not infringe third-party patents or other proprietary rights. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including inter partes review, interference, or derivation proceedings before the USPTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our own patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees and annuities on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter our markets, which could have a material adverse effect on our business.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

We may retain employees and contractors that were previously employed at universities or other companies, including potential competitors. Although we will try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims, and any such litigation could have an unfavorable outcome.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and adverse results, and be a distraction to management.

If we fail to comply with our obligations in the agreements under which we may license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose rights that are important to our business.

We have licensed and may be required to enter into intellectual property license agreements that are important to our business. These license agreements may impose various diligence, milestone payment, royalty and other obligations on us. For example, we may enter into exclusive license agreements with various universities and research institutions, we may be required to use commercially reasonable efforts to engage in various development and commercialization activities with respect to licensed products, and may need to satisfy specified milestone and royalty payment obligations. If we fail to comply with any obligations under our agreements with any of these licensors, we may be subject to termination of the license agreement in whole or in part, increased financial obligations to our licensors or loss of exclusivity in a particular field or territory, in which case our ability to develop or commercialize products covered by the license agreement will be impaired.

In addition, disputes may arise regarding intellectual property subject to a license agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	the extent to which our processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	our diligence obligations under the license agreement and what activities satisfy those obligations;

●	if a third-party expresses interest in an area under a license that we are not pursuing, under the terms of certain of our license agreements, we may be required to sublicense rights in that area to a third party, and that sublicense could harm our business; and

●	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us.

Disputes over intellectual property that we have licensed may prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, and we may be unable to successfully develop and commercialize our product candidate.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of our common stock. Such litigation or proceedings could increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

We may spend considerable resources developing and maintaining patents, licensing agreements and other intellectual property that may later be abandoned or may otherwise never result in products brought to market.

Not all technologies and candidate products that initially show potential as the basis for future products will ultimately meet the rigors of our development process and as a result may be abandoned and/or never otherwise result in products brought to market. In some cases, prior to abandonment we may be required to incur significant costs developing and maintaining intellectual property and/or maintaining license agreements and our business could be harmed by such costs.

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our technology and product could be significantly diminished.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. For example, the FDA, as part of its transparency initiative, is currently considering whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future, if at all. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We rely on information technology, and if we are unable to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, our operations could be disrupted, and our business could be negatively affected.

We rely on information technology networks and systems to process, transmit and store electronic and financial information; to coordinate our business; and to communicate within our Company and with customers, suppliers, partners and other third-parties. These information technology systems may be susceptible to damage, disruptions or shutdowns, hardware or software failures, power outages, computer viruses, cyber-attacks, telecommunication failures, user errors or catastrophic events. If our information technology systems suffer severe damage, disruption or shutdown, and our business continuity plans do not effectively resolve the issues in a timely manner, our operations could be disrupted, and our business could be negatively affected. In addition, cyber-attacks could lead to potential unauthorized access and disclosure of confidential information, and data loss and corruption. There is no assurance that we will not experience these service interruptions or cyber-attacks in the future.

Other Risks Related to Our Business

We may not be successful in hiring and retaining key employees, including executive officers.

Our success materially depends upon the expertise, experience and continued service of our management and other key personnel, including, but not limited to, Eric Weisblum, our Chief Executive Officer. If we lose the services of Mr. Weisblum or any of other member of management, our business would be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. There can be no assurance that these professionals will be available in the market, or that we will be able to retain existing professionals or to meet or to continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and work force could adversely affect our ability to operate, grow and manage our business.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Risks Relating to Our Securities

Our Certificate of Incorporation grants our board of directors, without any action or approval by our stockholders, the power to designate and issue preferred stock with rights, preferences and privileges that may be adverse to the rights of the holders of our common stock.

The total number of preferred stock that we are authorized to issue is 5,000,000 shares of which 1,000,000 shares have been  designated as Series A Preferred Stock, none of which are issued and outstanding as of August 23, 2022, 2,000 shares have been designated as Series B Preferred Stock, none of which are issued and outstanding as of August 23, 2022 and 4,280 shares have been designated as Series C Preferred Stock, of which no shares are issued and outstanding as of August 23, 2022. Pursuant to authority granted by our Certificate of Incorporation, our board of directors, without any action or approval by our stockholders, may issue preferred stock in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the holders of shares of our common stock. The designation and issuance of shares of capital stock having preferential rights could materially adversely affect the rights of the holders of our common stock. In addition, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have never paid cash dividends and have no plans to pay cash dividends in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our capital stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive and diverts management’s attention from our core business, which could adversely affect our business, results of operations, and financial condition.

As a publicly reporting company, we are faced with expensive, complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act, and, following this offering, Nasdaq rules. As a result of the complexity involved in complying with the applicable rules and regulations, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations and financial condition. We may need to hire more personnel in the future or engage outside consultants, which will increase our operating expenses, to assist us in complying with these requirements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed.

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth herein and in our other reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, and unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may have a material adverse effect the market price of our common stock.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation among other potential problems.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, as December 31, 2021 as a result of the following: (i) we lacked segregation of duties within accounting functions duties and lacked monitoring control as a result of our limited financial resources to support hiring of personnel; and (ii) we not have not implemented adequate system and manual controls. While management intends to remediate the material weakness, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

Risks Related to this Offering

The Company will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.

The Company’s management will have broad discretion in the application of the net proceeds of this offering, including using the proceeds to conduct operations, expand the Company’s business lines and for general working capital. The Company may also use the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment; however, we seek opportunities and transactions that management believes will be advantageous to the Company and its operations or prospects. We cannot specify with certainty the actual uses of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. We may invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

There is no guarantee that we will successfully have our common stock listed on the Nasdaq Capital Market. Even if our common stock is accepted for listing on the Nasdaq Capital Market, upon our satisfaction of the exchange’s initial listing criteria, the exchange may subsequently delist our common stock if we fail to comply with ongoing listing standards.

In the event we are able to list our common stock on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria, the exchange will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our common stock. If we fail to meet these continued listing requirements, our common stock may be subject to delisting. If our common stock are delisted and we are not able to list such common stock or warrants on another national securities exchange, we expect our securities would be quoted on an over-the-counter market; However, if this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. In addition, in the event of such delisting, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. Even if our common stock is listed on the Nasdaq Capital Market, there can be no assurance that an active trading market for our common stock will develop or be sustained after our initial listing.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase shares of common stock in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid less than the assumed public offering price when they acquired their shares of common stock. Based upon the issuance and sale of 766,872 shares of common stock by us in this offering at an assumed public offering price of $6.52 per share, you will incur immediate dilution of $2.16 in the net tangible book value per share of common stock. If the underwriters exercise their over-allotment option, or if outstanding options to purchase our common shares are exercised, investors will experience additional dilution. For more information, see “Dilution.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

Assuming the sale of all of the 766,872 shares of common stock in this offering at an assumed offering price of $6.52 per share, the Company estimates that the net proceeds from the sale of shares it is offering will be approximately $4.15 million. If the underwriters fully exercise the over-allotment option, the net proceeds will be approximately $4.83 million. “Net proceeds” is what the Company expects to receive after deducting the underwriting discount and commission and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from this offering for product development, marketing and working capital and general corporate purposes.

The Company may also use a portion of the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. The Company has no commitments with respect to any acquisition or investment and is not currently involved in any negotiations with respect to any such transactions.

As of the date of this prospectus, the Company cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of its actual expenditures will depend on numerous factors, including the status of its product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by its operations and competition. Accordingly, the Company’s management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

DIVIDEND POLICY

The Company has not declared nor paid any cash dividend on its common stock, and it currently intends to retain future earnings, if any, to finance the expansion of its business, and the Company does not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on its common stock will be made by its board of directors, in their discretion, and will depend on the Company’s financial condition, results of operations, capital requirements and other factors that its board of directors considers significant.

CAPITALIZATION

The following table sets forth the Company’s cash and capitalization as of June 30, 2022 on:

●	an actual basis;

●

on a pro forma basis to give effect to the sale and issuance by the Company of 766,872 shares of common stock being sold in this offering at an assumed public offering price of $6.52 per share, resulting in net proceeds to the Company of approximately $4.15 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The information in this table is unaudited and is illustrative only and the Company’s capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

	June 30, 2022	Net Proceeds	Adjusted
	(Unaudited)

Cash	$8,734,434	$4,146,130	$12,880,564

Stockholders’ Equity
Common stock par value $0.0001: 500,000,000 shares authorized; 1,987,906 shares issued and outstanding as of June 30, 2022	199	77	276
Additional paid in capital	12,398,889	4,146,053	16,544,942
Accumulated deficit	(4,525,051)	-	(4,525,051)
Total Stockholders’ Equity	7,874,037	4,146,130	12,020,167
Total Liabilities and Stockholders’ Equity	9,044,715	4,146,130	13,190,845

Each $1.00 increase (decrease) in the assumed public offering price of $6.52 per share would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $706,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us at the assumed public offering price of $6.52 per share would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $600,000.

The number of shares of common stock outstanding is based on 1,987,906 shares of common stock issued and outstanding as of June 30, 2022, and excludes the following:

●	347,080 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $15.50 per share; and

●	28,850 shares of common stock issuable upon exercise of options.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for-fifty reverse stock split of our common stock effected immediately prior to the consummation of this offering;

●	no exercise of the outstanding options or warrants described above; and

●	no exercise of the underwriters’ option to purchase up to an additional 115,030 shares of common stock to cover over-allotments, if any.

DILUTION

If you invest in the Company’s common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of its common stock and the as adjusted net tangible book value per share of its common stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets less total liabilities, divided by the number of shares of its common stock outstanding.

The historical net tangible book value (deficit) of the Company’s common stock as of June 30, 2022 was approximately $7,874,0137 or $3.96 per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of common stock outstanding. After giving effect to the Company’s sale of all of the 766,872 shares offered in this offering at an assumed public offering price of $6.52 per share after deducting estimated underwriting discounts and commissions and the Company’s estimated offering expenses, the Company’s pro forma as adjusted net tangible book value as of June 30, 2022 would have been $11,098,672 or $4.29 per share. This represents an immediate increase in net tangible book value of $0.33 per share to the Company’s existing stockholders, and an immediate dilution in net tangible book value of $2.36 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$6.52
Pro forma net tangible book value per share as of June 30, 2022	$3.96
Increase in net tangible book value per share attributable to new investors in this offering	0.40

Pro forma, as adjusted net tangible book value, after this offering		4.36

Dilution per share to new investors in this offering		$2.16

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $6.52 per share would increase (decrease) the pro forma as adjusted net tangible book value by $0.26 per share and increase (decrease) the dilution to new investors by $0.74 per share, assuming the number of shares offered by the Company, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by the Company. The Company may also increase or decrease the number of shares it is offering. An increase of 100,000 shares offered by it would increase the pro forma as adjusted net tangible book value by $0.06 per share and decrease the dilution to new investors by $0.06 per share, assuming the assumed public offering price of $6.52 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by the Company. Similarly, a decrease of 100,000 shares offered by the Company would decrease the pro forma as adjusted net tangible book value by $0.06 per share and increase the dilution to new investors by $0.06 per share, assuming the assumed public offering price of $6.52 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by the Company.

If the underwriters’ over-allotment option to purchase additional shares from the Company is exercised in full, and based on the assumed public offering price of $6.52 per share, the pro forma as adjusted net tangible book value per share after this offering would be $4.43 per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $0.47 per share and the dilution to new investors purchasing shares in this offering would be $2.09 per share.

The number of shares of common stock outstanding is based on 1,987,906 shares of common stock issued and outstanding as of June 30, 2022, and excludes the following:

●	347,080 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $15.50 per share; and

●	28,850 shares of common stock issuable upon exercise of options.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for-fifty reverse stock split of our common stock effected immediately prior to the consummation of this offering;

●	no exercise of the outstanding options or warrants described above; and

●	no exercise of the underwriters’ option to purchase up to an additional 115,030 shares of common stock to cover over-allotments, if any.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

We are a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research. We are committed to developing innovative solutions to address a variety of underserved conditions. In these uncertain times, the mental health of the nation and beyond is being put to the test. More than ever, creative new therapies are needed to address the health challenges of today. Combining our resources with world-class medical research partners, we hope to make significant advances in the medical and psychedelic space.

Rare Disease Therapeutics

We seek to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. We are focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, post-traumatic stress disorder (“PTSD”), Parkinson’s, and other rare neurological disorders. Our mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the health care industry.

Psilocybin is considered a serotonergic hallucinogen and is an active ingredient in some species of mushrooms. Recent industry studies using psychedelics, such as psilocybin, have been promising, and we believe there is a large unmet need with many people suffering from depression, mental health issues and neurological disorders. While classified as a Schedule I substance under the Controlled Substances Act (“CSA”), there is an accumulating body of evidence that psilocybin may have beneficial effects on depression and other mental health conditions. Therefore, the U.S. Food and Drug Administration (“FDA”) and U.S. Drug Enforcement Agency (“DEA”) have permitted the use of psilocybin in clinical studies for the treatment of a range of psychiatric conditions.

The potential of psilocybin therapy in mental health conditions has been demonstrated in a number of academic-sponsored studies over the last decade. In these early studies, it was observed that psilocybin therapy provided rapid reductions in depression symptoms after a single high dose, with antidepressant effects lasting for up to at least six months for a number of patients. These studies assessed symptoms related to depression and anxiety through a number of widely used and validated scales. The data generated by these studies suggest that psilocybin is generally well-tolerated and has the potential to treat depression when administered with psychological support.

We have engaged in discussions with a number of world-renowned educational institutions and advisors regarding potential opportunities and have formed a scientific advisory board that is intended to help advise management regarding potential acquisition and development of products.

In addition, as more fully described below, we have entered into a license agreement with the University of Baltimore, Maryland, and have entered into a joint venture with Zylo Therapeutics, Inc., with respect to certain intellectual property and technology that may be used for targeted delivery of potential novel treatments. In addition, we have recently entered into a sponsored research agreement with Columbia University pursuant to which we have been granted an option to license certain patents and inventions relating to the treatment of Alzheimer’s disease and stress-induced affective disorders using Ketamine in combination with certain other compounds.

We plan to actively pursue the acquisition and/or development of intellectual property or technology rights to treat rare diseases, and to ultimately expand our business to focus on this new line of business.

License Agreements between the Company and a Vendor

Vendor License Agreement with the University of Baltimore, Maryland for CNS Homing Peptide

On February 12, 2021, we entered into a Master License Agreement (the “UMB License Agreement”) with the University of Maryland, Baltimore (“UMB”) pursuant to which UMB granted us an exclusive, worldwide, sublicensable, royalty-bearing license to certain intellectual property (i) to make, have made, use, sell, offer to sell, and import certain licensed products and (ii) to use the invention titled, “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” (the “Invention”) and UMB’s confidential information to develop and perform certain licensed processes for the therapeutic treatment of neuroinflammatory disease. The term of the License Agreement shall commence on the UMB Effective Date and shall continue until the latest of (i) ten years from the date of First Commercial Sale (as defined in the Sublicense Agreement) of the Licensed Product in such country and (ii) the date of expiration of the last to expire claim of the Patent Rights (as defined in the UMB License Agreement) covering such Licensed Product in such country, or (iii) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, unless terminated earlier pursuant to the terms of the agreement. Pursuant to the UMB License Agreement, we agreed to pay UMB (i) a license fee of $75,000, (ii) certain event-based milestone payments, (iii) royalty payments, depending on net revenues, (iv) minimum royalty payments, and (v) a tiered percentage of sublicense income. The UMB License Agreement will remain in effect until the later of: (a) the last patent covered under the UMB License Agreement expires, (b) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, or (c) ten years after the first commercial sale of a licensed product in that country, unless earlier terminated in accordance with the provisions of the UMB License Agreement. The term of the UMB License Agreement shall expire 15 year after the effective date in which (a) there were never any patent rights, (b) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity or (c) there was never a first commercial sale of a licensed product. On January 28, 2022, the Company and University of Maryland, Baltimore (“UMB”) entered into a second amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Second Amendment”). The Second Amendment to extend the term of the original license agreement until December 31, 2022. However, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first.

As described below, the Company has entered into an investigator sponsored research agreement with UMB related to a clinical study to examine a novel peptide-guided drug delivery approach for the treatment of Multiple Sclerosis.

Commercial Evaluation License and Option Agreement with UMB for Joint Homing Peptide

Effective as of February 26, 2021, the Company, through its wholly-subsidiary, Silo Pharma, Inc., and University of Maryland, Baltimore (“UMB”), entered into a commercial evaluation license and option agreement (“License Agreement”), which granted the Company an exclusive, non-sublicensable, non-transferable license to with respect to the exploration of the potential use of joint-homing peptides for use in the investigation and treatment of arthritogenic processes. The License Agreement also granted the Company an exclusive option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license (“Exclusive Option”) to with respect to the subject technology. The License Agreement had a term of six months from the effective date. Both parties could have terminated the License Agreement within thirty days by giving a written notice.

On July 6, 2021, the Company entered into a First Amendment Agreement (“Amended License Agreement”) with UMB to extend the term of the original License Agreement by an additional six months such that the Amended License Agreement was effective until February 25, 2022 however, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first. The Company paid a license fee of $10,000 to UMB in March 2021 pursuant to the License Agreement, which was expensed, since the Company could not conclude that such costs would be recoverable for this early-stage venture.

On January 28, 2022, the Company and University of Maryland, Baltimore (“UMB”) entered into a second amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Second Amendment”). The Second Amendment to extend the term of the original license agreement until December 31, 2022. However, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first.

On June 30, 2022, the Parties entered into a third amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Third Amendment”). The Third Amendment expands the scope of the license granted in the License Agreement to add additional patent rights with respect to an invention generally known as Peptide-Targeted Liposomal Delivery for Treatment Diagnosis, and Imaging of Diseases and Disorders. In consideration of the licenses granted under this Third Amendment, Company agreed to pay a one-time, non-refundable fee of $2,500 which was recorded as research and development expense in the condensed consolidated statement of operations.

Joint Venture Agreement with Zylö Therapeutics, Inc. for Z-pod™ Technology

On April 22, 2021, the Company entered into a Joint Venture Agreement with Zylö Therapeutics, Inc. (“ZTI”) pursuant to which the parties agreed to form a joint venture entity, to be named Ketamine Joint Venture, LLC, to, among other things, focus on the clinical development of ketamine using ZTI’s Z-pod™ technology. Pursuant to the Joint Venture Agreement, the Company shall act as the manager of the Joint Venture. The Venture shall terminate if the development program does not meet certain specifications and milestones as set forth in the Joint Venture Agreement within 30 days of the date set forth in the Joint Venture Agreement. Notwithstanding the foregoing, the Manager may, in its sole discretion, terminate the Venture at any time. As of the current date of this registration statement, the joint venture entity has not been formed yet.

Pursuant to the terms of the Joint Venture Agreement, (A) the Company shall contribute (1) $225,000 and (2) its expertise and the expertise of its science advisory board and (B) ZTI shall contribute (1) certain rights to certain of its patented technology as set forth in the JV Agreement, (2) a license to the know-how and trade secrets with respect to its Z-pod™ technology for the loading and release of ketamine, (3) ketamine to be used for clinical purposes, (4) reasonable use of its facilities and permits and (5) its expertise and know-how. Pursuant to the Joint Venture Agreement, 51% of the interest in the Joint Venture shall initially be owned by the Company and 49% of the interest in the Joint Venture shall initially be owned by ZTI, subject to adjustment in the event of additional contributions by either party. Notwithstanding the foregoing, in no event shall either party own more than 60% of the interest in the Joint Venture.

Furthermore, pursuant to the terms of the JV Agreement, ZTI shall grant the Joint Venture a sublicense pursuant to its license agreement (the “License Agreement”) with Albert Einstein College of Medicine dated November 27, 2017, in the event that the Company or a third party makes a request indicating that the patented technology (the “Patented Technology”) licensed to ZTI pursuant to the License Agreement is needed to advance the development of the Joint Venture or it is contemplated or determined that the Patented Technology will be sold. Furthermore, pursuant to the JV Agreement, ZTI granted the Company an exclusive option to enter into a separate joint venture for the clinical development of psilocybin using ZTI’s Z-pod™ technology on the same terms and conditions set forth in the JV Agreement, which option shall expire 24 months after the JV Effective Date. As of the current date of this registration statement, the joint venture entity has not yet been formed.

Investigator-Sponsored Study Agreements between the Company and Vendors

Sponsored Research Agreement with Columbia University for the Study of Ketamine in Combination with Other Drugs for Treatment of Alzheimer’s and Depression Disorders

On October 1, 2021, the Company entered into a sponsored research agreement with The Trustees of Columbia University in the City of New York (“Columbia”) pursuant to which Columbia shall conduct two different studies related to all uses of Ketamine or its metabolites in combination with Prucalopride, one of which is related to Alzheimer’s and the other of which is related to Depression, PTSD and Stress Projects.

In addition, Company has been granted an option to license certain assets currently under development, including Alzheimer’s disease. The term of the option will commence on the effective date of this agreement and will expire upon the earlier of (i) 90 days after the date of the Company’s receipt of a final research report for each specific research proposal as defined in the agreement or (ii) termination of the research. If the Company elects to exercise the option, both parties will commence negotiation of a license agreement and will execute a license agreement no later than 3 months after the dated of the exercise of the option. Columbia University and the Company will work towards developing a therapeutic treatment for patients suffering from Alzheimer’s disease to posttraumatic stress disorder. During a one-year period from the date of this agreement, the Company shall pay a total of $1,436,082 to Columbia University for the support of the research according to the payment schedule as follows: (i) 30% at signing, (ii) 30% at four and half months after the start of the project, (iii) 30% at nine months after the start of the project and, (iv)10% at completion of the project. The Company paid the first payment of $430,825 in November 2021.

Sponsored Research Agreement with University of Maryland, Baltimore for the Study of Targeted liposomal drug delivery for rheumatoid arthritis

On July 6, 2021, we entered into a sponsored research agreement (the “July 2021 Sponsored Research Agreement”) with UMB pursuant to which UMB shall evaluate the pharmacokinetics of dexamethasone delivered to arthritic rats via liposome.  The research pursuant to the July 2021 Sponsored Research Agreement commenced on September 1, 2021 and will continue until the substantial completion thereof, subject to renewal upon written consent of the parties with a project timeline of twelve months. The July 2021 Sponsored Research Agreement may be terminated by either party upon 30 days’ prior written notice to the other party. In addition, if either party commits any material breach of or defaults with respect to any terms or conditions of the July 2021 Sponsored Research Agreement and fails to remedy such default or breach within 10 business days after written notice from the other party, the party giving notice may terminate the July 2021 Sponsored Research Agreement as of the date of receipt of such notice by the other party. If the Company terminates the July 2021 Sponsored Research Agreement for any reason other than an uncured material breach by UMB, we shall relinquish any and all rights it may have in the Results (as defined in the July 2021 Sponsored Research Agreement) to UMB. In addition, if the July 2021 Sponsored Research Agreement is terminated early, we, among other things, will pay all costs incurred and accrued by UMB as of the date of termination. Pursuant to the terms of the July 2021 Sponsored Research Agreement, UMB granted us an option (the “Option”) to negotiate and obtain an exclusive license to any UMB Arising IP (as defined in the July 2021 Sponsored Research Agreement) and UMB’s rights in any Joint Arising IP (as defined in the July 2021 Sponsored Research Agreement) (collectively, the “UMB IP”). We may exercise the Option by giving UMB written notice within 60 days after it receives notice from UMB of the UMB IP. We shall pay total fees of $276,285 as set forth in the July 2021 Sponsored Research Agreement. The Company paid the first payment of $92,095 on September 1, 2021 and partial of the second payment of $50,000 on February 1, 2022.

On June 7, 2022, the Company and UMB amended the July 2021 Sponsored Research Agreement whereby both parties agreed to make changes to the original project work and budget.

Sponsored Research Agreement with The Regents of the University of California for the Effect of Psilocybin on Inflammation in the Blood

On June 1, 2021, the Company entered into a sponsored research agreement with The Regents of the University of California, on behalf of its San Francisco Campus (“UCSF”) pursuant to which UCSF shall conduct a study to examine psilocybin’s effect on inflammatory activity in humans to accelerate its implementation as a potential treatment for Parkinson’s Disease, chronic pain, and bipolar disorder. The purpose of this is to show what effect psilocybin has on inflammation in the blood. The Company believe that this study will help support the UMB homing peptide study. Pursuant to the Agreement, we shall pay UCSF a total fee of $342,850 to conduct the research over the two-year period. The Agreement shall be effective for a period of two years from the effective date, subject to renewal or earlier termination as set forth in the Sponsored Research Agreement. The Company paid the first payment of $40,000 pursuant to the payment schedule on the Sponsored Research Agreement on June 15, 2021, second payment of $40,000 on September 9, 2021 and $20,570 on November 18, 2021 and third payment of $60,570 on March 1, 2022.

Investigator-Sponsored Study Agreement with UMB for CNS Homing Peptide

On January 5, 2021, we entered into an investigator-sponsored study agreement with UMB. The research project is a clinical study to examine a novel peptide-guided drug delivery approach for the treatment of Multiple Sclerosis (“MS”). More specifically, the study is designed to evaluate (1) whether MS-1-displaying liposomes can effectively deliver dexamethasone to the central nervous system and (2) whether MS-1-displaying liposomes are superior to plain liposomes, also known as free drug, in inhibiting the relapses and progression of Experimental Autoimmune Encephalomyelitis. Pursuant to the agreement, the research commenced on March 1, 2021 and will continue until substantial completion, subject to renewal upon mutual written consent of the parties. The total cost under the S investigator-sponsored study agreement shall not exceed $81,474, which is payable in two equal installments of $40,737 upon execution of the Sponsored Study Agreement and $40,737 upon completion of the project with an estimated project timeline of nine months. The Company paid $40,737 on January 13, 2021. Currently, the project has not been completed due to the delays cause by the Covid-19 pandemic.

Investigator-Sponsored Study Agreement with Maastricht University of the Netherlands

On November 1, 2020, we entered into an investigator-sponsored study agreement with Maastricht University of the Netherlands. The research project is a clinical study to examine the effects of repeated low doses of psilocybin and lysergic acid diethylamide on cognitive and emotional dysfunctions in Parkinson’s disease and to understand its mechanism of action. The agreement shall terminate on October 31, 2024, unless earlier terminated pursuant to the terms thereof. We shall pay a total fee of 433,885 Euros ($507,602 USD) exclusive of value added tax based on a payment schedule set forth in the agreement. In December 2020, the Company paid the first payment of $101,520. In September 2021, we notified Maastricht University of Netherlands for an early termination of this agreement. Maastricht University of Netherlands has not reached the second phase which is to obtain approval from ethical committee. We have no further obligation after the termination.

Other License Agreements between the Company and a Customer

Customer Patent License Agreement with AIkido Pharma Inc.

On January 5, 2021, we entered into a Patent License Agreement (the “AIkido License Agreement”) with our wholly-owned subsidiary, Silo Pharma, Inc., and AIkido Pharma Inc. (“AIkido”) pursuant to which we granted AIkido an exclusive, worldwide, sublicensable, royalty-bearing license to certain intellectual property (i) to make, have made, use, provide, import, export, lease, distribute, sell, offer for sale, develop and advertise certain licensed products and (ii) to develop and perform certain licensed processes for the treatment of cancer and symptoms caused by cancer. The AIkido License Agreement relates to the rights which we had obtained under the UMB Option Agreement. Pursuant to the AIkido License Agreement, we agreed that if we exercised the UMB Option, we would grant AIkido a non-exclusive sublicense to certain UMB patent rights in the field of neuroinflammatory diseases occurring in patients diagnosed with cancer. The UMB Option was exercised on January 13, 2021. Accordingly, on April 6, 2021, we entered into a sublicense agreement with AIkido pursuant to which we granted AIkido a worldwide exclusive sublicense to our licensed patents under the UMB License Agreement. (See “Sublicense with AIkido Pharma Inc.”).

Customer Sublicense Agreement with AIkido Pharma Inc.

On April 6, 2021 (“Effective Date”), we entered into a sublicense agreement (the “Sublicense Agreement”) with AIkido pursuant to which we granted AIkido an exclusive worldwide sublicense to (i) make, have made, use, sell, offer to sell and import the Licensed Products (as defined below) and (ii) in connection therewith to (A) use the Invention that was sublicensed to us pursuant to the UMB License Agreement and (B) practice certain patent rights as set forth in the Sublicense Agreement (the “Patent Rights”) for the therapeutic treatment of neuroinflammatory disease in cancer patients. “Licensed Products” means any product, service, or process, the development, making, use, offer for sale, sale, importation, or providing of which: (i) is covered by one or more claims of the Patent Rights; or (ii) contains, comprises, utilizes, incorporates, or is derived from the Invention or any technology disclosed in the Patent Rights. Pursuant to the Sublicense Agreement, AIkido shall agree to pay the Company (i) an upfront license fee of $50,000, (ii) the same sales-based royalty payments that we are subject to under the UMB License Agreement and (iii) total milestone payments of up to $1.9 million. The Sublicense Agreement shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) the date of expiration of the last to expire claim of the Patent Rights covering such Licensed Product in such country, (ii) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity, if applicable and (iii) 10 years after the first commercial sale of a Licensed Product in that country, unless terminated earlier pursuant to the terms of the Sublicense Agreement. Furthermore, the Sublicense Agreement shall expire 15 years after the Effective Date with respect to any country in which (i) there were never any Patent Rights, (ii) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity with respect to a Licensed Product and (ii) there was never a commercial sale of a Licensed Product, unless such agreement is earlier terminated pursuant to its terms. The Company collected the upfront license fee of $50,000 in April 2021.

COVID-19

The outbreak of the novel Coronavirus (COVID-19) evolved into a global pandemic. The Coronavirus has spread to many regions of the world. The extent to which the Coronavirus impacts the Company’s business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning the Coronavirus and the actions to contain the Coronavirus or treat its impact, among others.

As a result of the continuing spread of the Coronavirus, certain aspects of the Company’s business operations may be delayed or subject to interruptions. Specifically, as a result of the shelter-in-place orders and other mandated local travel restrictions, among other things, the research and development activities of certain of the Company’s partners may be affected, which may result in delays to the Company’s clinical trials, and the Company can provide no assurance as to when such trials, if delayed, will resume at this time or the revised timeline to complete trials once resumed.

Furthermore, site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring and data analysis may be delayed due to changes in hospital or university policies, federal, state or local regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. If the Coronavirus continues to spread, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and the Company may be unable to conduct its clinical trials.

Infections and deaths related to the pandemic may disrupt the United States’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay U.S. Food and Drug Administration review and/or approval with respect to the Company’s clinical trials. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of the Company’s clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of the Company’s product candidates.

The spread of the Coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on the Company’s business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets, which may negatively impact the Company’s ability to access capital on favorable terms, if at all. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the Coronavirus could materially and adversely affect the Company’s business and the value of its common stock.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. The Company does not yet know the full extent of potential delays or impacts on its business, its clinical trials, its research programs, healthcare systems or the global economy as a whole. However, these effects could have a material impact on the Company’s operations, and the Company will continue to monitor the situation closely.

Equity Investments

At June 30, 2022 and December 31, 2021, equity investments, at fair value of $113,012 and $419,995, respectively, comprised mainly of marketable common stock are recorded at fair value.

Results of Operations

Comparison of Our Results of Operations for the Three and Six Months Ended June 30, 2022 and 2021

The following table summarizes the results of operations for the three and six months ended June 30, 2022 and 2021 based primarily on the comparative condensed consolidated financial statements, footnotes and related information for the periods identified, and should be read in conjunction with our condensed consolidated financial statements and the notes to those statements that are included elsewhere in this report.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Revenues	$18,025	$18,026	$36,051	$35,213
Cost of sales	1,459	1,460	2,919	2,085
Gross profit	16,566	16,566	33,132	33,128
Operating expenses	(510,851)	(453,415)	(1,054,676)	(1,371,113)
Operating loss from continuing operations	(494,285)	(436,849)	(1,021,544)	(1,337,985)
Other income (expense), net	(164,117)	48,042	(239,767)	85,443
Loss from discontinued operations, net of tax	—	(73,183)	(1,163)	(140,150)
Net loss	$(658,402)	$(461,990)	$(1,262,474)	$(1,392,692)

Revenues

During the three months ended June 30, 2022 and 2021, revenues consisted of revenues on licensing fees related to our biopharmaceutical operation of $18,025 and $18,026, respectively. Such revenues are primarily related to the Aikido License and Sublicense Agreement.

During the six months ended June 30, 2022 and 2021, revenues consisted of revenues on licensing fees related to our biopharmaceutical operation of $36,051 and $35,313, respectively. Such revenues are primarily related to the Aikido License and Sublicense Agreement.

Cost of Revenues

During the three months ended June 30, 2022 and 2021, cost of revenues on license fees related to our biopharmaceutical operation amounted to $1,459 and $1,460, respectively. The primary components of cost of revenues on license fees include the cost of the license fees primarily related to the UMB License and Sublicense Agreement.

During the six months ended June 30, 2022 and 2021, cost of revenues on license fees related to our biopharmaceutical operation amounted to $2,919 and $2,085, respectively. The primary components of cost of revenues on license fees include the cost of the license fees primarily related to the UMB License and Sublicense Agreement.

Operating Expenses

During the three and six months ended June 30, 2022 and 2021, total operating expenses consisted of the following:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Compensation expense	$100,212	$54,942	$227,393	$164,234
Professional fees	248,179	270,906	444,427	942,475
Research and development	105,676	98,846	275,955	147,448
Insurance expense	30,866	29,015	64,158	50,721
Bad debt recovery	—	(46,000)	(20,000)	(53,500)
Selling, general and administrative expenses	25,918	45,706	62,743	116,735
Total operating expenses	$510,851	$453,415	$1,054,676	$1,371,113

●	Compensation Expense:

During the three months ended June 30, 2022 and 2021, compensation expense were $100,212 and $54,942, respectively, an increase of $45,270 or 82%. This increase resulted from an increase in stock-based compensation of $29,236, an increase in BOD fees of $11,000, an increase payroll expense of $5,400 offset by a decrease in other payroll related expenses of $366.

During the six months ended June 30, 2022 and 2021, compensation expense were $227,393 and $164,234, respectively, an increase of $63,159 or 36%. This increase resulted from an increase in stock-based compensation of $74,245, an increase in BOD fees of $22,000, an increase payroll expense of $15,400 and an increase in other payroll related expenses of $10,014 offset by a decrease in bonus of $61,500.

●	Professional Fees:

During the three months ended June 30, 2022 and 2021, professional fees were $248,179 and $270,906, respectively, a decrease of $22,727 or 8%. The decrease was attributable to a decrease in stock-based consulting fees of $6,748 related to the issuance of shares to consultants, a decrease in consulting fees of $67,781 and a decrease in accounting fees of $7,345 offset by an increase in investor relation fees of $36,443 and increase of legal fees of $22,704.

During the six months ended June 30, 2022 and 2021, professional fees were $444,427 and $942,475, respectively, a decrease of $498,048 or 53%. The decrease was attributable to a decrease in stock-based consulting fees of $107,970 related to the issuance of shares to consultants, a decrease in consulting fees of $181,865, a decrease in investor relation fees of $104,496 and a decrease of legal fees of $104,922 offset by increase in accounting fees of $1,205.

●	Research and Development:

During the three months ended June 30, 2022 and 2021, research and development were $105,676 and $98,846, respectively, an increase of $6,830 or 7%. The increase was primarily attributable to research and development costs in connection with the investigator-sponsored study agreement with University of Columbia, UCSF and UMB.

During the six months ended June 30, 2022 and 2021, research and development were $275,955 and $147,448, respectively, an increase of $128,507 or 82%. The increase was primarily attributable to research and development costs in connection with the investigator-sponsored study agreement with University of Columbia, UCSF and UMB.

●	Insurance Expense:

During the three months ended June 30, 2022 and 2021, insurance expense were $30,866 and $29,015, respectively, an increase of $1,851 or 6%. This increase was a result of increase in the cost of renewal of D&O insurance policy.

During the six months ended June 30, 2022 and 2021, insurance expense were $64,158 and $50,721, respectively, an increase of $13,437 or 27%. This increase was a result of increase in the cost of renewal of D&O insurance policy.

●	Bad Debt Recovery:

During the three months ended June 30, 2022 and 2021, bad debt recovery were $0 and $46,000, respectively, a decrease of $46,000 or 100%. We recorded bad debt recovery from the collection of a previously written off note receivable deemed uncollectible.

During the six months ended June 30, 2022 and 2021, bad debt recovery were $20,000 and $53,500, respectively, a decrease of $33,500 or 63%. We recorded bad debt recovery from the collection of a previously written off note receivable deemed uncollectible.

●	Selling, General and Administrative Expenses:

Selling, general and administrative expenses consist of advertising and promotion, patent related expenses, transfer agent fees, custodian fees, bank service charges, travel, and other fees and expenses.

During the three months ended June 30, 2022 and 2021, selling, general and administrative expenses were $25,918 and $45,706, respectively, a decrease of $19,788 or 43%. The decrease was primarily attributable to a decrease in filing fees of $10,644, a decrease in transfer agent fees of $10,471, offset by an increase in other administrative expenses of $1,347

During the six months ended June 30, 2022 and 2021, selling, general and administrative expenses were $62,743 and $116,735, respectively, a decrease of $53,992 or 46%. The decrease was primarily attributable to a decrease in filing fees of $22,840, a decrease in patent expense of $17,230 and a decrease in proxy meeting expense of $19,863, offset by an increase in insurance expense of $13,437 and an increase in other administrative expenses of $7,496. .

Operating Loss from Continuing Operations

During the three months ended June 30, 2022 and 2021, operating loss from continuing operations amounted to $494,285 and $436,849, respectively, an increase of $57,436 or 13%. The increase was primarily a result of the changes in operating expenses discussed above.

During the six months ended June 30, 2022 and 2021, operating loss from continuing operations amounted to $1,021,544 and $1,337,985, respectively, a decrease of $316,441 or 24%. The increase was primarily a result of the changes in operating expenses discussed above.

Other Income (Expenses), net

During the three months ended June 30, 2022 and 2021, other (expense), net amounted to $(164,117) and other income, net amounted to $48,042, respectively, an increase in other (expense), net of $(212,159) or 442%. The increase in other (expense), net was primarily due to an increase in net unrealized (loss) on equity investment of $(89,511), an increase in net realized (loss) on equity investment of $(104,700) from the sale of equity investment, increase in net interest income of $1,417 resulting from the interest on note receivable, an increase in other expense of $(283) offset by a decrease in gain on forgiveness of PPP notes payable from 2021.

During the six months ended June 30, 2022 and 2021, other (expense), net amounted to $(239,767) and other income, net amounted to $85,443, respectively, an increase in other (expense), net of $(352,210) or 381%. The increase in other (expense), net was primarily due to an increase in net unrealized (loss) on equity investment of $(290,059), an increase in net realized (loss) on equity investment of $(104,700) from the sale of equity investment, increase in net interest income of $3,181 resulting from the interest on note receivable and an increase in other expense of $(283) and an increase in other income of $85,733 resulting from the grant date fair value of Home Bistro, Inc common stock received in exchange for entering into a lock up agreement with Home Bistro, Inc and a decrease in gain on forgiveness of PPP notes payable from 2021.

Loss from Discontinued Operations

During the three months ended June 30, 2022 and 2021, loss from discontinued operations amounted to $0 and $73,183, respectively, a decrease of $73,183 or 100%. The decrease was primarily due to a sale of the Company’s NFID business in September 2021. (NFID was a streetwear apparel brand featuring lifestyles graphic designs that we originally acquired in 2018.)

During the six months ended June 30, 2022 and 2021, loss from discontinued operations amounted to $1,163 and $140,150, respectively, a decrease of $138,987 or 99%. The decrease was primarily due to a sale of the Company’s NFID business in September 2021.

Preferred Stock Dividend

During the three months ended June 30, 2022 and 2021, there were no deemed dividends.

During the six months ended June 30, 2022 and 2021, dividends amounted to $0 and $1,403,997 respectively, a decrease of $1,403,997 or 100%. In 2021, the Company recorded $1,403,997 of deemed dividends resulting from the beneficial conversion feature in connection with the issuance of Series C Convertible Preferred Stock.

Net Loss Available to Common Stockholders

During the three months ended June 30, 2022 and 2021, net loss available to common stockholders amounted to $658,402 or $(0.01) per common share (basic and diluted), and $461,990 or $(0.00) per common share (basic and diluted), respectively, an increase of $196,412 or 43%. The increase was primarily a result of the changes discussed above.

During the six months ended June 30, 2022 and 2021, net loss available to common stockholders amounted to $1,262,474 or $(0.00) per common share (basic and diluted), and $2,796,689 or $(0.03) per common share (basic and diluted), respectively, a decrease of $1,534,215 or 55%. The decrease was primarily a result of the changes discussed above.

Comparison of Our Results of Operations for the Years Ended December 31, 2021 and 2020

The following table summarizes the results of operations for the years ending December 31, 2021 and 2020 and were based primarily on the comparative audited financial statements, footnotes and related information for the periods identified and should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this report.

	Years Ended December 31,
	2021	2020
Revenues	$71,264	$—
Cost of sales	5,004	—
Gross profit	66,260	—
Operating expenses	2,810,603	2,201,719
Operating loss from continuing operations	(2,744,343)	(2,201,719)
Other income (expense), net	6,926,327	(464,550)
Provision for income taxes	(24,876)	—
Loss from discontinued operations, net of tax	(253,367)	(371,248)
Net income (loss)	$3,903,741	$(3,037,517)

Revenues

During the years ended December 31, 2021 and 2020, we generated minimal revenues from operations. For the year ended December 31, 2021, revenues consisted of revenues on licensing fees related to our biopharmaceutical operation of $71,264, as compared to $0 for the year ended December 31, 2020.

Cost of Revenues

During the year ended December 31, 2021, cost of revenues on license fees related to our biopharmaceutical operation amounted to $5,004, as compared to $0 for the year ended December 31, 2020. The primary components of cost of revenues on license fees include the cost of the license fees primarily related to the UMB License and Sublicense Agreement.

Operating Expenses

For the years ended December 31, 2021 and 2020, total operating expenses consisted of the following:

	For the Years Ended December 31,
	2021	2020
Compensation expense	$395,123	$755,993
Professional fees	1,598,367	1,173,717
Research and development	693,910	26,250
Insurance expense	108,750	30,191
Bad debt (recovery) expense	(148,500)	165,376
Selling, general and administrative expenses	162,953	50,192
Total	$2,810,603	$2,201,719

●	Compensation Expense:

For the years ended December 31, 2021 and 2020, compensation expense was $395,123 and $755,993, respectively, a decreased of $360,870 or 48%. This decrease was primarily attributable to a decrease in stock-based compensation related to the issuance of stock to our chief executive officer for his employment agreement of $610,476 in 2020 offset by an increase of our Chief Executive Officer’s compensation and related benefits expense of $63,605, increase in other compensation expense of $4,500 and bonuses paid to our Chief Executive Officer and directors of an aggregate amount of $181,500.

●	Professional Fees:

For the years ended December 31, 2021 and 2020, professional fees were $1,598,367 and $1,173,717, respectively, an increase of $424,650 or 36%. The increase was primarily attributable to an increase other consulting fees of $565,720, an increase in legal fees of $122,412, an increase in investor relation fees of $170,652, an increase in option fees of $10,000, and an increase in accounting fees of $46,362 offset by a decrease in auditing fees of $19,542 and a decrease in stock-based consulting fees of $470,954 related to the issuance of shares to consultants for business advisory and strategic planning services.

●	Research and Development:

For the year ended December 31, 2021 and 2020, we incurred $693,910 and $26,250, respectively, an increase of $667,660 or 2,544%. The increase was a result of increase in research and development costs in connection with the Investigator-sponsored Study Agreement with Maastricht University, UCSF, UMB and Columbia University.

●	Insurance Expense:

For the year ended December 31, 2021 and 2020, insurance expense was $108,750 and $30,191, respectively, increased by $78,559 or 260%. The increase was a result of increases in the cost of renewal of certain insurance policies.

●	Bad Debt (Recovery) Expense, net:

For the year ended December 31, 2021 and 2020, we recorded bad debt recovery (expense) of $148,500 and ($165,376). For the year ended December 31, 2021, we recorded bad debt recovery of $148,500 from the collection of a previously written off notes receivable deemed uncollectible. For the year ended December 31, 2020, the Company recorded bad debt (expense) of ($174,376) and bad debt recovery of $9,000 for a net recorded bad debt (expense) of ($165,376).

●	Selling, General and Administrative Expenses:

Selling, general and administrative expenses include advertising and promotion, patent related expenses, public company expenses, custodian fees, bank service charges, travel, and other office expenses.

For the year ended December 31, 2021 and 2020, selling, general and administrative expenses were $162,953 and $50,192, respectively, an increase of $112,761, or 225%. The increase was primarily attributed to an increase in public company expenses of $62,908, an increase in annual meeting proxy expense of $20,000, an increase in patent related expenses of $21,015 and an increase in other office expenses of $8,838.

Operating Loss from Continuing Operations

For the years ended December 31, 2021 and 2020, operating loss from continuing operations amounted to $2,744,343 and $2,201,719, respectively, an increase of $542,624 or 25%. The increase was primarily a result of the changes in operating expenses discussed above.

Other Income (Expenses), net

For the year ended December 31, 2021 and 2020, other income, net amounted to $6,926,327 and other (expenses), net amounted to ($464,550), respectively, an increase of $7,390,877 or 1,591%. The change in other income (expenses), net was primarily due to an increase in gain on forgiveness of PPP note payable of $19,082, an increase in net realized gain on equity investments of $6,660,483 resulting from sale of our equity investments and an increase in net unrealized gain of $257,782 offset by a decrease of net interest expense of $255,898 resulting from the increase in fair value of our equity investments, offset by a decrease in other income of $3,000, a decrease of foreign exchange loss of $2,950 and a decrease in loss on debt extinguishment of $197,682 incurred in 2020.

Loss from Discontinued Operations

For the year ended December 31, 2021 and 2020, loss from discontinued operations amounted to $253,367 and $371,248, respectively, a decrease of $117,881 or 32%. The decrease was primarily due to a sale of the Company’s NFID business in September 2021.

Preferred Stock Dividend

For the year ended December 31, 2021 and 2020, dividends amounted to $1,403,997 and $69,000, respectively, an increase of $1,334,997 or 1,935%.

For the year ended December 31, 2020, the Company recorded $69,000 of deemed dividends in connection with exchange agreement dated April 15, 2020 whereby shares of Series B preferred stock and accompanying warrants were converted at a rate of $0.08 instead of the original rate of $0.20 resulting in the issuance of additional shares of common stock valued at $69,000 which was recorded as deemed dividends.

For the year ended December 31, 2021, the Company recorded $1,403,997 of deemed dividends resulting from the beneficial conversion feature in connection with the issuance of these Series C Convertible Preferred Stock.

Net Income (Loss) Available to Common Stockholders

For the years ended December 31, 2021 and 2020, net income available to common stockholders amounted to $2,499,744 or $0.04 per common share (basic and diluted), and net (loss) $(3,106,517), or $(0.05) per common share (basic and diluted), respectively, a change of $5,606,261, or 180%. The increase was primarily a result of the increase in operating expenses, and offset by other income, net discussed above.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital of $8,678,540 and $8,734,434 in cash and cash equivalents as of June 30, 2022 and working capital of $9,912,281 and $9,837,001 in cash and cash equivalents as of December 31, 2021

	June 30, 2022	December 31, 2021	Working Capital Change	Percentage Change
Working capital:
Total current assets	$8,947,385	$10,402,320	$(1,454,935)	14%
Total current liabilities	(268,845)	(490,039)	221,194	45%
Working capital:	$8,678,540	$9,912,281	$(1,233,741)	12%

The decrease in working capital of $1,233,741 was primarily attributable to a decrease in current assets of $1,454,936 primarily due to decrease in cash of approximately $1,102,567, decrease in equity investments of $306,983 and a decrease in accounts payable of $262,013.

We had a working capital of $9,912,281 and $9,837,001 in cash and cash equivalents as of December 31, 2021 and working capital of $1,284,941 and $1,128,389 in cash and cash equivalents as of December 31, 2020.

	December 31, 2021	December 31, 2020	Working Capital Change	Percentage Change
Working capital:
Total current assets	$10,402,320	$1,426,664	$8,975,656	629%
Total current liabilities	(490,039)	(141,723)	(348,316)	246%
Working capital:	$9,912,281	$1,284,941	$8,627,340	671%

The increase in working capital of $8,627,340 was primarily attributable to an increase in current assets of $8,975,656 primarily due to increase in cash of $8.7 million and an increase in current liabilities of $348,316.

Cash Flows

A summary of cash flow activities is summarized as follows:

	Six months Ended June 30,	Six months Ended June 30,	Year Ended December 31,
	2022	2021	2021	2020
Cash (used in) operating activities	$(1,189,274)	$(841,063)	$(2,278,016)	(1,156,996)
Cash provided by investing activities	86,707	69,500	7,192,526	39,000
Cash provided by financing activities	—	3,794,102	3,794,102	2,134,663
Net (decrease) increase in cash	$(1,102,567)	$3,022,539	$8,708,612	1,016,637

Net Cash (Used in) Operating Activities

Net cash used in operating activities for the six months ended June 30, 2022 and 2021 were $1,189,274 and $841,063, respectively, an increase of $348,211 or 41%. Net cash used in operating activities for the years ended December 31, 2021 and 2020 were $2,278,016 and $1,156,996, respectively, an increase of $1,121,020 or 97%.

●

Net cash used in operating activities for the six months ended June 30, 2022 primarily reflected a net loss of $1,262,474 adjusted for the add-back of non-cash items such as bad debt recovery of $20,000, stock-based compensation of $74,245, net realized loss on equity investments of $104,700, net unrealized loss on equity investments of $221,309, non-cash income from equity investment of $85,733 and changes in operating asset and liabilities primarily consisting of an increase of interest receivable of $2,380, an increase in insurance payable of $40,819 offset by a decrease in prepaid expenses and other current assets of $38,304, a decrease in accounts payable and accrued expenses of $262,013 and decrease in deferred revenue of $36,051. Net cash used in operating activities for the year ended December 31, 2021 primarily reflected a net income of $3,903,741 adjusted for the add-back of non-cash items such net realized gain on equity investments of $6,660,483, net unrealized gain on equity investments of $248,588, bad debt recovery of $148,500, amortization of prepaid stock-based compensation of $107,970, stock-based compensation of $83,728, gain on forgiveness of PPP note payable of $19,082, gain on disposal of assets from discontinued operations of $1,553 and changes in operating asset and liabilities primarily consisting of an increase in prepaid expenses and other current assets of $38,862, an increase in assets of discontinued operations of $24,963, an increase of interest receivable of $1,210, an increase in accounts payable and accrued expenses of $291,050 and an increase in deferred revenue of $478,736.

●

Net cash used in operating activities for the six months ended June 30, 2021 primarily reflected a net loss of $1,392,692 adjusted for the add-back of non-cash items such bad debt recovery of $46,000, net unrealized gain on equity investments of $68,750, stock-based compensation of $83,728, amortization of prepaid stock-based compensation of $107,970, gain on forgiveness of PPP note payable of $19,082 and changes in operating asset and liabilities primarily consisting of an increase in prepaid expenses and other current assets of $64,047, an increase in assets of discontinued operations of $22,123, an increase in accounts payable and accrued expenses of $65,146 and an increase in deferred revenue of $514,787. Net cash used in operating activities for the year ended December 31, 2020 primarily reflected a net loss of $3,037,517 adjusted for the add-back of non-cash items such as net bad debt expense of $165,376, total stock-based compensation of $610,476, amortization of debt discount of $268,125, inventory write-down of $137,947, net unrealized loss of $9,194, loss from debt extinguishment of $197,682 and changes in operating asset and liabilities primarily consisting of an increase in prepaid expenses and other current assets of $144,663, an increase in inventory of $15,065 and an increase in accounts payable and accrued expenses of $72,525.

Net Cash Provided by Investing Activities

Net cash provided by investing activities for the six months ended June 30, 2022 and 2021 were $86,707 and $69,500, respectively, an increase of $17,207 or 25%. Net cash provided by investing activities for the six months ended June 30, 2022 was $20,000 from proceeds from notes receivable collection and $66,707 net proceeds from sale of equity investment. Net cash provided by investing activities for the six months ended June 30, 2021 was $69,500 which consisted of proceeds from collection of previously written off notes receivable of $7,500 and proceeds from notes receivable collection of $62,000. Net cash provided by investing activities for the year ended December 31, 2021 was $7,192,526 which consisted of aggregate proceeds from sale of equity investments in Aikido and DatChat, Inc. of $7,020,526, proceeds from collection of previously written off notes receivable of $7,500 and proceeds from notes receivable collection of $164,500. Net cash provided by investing activities for the year ended December 31, 2020 was $39,000 from collection notes receivable

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2022 and 2021 were $0 and $3,794,102, respectively, an increase of $3,794,102 or 100%. Net cash provided by financing activities for the six months ended June 30, 2021 was $3,794,102 which consisted of net proceeds from sale of preferred stock of $3,794,102, proceeds from a related party advance of $2,366 offset by a related party advance repayment of $2,366. Net cash provided by financing activities for the year ended December 31, 2021 was $3,794,102 which consisted of net proceeds from sale of preferred stock of $3,794,102, proceeds from a related party advance of $2,366 offset by repayment of the related party advance of $2,366. Net cash provided by financing activities for the year ended December 31, 2020 was $2,134,633 which consisted of proceeds from note payable – related party of $35,000, proceeds from note payable of $18,900. Proceeds from sale of common stock of $2,115,733 offset by repayment of note payable – related party of $35,000.

Cash Requirements

The Company believes that the proceeds from the sale of our equity investments of $7,020,526 and the proceeds from the sale of our preferred stock of $3,794,102 amounting to aggregate proceeds of $10,814,628, during the year ended December 31, 2021, will provide sufficient cash required to meet our obligations for a minimum of twelve months from the date of this filing.

We currently have no material commitments for any capital expenditures.

Liquidity

As reflected in the accompanying consolidated financial statements, the Company generated a net income of $3,903,741 and used cash in operations of $2,278,016, for the year ended December 31, 2021. Additionally, the Company has an accumulated deficit of $3,262,577 at December 31, 2021. During the year ended December 31, 2021, the Company has received gross proceeds of approximately $7,020,526 from the sale of equity investments. As of December 31, 2021, the Company had working capital of $9,912,281.

These events served to mitigate the conditions that historically raised substantial doubt about the Company’s ability to continue as a going concern. The Company believes the proceeds received during the year ended December 31, 2021 will provide sufficient cash flows to meet its obligations for a minimum of twelve months from the date of this filing.

Off-Balance Sheet Arrangements

As of December 31, 2021 and June 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations.

Critical Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, (“U.S. GAAP”).

Cash and Cash Equivalents

We consider all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents.

Equity Investments, at fair value

Equity investments are carried at fair value with unrealized gains or losses included in income (expense). Realized gains and losses are determined on a specific identification basis and are included in other income (expense). We review equity investments, at fair value for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.

Equity Investments, at Cost

Equity investments, at cost are comprised mainly of non-marketable capital stock and stock warrants, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

Fair Value of Financial Instruments and Fair Value Measurements

We use the guidance of Accounting Standards Codification (“ASC”) Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, prepaid expenses and other current assets, and accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Revenue Recognition

We apply ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

We record interest and dividend income on an accrual basis to the extent that we expect to collect such amounts.

For license and royalty income, revenue is recognized when we satisfy the performance obligation based on the related license agreement. Payments received from licensee that are related to future periods are recorded as deferred revenue to be recognized as revenues over the term of the related license agreement.

Product sales were recognized when the NFID products were shipped to the customer and title was transferred and were recorded net of any discounts or allowances which are separately reported as “discontinued operations” on the condensed consolidated statements of operations.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. We have elected to recognize forfeitures as they occur as permitted under Accounting Standards Update 2016-09 Improvements to Employee Share-Based Payment.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We follow the provisions of Financial Accounting Standards Board ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. We do not believe we have any uncertain tax positions as of June 30, 2022 that would require either recognition or disclosure in the accompanying financial statements.

BUSINESS

Overview

We are a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research. We are committed to developing innovative solutions to address a variety of underserved conditions. In these uncertain times, the mental health of the nation and beyond is being put to the test. More than ever, creative new therapies are needed to address the health challenges of today. Combining our resources with world-class medical research partners, we hope to make significant advances in the medical and psychedelic space.

Rare Disease Therapeutics

We seek to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. We are focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, post-traumatic stress disorder (“PTSD”), Parkinson’s, and other rare neurological disorders. Our mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the health care industry.

Psilocybin is considered a serotonergic hallucinogen and is an active ingredient in some species of mushrooms. Recent industry studies using psychedelics, such as psilocybin, have been promising, and we believe there is a large unmet need with many people suffering from depression, mental health issues and neurological disorders. While classified as a Schedule I substance under the Controlled Substances Act (“CSA”), there is an accumulating body of evidence that psilocybin may have beneficial effects on depression and other mental health conditions. Therefore, the U.S. Food and Drug Administration (“FDA”) and U.S. Drug Enforcement Agency (“DEA”) have permitted the use of psilocybin in clinical studies for the treatment of a range of psychiatric conditions.

The potential of psilocybin therapy in mental health conditions has been demonstrated in a number of academic-sponsored studies over the last decade. In these early studies, it was observed that psilocybin therapy provided rapid reductions in depression symptoms after a single high dose, with antidepressant effects lasting for up to at least six months for a number of patients. These studies assessed symptoms related to depression and anxiety through a number of widely used and validated scales. The data generated by these studies suggest that psilocybin is generally well-tolerated and has the potential to treat depression when administered with psychological support.

We have engaged in discussions with a number of world-renowned educational institutions and advisors regarding potential opportunities and have formed a scientific advisory board that is intended to help advise management regarding potential acquisition and development of products.

In addition, as more fully described below, we have entered into a license agreement with the University of Baltimore, Maryland, and have entered into a joint venture with Zylo Therapeutics, Inc., with respect to certain intellectual property and technology that may be used for targeted delivery of potential novel treatments. In addition, we have recently entered into a sponsored research agreement with Columbia University pursuant to which we have been granted an option to license certain patents and inventions relating to the treatment of Alzheimer’s disease and stress-induced affective disorders using Ketamine in combination with certain other compounds.

We plan to actively pursue the acquisition and/or development of intellectual property or technology rights to treat rare diseases, and to ultimately expand our business to focus on this new line of business.

License Agreements between the Company and a Vendor

Vendor License Agreement with the University of Baltimore, Maryland for CNS Homing Peptide

On February 12, 2021, we entered into a Master License Agreement (the “UMB License Agreement”) with the University of Maryland, Baltimore (“UMB”) pursuant to which UMB granted us an exclusive, worldwide, sublicensable, royalty-bearing license to certain intellectual property (i) to make, have made, use, sell, offer to sell, and import certain licensed products and (ii) to use the invention titled, “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” (the “Invention”) and UMB’s confidential information to develop and perform certain licensed processes for the therapeutic treatment of neuroinflammatory disease. The term of the License Agreement shall commence on the UMB Effective Date and shall continue until the latest of (i) ten years from the date of First Commercial Sale (as defined in the Sublicense Agreement) of the Licensed Product in such country and (ii) the date of expiration of the last to expire claim of the Patent Rights (as defined in the UMB License Agreement) covering such Licensed Product in such country, or (iii) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, unless terminated earlier pursuant to the terms of the agreement. Pursuant to the UMB License Agreement, we agreed to pay UMB (i) a license fee of $75,000, (ii) certain event-based milestone payments, (iii) royalty payments, depending on net revenues, (iv) minimum royalty payments, and (v) a tiered percentage of sublicense income. The UMB License Agreement will remain in effect until the later of: (a) the last patent covered under the UMB License Agreement expires, (b) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, or (c) ten years after the first commercial sale of a licensed product in that country, unless earlier terminated in accordance with the provisions of the UMB License Agreement. The term of the UMB License Agreement shall expire 15 year after the effective date in which (a) there were never any patent rights, (b) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity or (c) there was never a first commercial sale of a licensed product.

On January 28, 2022, the Company and University of Maryland, Baltimore (“UMB”) entered into a second amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Second Amendment”). The Second Amendment to extend the term of the original license agreement until December 31, 2022. However, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first.

As described below, the Company has entered into an investigator sponsored research agreement with UMB related to a clinical study to examine a novel peptide-guided drug delivery approach for the treatment of Multiple Sclerosis.

Commercial Evaluation License and Option Agreement with UMB for Joint Homing Peptide

Effective as of February 26, 2021, the Company, through the Company’s wholly-subsidiary, Silo Pharma, Inc and University of Maryland Baltimore (“UMB”), entered into a commercial evaluation license and option agreement (the “License Agreement”), which granted the Company an exclusive non-sublicensable, non-transferable license with respect to the exploration of the potential use of joint-homing peptides for use in the investigation and treatment of arthritogenic processes. The License Agreement also granted the Company an exclusive, option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license (the “Exclusive Option”) with respect to the subject technology. The License Agreement had a term of six months from the effective date. Both parties could have terminated the License Agreement within thirty days by giving a written notice.

On July 6, 2021, the Company entered into a First Amendment Agreement (“Amended License Agreement”) with UMB to extend the term of the original License Agreement by an additional six months such that the Amended License Agreement was effective until February 25, 2022 however, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first. The Company paid a license fee of $10,000 to UMB in March 2021 pursuant to the License Agreement, which was expensed, since the Company could not conclude that such costs would be recoverable for this early-stage venture.

On January 28, 2022, the Company and University of Maryland, Baltimore (“UMB”) entered into a second amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Second Amendment”). The Second Amendment to extend the term of the original license agreement until December 31, 2022. However, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first.

On June 30, 2022, the Parties entered into a third amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Third Amendment”). The Third Amendment expands the scope of the license granted in the License Agreement to add additional patent rights with respect to an invention generally known as Peptide-Targeted Liposomal Delivery for Treatment Diagnosis, and Imaging of Diseases and Disorders. In consideration of the licenses granted under this Third Amendment, Company agreed to pay a one-time, non-refundable fee of $2,500 which was recorded as research and development expense in the condensed consolidated statement of operations.

Joint Venture Agreement with Zylö Therapeutics, Inc. for Z-pod™ Technology

On April 22, 2021, the Company entered into a Joint Venture Agreement with Zylö Therapeutics, Inc. (“ZTI”) pursuant to which the parties agreed to form a joint venture entity, to be named Ketamine Joint Venture, LLC, to, among other things, focus on the clinical development of ketamine using ZTI’s Z-pod™ technology. Pursuant to the Joint Venture Agreement, the Company shall act as the manager of the Joint Venture. The Joint Venture shall terminate if the development program does not meet certain specifications and milestones as set forth in the Joint Venture Agreement within 30 days of the date set forth in the Joint Venture Agreement. Notwithstanding the foregoing, the Manager may, in its sole discretion, terminate the Venture at any time.

Pursuant to the terms of the Joint Venture Agreement, (A) the Company shall contribute (1) $225,000 and (2) its expertise and the expertise of its science advisory board and (B) ZTI shall contribute (1) certain rights to certain of its patented technology as set forth in the JV Agreement, (2) a license to the know-how and trade secrets with respect to its Z-pod™ technology for the loading and release of ketamine, (3) ketamine to be used for clinical purposes, (4) reasonable use of its facilities and permits and (5) its expertise and know-how. Pursuant to the Joint Venture Agreement, 51% of the interest in the Joint Venture shall initially be owned by the Company and 49% of the interest in the Joint Venture shall initially be owned by ZTI, subject to adjustment in the event of additional contributions by either party. Notwithstanding the foregoing, in no event shall either party own more than 60% of the interest in the Joint Venture. As of the current date of this registration statement, the joint venture entity has not been formed yet.

Furthermore, pursuant to the terms of the JV Agreement, ZTI shall grant the Joint Venture a sublicense pursuant to its license agreement (the “License Agreement”) with Albert Einstein College of Medicine dated November 27, 2017, in the event that the Company or a third party makes a request indicating that the patented technology (the “Patented Technology”) licensed to ZTI pursuant to the License Agreement is needed to advance the development of the Joint Venture or it is contemplated or determined that the Patented Technology will be sold. Furthermore, pursuant to the JV Agreement, ZTI granted the Company an exclusive option to enter into a separate joint venture for the clinical development of psilocybin using ZTI’s Z-pod™ technology on the same terms and conditions set forth in the JV Agreement, which option shall expire 24 months after the JV Effective Date. As of the current date of this registration statement, the joint venture entity has not yet been formed.

Investigator-Sponsored Study Agreements between the Company and Vendors

Sponsored Research Agreement with Columbia University for the Study of Ketamine in Combination with Other Drugs for Treatment of Alzheimer’s and Depression Disorders

On October 1, 2021, the Company entered into a sponsored research agreement with The Trustees of Columbia University in the City of New York (“Columbia”) pursuant to which Columbia shall conduct two different studies related to all uses of Ketamine or its metabolites in combination with Prucalopride, one of which is related to Alzheimer’s and the other of which is related to Depression, PTSD and Stress Projects. In addition, Company has been granted an option to license certain assets currently under development, including Alzheimer’s disease. The term of the option will commence on the effective date of this agreement and will expire upon the earlier of (i) 90 days after the date of the Company’s receipt of a final research report for each specific research proposal as defined in the agreement or (ii) termination of the research. If the Company elects to exercise the option, both parties will commence negotiation of a license agreement and will execute a license agreement no later than 3 months after the dated of the exercise of the option. Columbia University and the Company will work towards developing a therapeutic treatment for patients suffering from Alzheimer’s disease to posttraumatic stress disorder. During a one-year period from the date of this agreement, the Company shall pay a total of $1,436,082 to Columbia University for the support of the research according to the payment schedule as follows: (i) 30% at signing, (ii) 30% at four and half months after the start of the project, (iii) 30% at nine months after the start of the project and, (iv)10% at completion of the project. The Company paid the first payment of $430,825 in November 2021.

Sponsored Research Agreement with University of Maryland, Baltimore for the Study of Targeted liposomal drug delivery for rheumatoid arthritis

On July 6, 2021, we entered into a sponsored research agreement (the “July 2021 Sponsored Research Agreement”) with UMB pursuant to which UMB shall evaluate the pharmacokinetics of dexamethasone delivered to arthritic rats via liposome.  The research pursuant to the July 2021 Sponsored Research Agreement commenced on September 1, 2021 and will continue until the substantial completion thereof, subject to renewal upon written consent of the parties with a project timeline of twelve months. The July 2021 Sponsored Research Agreement may be terminated by either party upon 30 days’ prior written notice to the other party. In addition, if either party commits any material breach of or defaults with respect to any terms or conditions of the July 2021 Sponsored Research Agreement and fails to remedy such default or breach within 10 business days after written notice from the other party, the party giving notice may terminate the July 2021 Sponsored Research Agreement as of the date of receipt of such notice by the other party. If the Company terminates the July 2021 Sponsored Research Agreement for any reason other than an uncured material breach by UMB, we shall relinquish any and all rights it may have in the Results (as defined in the July 2021 Sponsored Research Agreement) to UMB. In addition, if the July 2021 Sponsored Research Agreement is terminated early, we, among other things, will pay all costs incurred and accrued by UMB as of the date of termination. Pursuant to the terms of the July 2021 Sponsored Research Agreement, UMB granted us an option (the “Option”) to negotiate and obtain an exclusive license to any UMB Arising IP (as defined in the July 2021 Sponsored Research Agreement) and UMB’s rights in any Joint Arising IP (as defined in the July 2021 Sponsored Research Agreement) (collectively, the “UMB IP”). We may exercise the Option by giving UMB written notice within 60 days after it receives notice from UMB of the UMB IP. We shall pay total fees of $276,285 as set forth in the July 2021 Sponsored Research Agreement.

The Company paid the first payment of $92,095 on September 1, 2021 and partial of the second payment of $50,000 on February 1, 2022.

On June 7, 2022, the Company and UMB amended the July 2021 Sponsored Research Agreement whereby both parties agreed to make changes to the original project work and budget.

Sponsored Research Agreement with The Regents of the University of California for the Effect of Psilocybin on Inflammation in the Blood

On June 1, 2021, the Company entered into a sponsored research agreement with The Regents of the University of California, on behalf of its San Francisco Campus (“UCSF”) pursuant to which UCSF shall conduct a study to examine psilocybin’s effect on inflammatory activity in humans to accelerate its implementation as a potential treatment for Parkinson’s Disease, chronic pain, and bipolar disorder. The purpose of this is to show what effect psilocybin has on inflammation in the blood. The Company believe that this study will help support the UMB homing peptide study. Pursuant to the Agreement, we shall pay UCSF a total fee of $342,850 to conduct the research over the two-year period. The Agreement shall be effective for a period of two years from the effective date, subject to renewal or earlier termination as set forth in the Sponsored Research Agreement. The Company paid the first payment of $40,000 pursuant to the payment schedule on the Sponsored Research Agreement on June 15, 2021, second payment of $40,000 on September 9, 2021 and $20,570 on November 18, 2021 and third payment of $60,570 on March 1, 2022.

Investigator-Sponsored Study Agreement with UMB for CNS Homing Peptide

On January 5, 2021, we entered into an investigator-sponsored study agreement with UMB. The research project is a clinical study to examine a novel peptide-guided drug delivery approach for the treatment of Multiple Sclerosis (“MS”). More specifically, the study is designed to evaluate (1) whether MS-1-displaying liposomes can effectively deliver dexamethasone to the central nervous system and (2) whether MS-1-displaying liposomes are superior to plain liposomes, also known as free drug, in inhibiting the relapses and progression of Experimental Autoimmune Encephalomyelitis. Pursuant to the agreement, the research commenced on March 1, 2021 and will continue until substantial completion, subject to renewal upon mutual written consent of the parties. The total cost under the S investigator-sponsored study agreement shall not exceed $81,474. which is payable in two equal installments of $40,737 upon execution of the Sponsored Study Agreement and $40,737 upon completion of the project with an estimated project timeline of nine months. The Company paid $40,737 on January 13, 2021. Currently, the project has not been completed due to the delays cause by the Covid-19 pandemic.

Investigator-Sponsored Study Agreement with Maastricht University of the Netherlands

On November 1, 2020, we entered into an investigator-sponsored study agreement with Maastricht University of the Netherlands. The research project is a clinical study to examine the effects of repeated low doses of psilocybin and lysergic acid diethylamide on cognitive and emotional dysfunctions in Parkinson’s disease and to understand its mechanism of action. The agreement shall terminate on October 31, 2024, unless earlier terminated pursuant to the terms thereof. We shall pay a total fee of 433,885 Euros ($507,602 USD) exclusive of value added tax based on a payment schedule set forth in the agreement. In September 2021, we notified Maastricht University of Netherlands for an early termination of this agreement. Maastricht University of Netherlands has not reached the second phase which is to obtain approval from ethical committee. We have no further obligation after the termination.

Other License Agreements between the Company and a Customer

Customer Patent License Agreement with AIkido Pharma Inc.

On January 5, 2021, we entered into a Patent License Agreement (the “AIkido License Agreement”) with our wholly-owned subsidiary, Silo Pharma, Inc., and AIkido Pharma Inc. (“AIkido”) pursuant to which we granted AIkido an exclusive, worldwide, sublicensable, royalty-bearing license to certain intellectual property (i) to make, have made, use, provide, import, export, lease, distribute, sell, offer for sale, develop and advertise certain licensed products and (ii) to develop and perform certain licensed processes for the treatment of cancer and symptoms caused by cancer. The AIkido License Agreement relates to the rights which we had obtained under the UMB Option Agreement. Pursuant to the AIkido License Agreement, we agreed that if we exercised the UMB Option, we would grant AIkido a non-exclusive sublicense to certain UMB patent rights in the field of neuroinflammatory diseases occurring in patients diagnosed with cancer. The UMB Option was exercised on January 13, 2021. Accordingly, on April 6, 2021, we entered into a sublicense agreement with AIkido pursuant to which we granted AIkido a worldwide exclusive sublicense to our licensed patents under the UMB License Agreement. (See “Sublicense with AIkido Pharma Inc.”).

Customer Sublicense Agreement with AIkido Pharma Inc.

On April 6, 2021 (“Effective Date”), we entered into a sublicense agreement (the “Sublicense Agreement”) with AIkido pursuant to which we granted AIkido an exclusive worldwide sublicense to (i) make, have made, use, sell, offer to sell and import the Licensed Products (as defined below) and (ii) in connection therewith to (A) use the Invention that was sublicensed to us pursuant to the UMB License Agreement and (B) practice certain patent rights as set forth in the Sublicense Agreement (the “Patent Rights”) for the therapeutic treatment of neuroinflammatory disease in cancer patients. “Licensed Products” means any product, service, or process, the development, making, use, offer for sale, sale, importation, or providing of which: (i) is covered by one or more claims of the Patent Rights; or (ii) contains, comprises, utilizes, incorporates, or is derived from the Invention or any technology disclosed in the Patent Rights. Pursuant to the Sublicense Agreement, AIkido shall agree to pay the Company (i) an upfront license fee of $50,000, (ii) the same sales-based royalty payments that we are subject to under the UMB License Agreement and (iii) total milestone payments of up to $1.9 million. The Sublicense Agreement shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) the date of expiration of the last to expire claim of the Patent Rights covering such Licensed Product in such country, (ii) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity, if applicable and (iii) 10 years after the first commercial sale of a Licensed Product in that country, unless terminated earlier pursuant to the terms of the Sublicense Agreement. Furthermore, the Sublicense Agreement shall expire 15 years after the Effective Date with respect to any country in which (i) there were never any Patent Rights, (ii) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity with respect to a Licensed Product and (ii) there was never a commercial sale of a Licensed Product, unless such agreement is earlier terminated pursuant to its terms. The Company collected the upfront license fee of $50,000 in April 2021.

COVID-19

The outbreak of the novel Coronavirus (COVID-19) evolved into a global pandemic. The Coronavirus has spread to many regions of the world. The extent to which the Coronavirus impacts the Company’s business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning the Coronavirus and the actions to contain the Coronavirus or treat its impact, among others.

As a result of the continuing spread of the Coronavirus, certain aspects of the Company’s business operations may be delayed or subject to interruptions. Specifically, as a result of the shelter-in-place orders and other mandated local travel restrictions, among other things, the research and development activities of certain of the Company’s partners may be affected, which may result in delays to the Company’s clinical trials, and the Company can provide no assurance as to when such trials, if delayed, will resume at this time or the revised timeline to complete trials once resumed.

Furthermore, site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring and data analysis may be delayed due to changes in hospital or university policies, federal, state or local regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. If the Coronavirus continues to spread, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and the Company may be unable to conduct its clinical trials.

Infections and deaths related to the pandemic may disrupt the United States’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay U.S. Food and Drug Administration review and/or approval with respect to the Company’s clinical trials. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of the Company’s clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of the Company’s product candidates.

The spread of the Coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on the Company’s business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets, which may negatively impact the Company’s ability to access capital on favorable terms, if at all. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the Coronavirus could materially and adversely affect the Company’s business and the value of its common stock.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. The Company does not yet know the full extent of potential delays or impacts on its business, its clinical trials, its research programs, healthcare systems or the global economy as a whole. However, these effects could have a material impact on the Company’s operations, and the Company will continue to monitor the situation closely.

Intellectual Property

Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties. Our policy is to actively seek the broadest intellectual property protection possible for our products, proprietary information and proprietary technology through a combination of contractual arrangements and patents. Specifically, we try to ensure that we own intellectual property created for us by signing agreements with employees, independent contractors, consultants, companies, and any other third party that create intellectual property for us or that assign any intellectual property rights to us.

In addition, we have established business procedures designed to maintain the confidentiality of our proprietary information, including the use of confidentiality agreements with employees, independent contractors, consultants and entities with which we conduct business.

To date, we have filed four provisional patent applications related to the use of the central nervous system-homing peptides covered by the UMB Option Agreement to deliver certain compounds, including a nonsteroidal anti-inflammatory drug and/or psilocybin, for the treatment of arthritis, central nervous system diseases ,neuroinflammatory diseases as well as cancer.

Competition

With respect to the rare disease therapeutics segment of our business, our industry is characterized by many newly emerging and innovative technologies, intense competition and a strong emphasis on proprietary product rights. We face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions, governmental agencies and medical research organizations. Any product candidates that we may successfully develop and commercialize will compete with the standard of care and new therapies that may become available in the future.

Many of the pharmaceutical, biopharmaceutical and biotechnology companies with whom we may compete have established markets for their therapies and have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market superior products or therapies. In addition, many of these potential competitors have significantly greater experience than we have in undertaking non-clinical studies and human clinical trials of new therapeutic substances and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining regulatory approvals for alternative or superior products. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Smaller and earlier-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. An increasing number of companies are increasing their efforts in discovery of new psychedelic compounds.

Government Regulation

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, recordkeeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs. We, along with any potential our vendors, contract research organizations and contract manufacturers, will be required to navigate the various preclinical, clinical, manufacturing and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval of our product candidates. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources.

In the United States, the FDA regulates drug products under the FDCA, its implementing regulations and other laws. If we fail to comply with applicable FDA or other requirements at any time with respect to product development, clinical testing, approval or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labeling, export, import, distribution, or sale, we may become subject to administrative or judicial sanctions or other legal consequences. These sanctions or consequences could include, among other things, the FDA’s refusal to approve pending applications, issuance of clinical holds for ongoing studies, suspension or revocation of approved applications, warning or untitled letters, product withdrawals or recalls, product seizures, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil penalties or criminal prosecution.

The process required by the FDA before any product candidates are approved as drugs for therapeutic indications and may be marketed in the United States generally involves the following:

●	Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practice requirements;

●	Completion of the manufacture, under cGMP requirements of the drug substance and drug product that the sponsor intends to use in human clinical trials along with required analytical and stability testing;

●	Submission to the FDA of an investigational new drug application (“IND”) which must become effective before clinical trials may begin;

●	Approval by an institutional review board or independent ethics committee at each clinical trial site before each trial may be initiated;

●	Performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, GCP requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

●	Submission to the FDA of a New Drug Application (“NDA”);

●	Payment of user fees for FDA review of the NDA;

●	A determination by the FDA within 60 days of its receipt of an NDA, to accept the filing for review;

●	Satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

●	Potentially, satisfactory completion of FDA audit of the clinical trial sites that generated the data in support of the NDA; and

●	FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the United States.

Controlled Substances

The federal CSA and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation and other requirements under the oversight of the DEA. The DEA is the federal agency responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

The DEA categorizes controlled substances into one of five schedules — Schedule I, II, III, IV or V — with varying qualifications for listing in each schedule. Schedule I substances by definition have a high potential for abuse, have no currently accepted medical use in treatment in the United States and lack accepted safety for use under medical supervision. Pharmaceutical products having a currently accepted medical use that are otherwise approved for marketing may be listed as Schedule II, III, IV or V substances, with Schedule II substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V substances presenting the lowest relative potential for abuse and dependence.

Facilities that manufacture, distribute, import or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies) and controlled substance schedule(s).

The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedule I and Schedule II substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes and cages, and through use of alarm systems and surveillance cameras. Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedule I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances. Imports of Schedule I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. In addition to an importer or exporter registration, importers and exporters must obtain a permit for every import or export of a Schedule I and II substance or Schedule III, IV and V narcotic, and submit import or export declarations for Schedule III, IV and V non-narcotics. In some cases, Schedule III non-narcotic substances may be subject to the import/export permit requirement, if necessary, to ensure that the United States complies with its obligations under international drug control treaties.

For drugs manufactured in the United States, the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research and industrial needs. The quotas apply equally to the manufacturing of the active pharmaceutical ingredient and production of dosage forms. The DEA may adjust aggregate production quotas a few times per year, and individual manufacturing or procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments for individual companies.

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including boards of pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on our business, operations and financial condition. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

Employees

As of July 12, 2022, we employed three full-time employees. We are not a party to any collective bargaining agreements. We believe that we maintain a good relationship with our employees.

Corporate History

We were incorporated as Gold Swap, Inc. (“Gold Swap”) under the laws of the State of New York on July 13, 2010.

On December 11, 2012, stockholders approved changing our state of incorporation from New York to Delaware via the merger of Gold Swap with and into our wholly-owned subsidiary, Point Capital, Inc., and to change our name from “Gold Swap Inc.” to “Point Capital, Inc.” The merger was effective on January 24, 2013.

On May 21, 2019, we amended our Certificate of Incorporation to change our name to “Uppercut Brands, Inc,” and on September 24, 2020, we amended our Certificate of Incorporation to change our name to “Silo Pharma, Inc.”

Through September 28, 2018, we were a closed-end, non-diversified investment company that had elected to be regulated as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”). As a business development company, we were required to comply with certain regulatory requirements. For instance, we generally had to invest at least 70% of our total assets in “qualifying assets,” including securities of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

On September 29, 2018, we filed Form N-54C, Notification of Withdrawal of election to be Subject to Section 55 through 65 of the Investment Company Act, because we changed the nature of our business so as to cease to be a business development company. Accordingly, as of December 31, 2018, our consolidated financial statements of have been prepared in accordance with accounting principles generally accepted in the United States of America.

As a result of this change in status, we discontinued applying the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 946 - Financial Services – Investment Company and account for the change in our status prospectively by accounting for our equity investments in accordance with ASC Topics 320 - Investments—Debt and Equity Securities as of the date of the change in status. In addition, the presentation of the financial statements are that of a commercial company rather than that of an investment company.

In accordance with ASC 946, we made this change to our financial reporting prospectively, and did not restate periods prior to our change in status to a non-investment company effective September 29, 2018. Accordingly, we may refer to both accounting in accordance with U.S. generally accepted accounting principles applicable to corporations (“Corporation Accounting”), which applied commencing September 29, 2018 and to that applicable to investment companies under the Investment Company Act (“Investment Company Accounting”) which applied to prior periods. We determined that there is no cumulative effect of the change from Investment Company Accounting to Corporation Accounting on periods prior to those presented, and that there is no effect on our financial position or results of operations as a result of this change.

In order to maintain our status as a non-investment company, we will continue to operate so as to fall outside the definition of an “investment company” or within an applicable exception. We expect to continue to operate outside the definition of an “investment company” as a developmental stage company primarily engaged in merging traditional therapeutics with psychedelic research.

Through March 31, 2017, we elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, and operated in a manner so as to qualify for the tax treatment applicable to RICs. At March 31, 2017, we failed the diversification test since our investment in Ipsidy Inc. accounted for over 25% of our total assets. We did not cure our failure to retain our status as a RIC and we will not seek to obtain RIC status again. Accordingly, beginning in 2017, we became subject to income taxes at corporate tax rates. The loss of our status as a RIC did not have any impact on our financial position or results of operations.

Currently, we are not making any new equity investments.

On September 29, 2018, we entered into an Asset Purchase Agreement with Blind Faith Concepts Holdings, Inc. pursuant to which we completed the acquisition of 100% of the assets of NFID from the seller which consisted of three trademarks related to the NFID brand, the NFID website, shoe designs and samples, and the assumption of a one-year Brand Ambassador Agreement in exchange for 40,000 shares of our common stock. NFID is a recently developed unisex clothing brand. We plan on continuing product development to fully launch the product. Our acquisition of the NFID assets gives us access to the growing market for unisex products.

On November 5, 2018, we entered into 14 separate Return to Treasury Agreements, whereby certain stockholders holding an aggregate of 574,698 shares of our common stock agreed to return a portion of their respective holdings to treasury in exchange for cash payments aggregating $2,872. As a result, the total issued and outstanding number of our common stock was reduced by 574,698 shares.

On April 8, 2020, we incorporated a wholly-owned subsidiary, Silo Pharma Inc., in the State of Florida.

Our Corporate Information

We were incorporated as in the State of New York on July 13, 2010. On January 24, 2013, we changed our state of incorporation from New York to Delaware. Our principal executive offices are located at 560 Sylvan Avenue, Suite 3160, Englewood Cliffs, NJ 07632 and our telephone number is (718) 400-9031.

MANAGEMENT

The following table sets forth the name, age and positions of our executive officers and directors. Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Name and Business Address	Age	Position
Eric Weisblum	52	Chairman, Chief Executive Officer, Chief Financial Officer and President
Daniel Ryweck	57	Chief Financial Officer Nominee
Wayne D. Linsley	65	Director
Dr. Kevin Muñoz	44	Director
Jeff Pavell (1), (2), (3)	55	Director Nominee

(1)	Will be a member of our Audit Committee upon appointment to our Board of Directors.
(2)	Will be a member of our Compensation Committee upon appointment to our Board of Directors.
(3)	Will be a member of our Nominating and Corporate Governance Committee upon appointment to our Board of Directors.

The following is a brief account of the education and business experience of each director and executive officer of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Eric Weisblum – Chief Executive Officer and Chairman

Eric Weisblum has been our Chief Executive Officer and Chairman of the board of directors since November 2015, and our President and a member of the board of directors since January 2013. Mr. Weisblum has over 20 years of experience in structuring and trading financial instruments. From December 2016 to April 2020, Mr. Weisblum, served as a director of Aikido Pharma, Inc. (NASDAQ: AIKI), a biotechnology company that develops anti-cancer therapeutics. Mr. Weisblum holds a Bachelor of Art degree from the University of Hartford’s Barney School of Business. We believe that Mr. Weisblum is qualified to serve as a member of our board of directors because of his extensive experience in senior leadership roles and background in finance.

Daniel Ryweck – Chief Financial Officer Nominee

Mr. Ryweck has agreed to become Chief Financial Officer upon consummation of this offering. Since January 2020, Mr. Ryweck has served as Controller at Mill City Ventures III Ltd. (NASDAQ: MCVT), a non-bank lender and specialty finance company. From. June 2014 to December 2019, he served as Chief Compliance Officer of Mill City Ventures III Ltd. From July 2016 to September 2017, Mr. Ryweck served as a director of KonaTel Inc. (NASDAQ: KTEL), a Software-as-a-Service (SaaS) cloud based voice and data telecommunications company formerly known as Dala Petroleum Corp. Mr. Ryweck holds a Bachelor of Science degree in Accounting from the Carlson School of Management at the University of Minnesota.

Wayne D. Linsley - Director

Wayne D. Linsley has served as a director of the Company since January 2020. Mr. Linsley has over 40 years of experience in business management. Since April 2020, Mr. Linsley has served as a member of the board of directors of Hoth Therapeutics, Inc. (NASDAQ: HOTH), a clinical-stage biopharmaceutical company. Since August 2021, Mr. Linsley has served as a member of the board of directors of DatChat, Inc. (NASDAQ: DATS), a communication software company. From 2014 to September 2021, Mr. Linsley served as the Vice President of Operations at CFO Oncall, Inc., a company that provides financial reporting and controller services on an outsourced basis and previously, from 2012 to 2014, Mr. Linsley worked at CFO Oncall, Inc. as an independent contractor. Mr. Linsley holds Bachelor of Science degree in Business Administration from Siena College. We believe that Mr. Linsley is qualified to serve as a member of our board of directors because of his experience as a director of public companies and background in financial reporting.

Dr. Kevin Muñoz – Director

Dr. Kevin Muñoz has served as a director of the Company since October 2020. Since December 2021, Dr. Muñoz has taught Biomedical Science and Medical Intervention at Passaic County Technical Institute. Since June 2008, Dr. Muñoz has served as the Director of Operations and Medical Assistant at The Physical Medicine and Rehabilitation Center, P.A., a diagnostic and treatment facility that specializes in treating sports, spine, orthopedic and neuromuscular conditions. Dr. Muñoz holds Doctor of Medicine degree from Xavier University School of Medicine and a Bachelor of Science degree in Kinesiology from the University of Michigan. We believe that Dr. Muñoz is qualified to serve as a member of our board of directors because of his medical background and experience in business operations.

Dr. Jeff Pavell – Director Nominee

Dr. Pavell has agreed to become a director upon consummation of this offering. Dr. Pavell has over 20 years of medical experience. Since January 2021, Dr. Pavell has served as a director of FoxWayne Enterprises Acquisition Corp. (NASDAQ: FOXW), a blank check company incorporated for the purpose of effecting a business combination. Since October 1999, Dr. Pavell has served as an Attending Physician at the Physical Medicine and Rehabilitation Center, P.A., a diagnostic and treatment facility that specializes in treating sports, spine, orthopedic and neuromuscular conditions. Since January 2000, Dr. Pavell has served as the Chief of Rehabilitation Medicine at Englewood Hospital and Medical Center. Since April 2002, Dr. Pavell has served as the Associate Director of Pain Medicine at the Center for Advanced Surgery in Paramus, New Jersey. Since April 2002, Dr. Pavell has been an Instructor in Clinical Rehabilitation at Columbia University’s College of Physicians & Surgeons. Dr. Pavell holds a Doctor of Medicine degree from the New York College of Osteopathic Medicine and a Bachelor of Art degree in Political Science from John Hopkins University. We believe that Dr. Pavell is qualified to serve as a member of our board of directors due to his medical background and experience practicing in the healthcare industry.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Scientific Advisory Board

We have formed a scientific advisory board that is intended to help advise management regarding potential acquisition and development of products. The members of such board are as follows: Matthew W. Johnson, Ph.D.; Dr. Josh Woolley MD/Ph.D.; Dr. Peter Hendricks; and Dr. Charles Nemeroff.

Matthew W. Johnson, Ph.D., Professor at Johns Hopkins, is an expert on psychedelics, other drugs, and addiction. Working with psychedelics since 2004, he has published over 50 scientific papers on psychedelics. Mr. Johnson published psychedelic safety guidelines in 2008, helping to resurrect psychedelic research. He published the first research on psychedelic treatment of tobacco addiction in 2014, and the largest study of psilocybin in cancer distress in 2016. His 2018 psilocybin review recommended Schedule IV upon medical approval. He has guided over 100 psychedelic sessions. Mr. Johnson also conducts behavioral economic research on both addiction and sexual risk. He conducts research with most psychoactive drug classes, was 2018 President of the Psychopharmacology Division of the American Psychological Association, and is the 2020-2021 President of the International Society for Research on Psychedelics.

Dr. Josh Woolley MD/Ph.D. is an Associate Professor in the Department of Psychiatry and Behavioral Sciences at the University of California, San Francisco (“UCSF”). He is also a licensed psychiatrist on staff at the San Francisco Veterans Affairs Medical Center. He received both his MD and his Ph.D. in Neuroscience from UCSF and completed his psychiatry residency training at UCSF. Dr. Woolley is the director and founder of the Bonding and Attunement in Neuropsychiatric Disorders (“BAND”) Laboratory. The mission of the BAND Lab is to understand why people with mental illnesses, including schizophrenia, posttraumatic stress disorder, mood disorders, and substance use disorders, have trouble with social connection, and to develop and test novel treatments for these deficits. His laboratory is actively investigating psilocybin therapy for multiple disorders including major depressive disorder, bipolar depression, chronic pain, and mood symptoms associated with Parkinson’s Disease.

Dr. Peter Hendricks, Professor in the Department of Health Behavior, University of Alabama at Birmingham is currently researching the use of psilocybin to see if it will help individuals addicted to cocaine stop using the harmful drug. He theorizes that psilocybin, which is the active compound found in Psilocybin mushrooms, also known as “magic mushrooms,” can be understood as working from multiple angles, including neurobiological and psychological, with an emphasis on subjective transcendent experiences of awe. Dr. Hendricks is able to speak about his research as well as novel and more effective treatments for substance abuse dependence, with specific areas of focus on tobacco, cocaine and polysubstance abuse in vulnerable populations.

Dr. Charles Nemeroff is chair and professor with the Department of Psychiatry and Behavioral Sciences. He also directs the Institute for Early Life Adversity Research within the Department of Psychiatry and Behavioral Sciences as part of the Mulva Clinic for the Neurosciences. Prior to joining Dell Med, Dr. Nemeroff was chair of the Department of Psychiatry and Behavioral Sciences and clinical director of the Center on Aging at the University of Miami Miller School of Medicine in Miami, Florida. He received his medical degree and doctorate degrees in neurobiology from the University of North Carolina (“UNC”) School of Medicine. After psychiatry residency training at UNC and Duke University, he held faculty positions at Duke University Medical Center and at Emory University School of Medicine before relocating to the University of Miami in 2009. He has served as president of the American College of Psychiatrists and the American College of Neuropsychopharmacology, and sits on the Scientific Advisory Board of the Brain and Behavior Research Foundation. He is President-elect of the Anxiety and Depression Association of America and a member of the National Academy of Medicine.

Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Certificates of Incorporation, as amended and Bylaws.

Director Independence

The listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that Wayne Linsley, Kevin Munoz and Jeff Pavell are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “—Certain relationships and related transactions and director independence.”

Board Committees

Upon the consummation of this Offering, the Company’s Board will establish three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees will operate pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The board of directors has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the board of directors will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Linsley meets the qualifications of an Audit Committee financial expert.

The Audit Committee will consist of Wayne Linsley, Kevin Munoz and Jeff Pavell. Mr. Linsley will chair the Audit Committee. We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Effective upon the completion of this offering, the board of directors will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of Wayne Linsley, Kevin Munoz and Jeff Pavell. Dr. Munoz will serve as chairman of the Compensation Committee. The board of directors has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the Code of Conduct; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon completion of this offering., the board of directors will adopt a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

The Nominating and Corporate Governance Committee will consist of Wayne Linsley, Kevin Munoz and Jeff Pavell. Ms. Pavell will serve as chairman. The Company’s board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

Prior to the completion of this offering, the Company’s Board of Directors will adopt a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

Prior to the completion of this offering, the Company’s board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

EXECUTIVE COMPENSATION

The following table provides certain information regarding compensation awarded to, earned by or paid to persons serving as our principal executive officer and our principal financial officer during the year ended December 31, 2021 and 2020 (each a “named executive officer”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary Paid ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	Other Compensation ($)	Total ($)
Eric Weisblum, Chief Executive	2021	175,000	(1)	170,000	(2)	—		—	—	—	—	345,000
Officer and Chief Financial Officer	2020	115,000	(3)	—		610,476	(3)	—	—	—	—	725,476

(1)	On January 18, 2021, the Company and Mr. Weisblum entered into the first amendment (the “Amendment”) to the Employment Agreement, effective as of January 1, 2021. Pursuant to the Amendment Mr. Weisblum’s base salary was increased from $120,000 per year to $180,000 per year and all the terms and provisions of the Employment Agreement shall remain in full force and effect.
(2)	Pursuant to Mr. Weisblum’s Employment Agreement dated April 17, 2020 he was eligible to earn a bonus in an amount of up to $120,000. On December 29, 2021, the Company’s Board of Directors (“Board”) approved bonus of $120,000 which was recorded as accrued liability as of December 31, 2021 and was paid out in January 2022. In addition, Mr. Weisblum also received in 2021, a cash bonus of $50,000 for his services in 2020.
(3)	On April 17, 2020, the Company entered into an Employment Agreement with Mr. Weisblum, the Company’s Chief Executive Officer, pursuant to which Mr. Weisblum will continue to serve as Chief Executive Officer and Chief Financial Officer of the Company. Mr. Weisblum’s base salary was $120,000, and he shall be eligible to earn a bonus in an amount of up to $120,000, subject to the sole discretion of the Company’s board of directors. In addition, Mr. Weisblum was granted 152,619 shares of the Company’s common stock. These shares were valued at $610,476, or $4.00 per common share, based on contemporaneous common share sales. Such employment agreement was amended in January 2021.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding option and restricted stock unit awards held by each of our named executive officers that were outstanding as of December 31, 2021. There were no stock awards or other equity awards to named executive officers outstanding as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Eric Weisblum	2,000	—	—	$0.005	04/15/2024	—	—	—	—
Chief Executive Officer and	2,000	—	—	$0.005	07/15/2024	—	—	—	—
Chief Financial Officer	2,000	—	—	$0.005	10/15/2024	—	—	—	—

Employment Agreement

On April 17, 2020, the Company entered into an employment agreement (“Employment Agreement”) with Eric Weisblum to serve as Chief Executive Officer and Chief Financial Officer of the Company. The term of the Employment Agreement will continue for a period of one year from the date of execution date thereof and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to review at least six months prior to the expiration of the then effective term. The Employment Agreement provided for a base salary of $120,000 and 152,619 of vested shares of the Company’s common stock in April 2020. In addition, Mr. Weisblum shall be eligible to earn a bonus, subject to the sole discretion of the Company’s Board of Directors (“Board”). The Employment Agreement may be terminated by either the Company or Mr. Weisblum at any time and for any reason upon 60 days prior written notice. Upon termination of the Employment Agreement, Mr. Weisblum shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which he may be entitled as of the termination date (collectively, the “Accrued Amounts”). Mr. Weisblum employment may also be terminated by the Company at any time, with cause, death or disability (as defined in the Employment Agreement). Upon the termination of the Employment Agreement for death or disability, Mr. Weisblum shall be entitled to receive the Accrued Amounts. The Employment Agreement also contains covenants prohibiting Mr. Weisblum from disclosing confidential information with respect to the Company.

On January 18, 2021, the Company and Mr. Weisblum entered into the first amendment (the “Amendment”) to the Employment Agreement, effective as of January 1, 2021. Pursuant to the Amendment Mr. Weisblum’s base salary was increased from $120,000 per year to $180,000 per year and all the terms and provisions of the Employment Agreement shall remain in full force and effect.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2021.

Name	Fees earned or paid in cash		Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation		Total
Wayne Linsley	$20,000	(1)	—	—	—	—	$10,000	(2)	$30,000

Dr. Kevin Muñoz	$6,000	(1)	—	—	—	—	$1,500	(2)	$7,500

(1)	Represents: (i) $5,000 quarterly board fee of Mr. Linsley, for a total of $20,000 and (ii) $1,500 quarterly board fee of Dr. Kevin Munoz, for a total of $6,000.

(2)	Represents $10,000 bonus for Mr. Linsley and $1,500 bonus for Dr. Muñoz.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF THE COMPANY’S COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of the Company’s common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to the Company’s operations or to the purchase, ownership or disposition of its shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of the Company’s capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold the Company’s common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive the Company’s common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold the Company’s common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell the Company’s common stock under the constructive sale provisions of the Internal Revenue Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds the Company’s common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold the Company’s common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the Company’s common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

As described in “Dividend Policy,” the Company has never declared or paid cash dividends on its common stock and do not anticipate paying any dividends on its common stock in the foreseeable future. However, if the Company does make distributions on its common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both the Company’s current and its accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in the Company’s common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of common stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of the Company’s common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the Company or its paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from the withholding tax described above. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of the Company’s common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

●	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	the Company’s common stock constitutes a United States real property interest by reason of its status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of the Company’s common stock, or (ii) your holding period for its common stock.

The Company believes that it is not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether it is a USRPHC depends on the fair market value of its U.S. real property relative to the fair market value of its other business assets, there can be no assurance that the Company will not become a USRPHC in the future. Even if it becomes a USRPHC, however, as long as the Company’s common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of (i) the five-year period preceding your disposition of the Company’s common stock, or (ii) your holding period for the Company’s common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS, regardless of whether any tax was withheld, the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, or FATCA, imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of the Company’s common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of the Company’s common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of the Company’s common stock on or after January 1, 2019. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in the Company’s common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of the Company’s common stock, including the consequences of any proposed change in applicable laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of August 26, 2022 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group.

The percentage ownership information is based on (i) 1,987,906 shares of common stock outstanding as of August 26, 2022 before the Offering and (ii) 2,754,778 shares of common stock outstanding after the offering to reflect the assumed sale of shares of common stock but without giving effect to the exercise of the Representative’s Warrants or the exercise of the Representative’s over-allotment option. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold convertible preferred stock, options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those convertible preferred stock, options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Silo Pharma, Inc., 560 Sylvan Avenue, Suite 3160, Englewood Cliffs, NJ 07632.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percentage of shares beneficially owned before Offering	Percentage of shares beneficially owned after Offering
5% or greater shareholders:
Scott Wilfong (1)	107,876		5.42%	3.92%

Directors and Named Executive Officers:
Eric Weisblum	160,221	(2)	8.03%	5.80%
Wayne D. Linsley (3)	-		-
Kevin Munoz (3)	-		-
All executive officers and directors as a group (3 persons)	160,221		8.03%	5.80%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	The address is 6427 Lake Washington Blvd. NE, Kirkland, WA 98033.
(2)	Includes 6,000 shares of common stock issuable upon exercise of presently exercisable options.
(3)	The reporting person also owns options to purchase 3,425 shares of common stock, none of which are presently exercisable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by security holders (1)	—	$—	—
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	—

(1)	2020 Omnibus Equity Incentive Plan. On January 18, 2021, the board of directors of the Company approved the Silo Pharma, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) to incentivize employees, officers, directors and consultants of the Company and its affiliates. The number of shares of common stock that are reserved and available for issuance under the 2020 Plan shall be equal to 170,000 shares provided that with respect to exempt awards as defined in the 2020 Plan, shall not count against such share limit. The 2020 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. The Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations. On March 10, 2021, the stockholders of the Company approved the Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as set forth below, there were no transactions during our fiscal years ended December 31, 2021 and 2020 to which we were a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this registration statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

On March 11, 2020, we issued a promissory note in the principal amount of $15,000 to our Chief Executive Officer. The note accrued interest at a rate of 6% per annum, was unsecured and matured on April 10, 2020. For the years ended December 31, 2020 and 2019, interest expense related to this note amounted to $126 and $0, respectively. In April, we repaid the promissory note in full, or an aggregate of $15,126 (which includes accrued interest).

On April 1, 2020, we issued a promissory note in the principal amount of $20,000 to our Chief Executive Officer. The note accrued interest at a rate of 6% per annum, was unsecured and matured on September 30, 2020. For the years ended December 31, 2020 and 2019, interest expense related to this note amounted to $99 and $0, respectively. On April 30, 2020, we repaid the promissory note in full, or an aggregate of $20,099 (which includes accrued interest).

UNDERWRITING

Laidlaw & Company (U.K.) Ltd. is acting as lead book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement among us and the underwriters dated the date of this prospectus, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Laidlaw & Company (U.K.) Ltd.

Total

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them. The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares of common stock (other than those covered by the over-allotment option described below) if they purchase any of the shares of common stock and warrants. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $ per share. If all the shares of common stock are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional 115,030 shares of common stock from us to cover over-allotments, if any. If the underwriter exercises all or any part of this option, it will purchase shares or warrants covered by the option at the public offering price per share, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $___________ and the total net proceeds, before expenses, to us will be $_________. We will pay the expenses associated with the exercise of the over-allotment option.

Underwriting discounts and commissions

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over Allotment Option
Public offering price	$
Underwriting discount (8%)(1)	$
Proceeds, before expenses, to us	$

(1)	Reflects underwriting discounts and commissions to the underwriter of $___, or eight percent (8.0%) per share. We have also agreed to issue the representative of the underwriters or its designees warrants to purchase a number of shares of common stock equal to 5.0% of the shares of common stock sold in this offering and to reimburse the underwriters for certain offering-related expenses. In addition, we have agreed to pay a management fee to the representative equal to 1% of the gross proceeds received in this offering, which is not included in the underwriting discounts and commissions.

We have also agreed to reimburse the underwriter for its expenses in connection with this offering, up to $  , including fees of underwriter counsel of up to $100,000. We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $  .

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Representative’s Warrants

We have also agreed to issue to the representative or its designees warrants to purchase a number of our shares of common stock equal to 5% of the common stock sold in this offering. The representative’s warrant will have an exercise price equal to 125% of the public offering price of the shares set forth on the cover of this prospectus, a term of five years and customary “piggyback” registration rights in respect of the underlying shares of common stock, and may be exercised on a cashless basis. The representative’s warrant is not redeemable by us. This prospectus also covers the sale of the representative’s warrant and the shares of common stock underlying such warrant. The representative’s warrant and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the representative’s warrant nor any securities issued upon exercise of the representative’s warrant may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the representative’s warrant is being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; (iii) if the aggregate amount of our securities held by beneficially owned by the representative does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period; or (vi) the transfer or sale of the security back to us in a transaction exempt from registration with the SEC.

No Sales of Similar Securities

Except for the shares of common stock to be sold hereunder, we have agreed, for a period of 180 days after the date of the final prospectus supplement for this offering (the “Lock-Up Period”), not to, directly or indirectly, without the prior written consent of the representative on behalf of the underwriters (1) offer for sale, sell, issue, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or other equity securities of the Company (or securities of the Company convertible into or exercisable or exchangeable for common stock or other equity securities of the Company (collectively, “Lock-Up Securities”), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options or other equity awards in the ordinary course of business pursuant to incentive plans described in the registration statement of which this prospectus forms a part), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase any Lock-Up Securities, (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Lock-Up Securities, (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities or (6) agree to or publicly disclose the intention to do any of the foregoing; provided, however, that the following shall not be prohibited by the foregoing: (i) the adoption of an equity incentive plan approved by ours independent directors, and the grant of awards or equity pursuant to any such equity incentive plan or existing plan disclosed in the registration statement of which this prospectus forms a part to officers, directors, employees or consultants of the Company or any of its subsidiaries, and the filing of a registration statement on Form S-8 relating thereto; (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of Lock-Up Securities, and the filing of a registration statement on Form S-4 relating thereto, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, further, that none of such Lock-Up Securities described in (i) and (ii) above shall be saleable in the public market until the expiration of the Lock-Up Period, and in no event may any issuance of Lock-Up Securities described in (i) and (ii) above be at a price less than the public offering price of the shares of common stock in this offering.

Our executive officers and directors and holders of at 5% or more of our common stock have entered into lock-up agreements with the underwriters pursuant to which each of these persons or entities, with limited exceptions, may not, directly or indirectly, for a period of 180 days after the date of the final prospectus supplement for this offering (subject to extension in certain circumstances), without the prior written consent of representative on behalf of the underwriters: (1) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any common stock or any securities convertible into or exchangeable or exercisable for common stock, whether now owned or hereafter acquired by the officer or director or with respect to which the officer or director has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act, with respect to any of the foregoing, (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise or (3) engage in any short selling of the common stock. Notwithstanding the foregoing, our executive officers and directors may transfer any such securities provided that (1) representative on behalf of the underwriters receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the SEC in accordance with the Exchange Act under Section 16 or otherwise, and (4) neither the officer or director nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report or other public notice regarding such transfers: (i) as a bona fide gift or gifts; or (ii) to any trust for the direct or indirect benefit of the officer or director or the immediate family of the officer or director; or (iii) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the officer or director. In addition, the lock-up will not restrict the delivery of common stock to the officer or director upon vesting and settlement of restricted share units or exercise of options outstanding on the date hereof in accordance with their terms; provided, that the common stock delivered upon any such vesting, settlement or exercise shall be subject to the foregoing restrictions. Furthermore, the officer or director may sell shares of common stock purchased by the officer or director on the open market following this offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC in accordance with the Exchange Act under Section 16 or otherwise and (ii) neither the officer or director nor any purchaser of the common stock otherwise voluntarily effects any public filing or report or other public notice regarding such sales.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Nasdaq Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq Capital Market

We have applied to list our common stock on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria. If our common stock is not approved for listing on the Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved. We do not intend to apply for any listing of the representative’s warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for such warrants.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are qualified investors as defined under the prospectus Directive;

●	by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the prospectus Directive), as permitted under the prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 3(2) of the prospectus Directive, provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the prospectus Directive or supplement a prospectus pursuant to Article 16 of the prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

●	it is a qualified investor as defined under the prospectus Directive; and

●	in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the prospectus Directive, or in the circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the prospectus Directive in that Relevant Member State, the expression “prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock and provisions of its Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Company’s Certificate of Incorporation and Bylaws.

General

Our Certificate of Incorporation authorizes the issuance of 505,000,000 shares of capital stock, 500,000,000 shares of which are designated as common stock, par value $0.0001 per share, and 5,000,000 of which are designated as preferred stock, par value $0.0001 per share. As of August 26, 2022, we have (i) 1,987,906 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

Series C Preferred Stock

On February 9, 2021, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 4,280 shares of preferred stock as Series C Convertible Preferred Stock. The following is only a summary of the Certificate of Designations and is qualified in its entirety by reference to the full text of the Certificate of Designations which is filed as an exhibit to this registration statement.

Designation

We have designated 4,280 shares of preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a par value of $0.0001 per share and a stated value of $1,000 (the “Stated Value”).

Dividends

Holders of Series C Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series C Preferred Stock.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive the same amount that a holder of common stock would receive if the Series C Preferred Stock were fully converted into common stock (disregarding any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights

Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designations, (b) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Conversion

Each share of Series C Preferred Stock is convertible, at any time and from time to time after the issuance date, at the option of the holder, into such number of shares of common stock determined by dividing the Stated Value by the Conversion Price. “Conversion Price” means $0.30, subject to adjustment.

Forced Conversion. Notwithstanding anything herein to the contrary, after the date that the Company’s stockholder approval is obtained and deemed effective, the Company may deliver a written notice to all holders (the “Forced Conversion Notice Date”) to cause each holder to convert all or part of such holder’s Series C Convertible Preferred Stock pursuant to Section 6 (“Forced Conversion”), it being agreed that the “Conversion Date” shall be deemed to occur no later than the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the standard settlement period following the Forced Conversion Notice Date; provided, however, a holder shall only be required to convert pursuant to a Forced Conversion to the extent that such conversion would not cause a holder to exceed its beneficial ownership limitation. On March 10, 2021, the Company obtained the stockholders’ approval forcing the conversion of all the Series C Convertible Preferred Stock. On April 12, 2021, the Company notified holders of its Series C Convertible Preferred Stock of its election to force the conversion to its Series C Convertible Preferred Stock into shares of the Company’s common stock.

On April 12, 2021, the Company notified holders of its Series C Convertible Preferred Stock of its election to force the conversion to its Series C Convertible Preferred Stock into shares of the Company’s common stock pursuant to the Certificate of Designations unless such conversion would cause the holder to exceed its beneficial ownership limitation pursuant to the Certificate of Designations. On April 14, 2021, the Company converted 4,049 Series C Convertible Preferred Stock into 269,900 shares of common stock. On March 31, 2022, the Company notified holders of its Series C Convertible preferred stock of its election to force the conversion to its Series C Convertible preferred stock into shares of the Company’s common stock pursuant to the Certificate of Designations unless such conversion would cause the holder to exceed its beneficial ownership limitation pursuant to the Certificate of Designations. On March 31, 2022, the Company converted 227 Series C Convertible preferred stock into 15,167 shares of common stock. As of March 31, 2022, there were no shares of Series C Convertible preferred stock issued and outstanding.

Exercisability

A holder of Series C Preferred Stock may not convert any portion of the Series C Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of common stock after conversion, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Warrants

On February 12, 2021, we issued Warrants to purchase up to 285,066 shares of our common stock in a private offering. The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $15.00 per share. If, after a period of 180 days after the date of issuance of the Warrants, a registration statement covering the resale of the Warrant Shares is not effective, the holders may exercise the Warrants by means of a cashless exercise. We are prohibited from effecting an exercise of the Warrants to the extent that, as a result of such exercise, the holder of the Warrant together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Warrant Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

In connection with the private placement of the Warrant, we issued the placement agents warrants to purchase up to an aggregate of 57,013 shares of our common stock. The placement agent warrants are exercisable for a period of five years from the closing date of the offering at an exercise price of $17.50 per share, subject to adjustment.

As of August 23, 2022 we have warrants to purchase up to 347,080 shares of our common stock issued and outstanding at a weighted average exercise price of $15.00 per share.

Options

As of August 23, 2022, we have options to purchase up to 28,650 shares of our common stock issued and outstanding at an exercise price of $0.01 per share.

Registration Rights

On February 9, 2021, in connection with the Purchase Agreements, we entered into Registration Rights Agreements (“RRAs”) with the Investors pursuant to which we agreed to file a registration statement to register the resale of the Conversion Shares and the Warrant Shares. Pursuant to the RRA, we shall use our best efforts to cause the registration to be declared effective no later than the 60th calendar day following February 9, 2021, or in the event of a full review by the SEC, the 90th calendar day following February 9, 2021, and to maintain the effectiveness of the registration statement until all of the Conversion Shares and Warrant Shares have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act. If we fail to file the registration statement or have it declared effective by the dates set forth above, amongst other things, we will be obligated to pay the investors damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

Anti-Takeover Provisions of our Certificate of Incorporation and our Bylaws

Set forth below is a summary of the provisions of our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law that could have the effect of delaying or preventing a change in control of our Company. The following description is only a summary, and it is qualified by reference to the Certificate of Incorporation and Bylaws which are incorporated by reference herein and relevant provisions of the Delaware General Corporation Law.

Board of Directors Vacancies

Our Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors; provided, however, the number of directors shall not be less than three.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called by our President or our board of directors and our Secretary at the request in writing of our stockholders owning a majority of our voting capital.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law

We are not subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 will not apply to us.

Transfer Agent and Registrar

Our transfer agent and registrar is West Coast Stock Transfer, Inc. whose address is 721 N. Vulcan Avenue, Suite 106, Encinitas, CA 92024.

Listing

Our shares of common stock are currently quoted on The OTCQB Venture Market, operated by OTC Markets Group, under the temporary symbol of “SILO.” We have applied to list our common stock on the Nasdaq Capital Market upon our satisfaction of the exchange’s initial listing criteria. No assurance can be given that our application will be approved. If our common stock is not approved for listing on the Nasdaq Capital Market, we will not consummate this offering.

2020 Omnibus Equity Incentive Plan

On January 18, 2021, the board of directors of the Company approved the Silo Pharma, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) to incentivize employees, officers, directors and consultants of the Company and its affiliates. The number of shares of common stock that are reserved and available for issuance under the 2020 Plan shall be equal to 170,000 shares provided that with respect to exempt awards as defined in the 2020 Plan, shall not count against such share limit. The 2020 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. The Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations. On March 10, 2021, the stockholders of the Company approved the Plan.

Description of 2020 Plan

The following is a summary of the material features of the 2020 Plan.

Types of Awards. The 2020 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2020 Plan will be administered by our Board of Directors, or if our Board of Directors does not administer the 2020 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our Board of Directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2020 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2020 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2020 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2020 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2020 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2020 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2020 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2020 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2020 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2020 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2020 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2020 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2020 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2020 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2020 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2020 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board of Directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2020 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2020 Plan

The 2020 Plan provides our Board of Directors with authority to amend, alter or terminate the 2020 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2020 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback. If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion.

LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements of Silo Pharma, Inc. (f/k/a Uppercut Brands, Inc.) for the years ended December 31, 2021 and December 31, 2020 have been included herein in reliance upon the reports of Salberg & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company has filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the Company and the securities being offered under this prospectus, please refer to the complete registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as the Company’s reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge on the SEC’s website.

INDEX TO FINANCIAL STATEMENTS

SILO PHARMA, INC.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

Silo Pharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SILO Pharma, Inc. (f/k/a Uppercut Brands, Inc.) (the “Company”) as of December 31, 2021, and 2020, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and 2020, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2019.

Boca Raton, Florida

March 28, 2022

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

SILO PHARMA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,837,001	$1,128,389
Equity investments	419,995	200
Notes receivable, net	-	23,500
Prepaid expenses and other current assets - current	145,324	241,091
Assets of discontinued operations	-	33,484

Total Current Assets	10,402,320	1,426,664

Note receivable - non-current, including interest receivable of $1,210	61,210	-
Prepaid expenses - non-current	26,659	-

Total Assets	$10,490,189	$1,426,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$417,937	$127,069
Note payable - current portion	-	14,654
Deferred revenue - current portion	72,102	-

Total Current Liabilities	490,039	141,723

LONG TERM LIABILITIES:
Deferred revenue - long-term portion	937,884	-
Note payable - long-term portion	-	4,246

Total Long Term Liabilities	937,884	4,246

Total Liabilities	1,427,923	145,969

Commitment and Contingencies (see Note 10)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series B convertible preferred stock, $0.0001 par value, 2,000 shares designated; no shares issued and outstanding at December 31, 2021 and 2020, respectively ($1,000 per share liquidation value)	-	-

Series C convertible preferred stock, $0.0001 par value, 4,280 shares designated; 227 and no shares issued and outstanding at December 31, 2021 and 2020, respectively ($1,000 per share liquidation value)	-	-

Common stock, $0.0001 par value, 500,000,000 shares authorized; 98,636,970 and 85,141,956 shares issued and outstanding at December 31, 2021 and 2020, respectively	9,864	8,514
Additional paid-in capital	12,314,979	7,034,502
Accumulated deficit	(3,262,577)	(5,762,321)

Total Stockholders’ Equity	9,062,266	1,280,695

Total Liabilities and Stockholders’ Equity	$10,490,189	$1,426,664

See accompanying notes to consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2021	2020

LICENSE FEE REVENUES:	$71,264	$-

COST OF REVENUES	5,004	-

GROSS PROFIT	66,260	-

OPERATING EXPENSES:
Compensation expense	395,123	755,993
Professional fees	1,598,367	1,173,717
Research and development	693,910	26,250
Insurance expense	108,750	30,191
Bad debt (recovery) expense, net	(148,500)	165,376
Selling, general and administrative expenses	162,953	50,192

Total operating expenses	2,810,603	2,201,719

OPERATING LOSS FROM CONTINUING OPERATIONS	(2,744,343)	(2,201,719)

OTHER INCOME (EXPENSE):
Interest income	1,210	11,543
Other income	-	3,000
Gain on forgiveness of PPP note payable	19,082	-
Interest expense	(3,036)	(269,043)
Interest expense - related party	-	(224)
Foreign exchange loss	-	(2,950)
Loss on debt extinguishment	-	(197,682)
Net realized gain on equity investments	6,660,483	-
Net unrealized gain (loss) on equity investments	248,588	(9,194)

Total other income (expense)	6,926,327	(464,550)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	4,181,984	(2,666,269)

Provision for income taxes	(24,876)	-

INCOME (LOSS) FROM CONTINUING OPERATIONS	4,157,108	(2,666,269)

DISCONTINUED OPERATIONS:
Gain from sale of assets of discontinued operations, net of tax	1,553	-
Loss from discontinued operations, net of tax	(254,920)	(371,248)

LOSS FROM DISCONTINUED OPERATIONS	(253,367)	(371,248)

NET INCOME (LOSS)	3,903,741	(3,037,517)

Deemed dividend	(1,403,997)	(69,000)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$2,499,744	$(3,106,517)

NET INCOME (LOSS) PER COMMON SHARE:
Continuing operations - basic	$0.04	$(0.05)
Continuing operations - diluted	$0.04	$(0.05)
Discontinued operations - basic and diluted	$(0.00)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,865,761	65,954,691
Diluted	95,922,218	65,954,691

See accompanying notes to consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2019	115	$-	-	$-	23,604,207	$2,361	$2,630,551	$(2,655,804)	$(22,892)

Common Stock issued for cash, net of offering cost	-	-	-	-	37,758,116	3,775	2,111,958	-	2,115,733

Common Stock issued for future services	-	-	-	-	8,586,184	859	686,036	-	686,895

Preferred Shares Exchanged for Common Stock	(115)	-	-	-	1,437,500	144	(144)	-	-

Common Stock issued in connection with employment agreement	-	-	-	-	7,630,949	763	609,713	-	610,476

Common Stock issued for Exchange of Notes	-	-	-	-	4,125,000	412	527,588	-	528,000

Common Stock issued for conversion of Redeemable Series A Preferred stock	-	-	-	-	2,000,000	200	399,800	-	400,000

Deemed dividend on Preferred Stock Exchange	-	-	-	-	-	-	69,000	(69,000)	-

Net loss	-	-	-	-	-	-	-	(3,037,517)	(3,037,517)

Balance, December 31, 2020	-	-	-	-	85,141,956	8,514	7,034,502	(5,762,321)	1,280,695

Series C preferred stock issued for cash, net of offering cost	-	-	4,276	-	-	-	3,794,102	-	3,794,102

Deemed dividend upon issuance of preferred stock	-	-	-	-	-	-	1,403,997	(1,403,997)	-

Common stock warrants granted for services	-	-	-	-	-	-	83,728	-	83,728

Issuance of common stock for conversion of preferred stock	-	-	(4,049)	-	13,495,014	1,350	(1,350)	-	-

Net income	-	-	-	-	-	-	-	3,903,741	3,903,741

Balance, December 31, 2021	-	$-	227	$-	98,636,970	$9,864	$12,314,979	(3,262,577)	$9,062,266

See accompanying notes to consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,903,741	$(3,037,517)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debt (recovery) expense	(148,500)	165,376
Stock-based compensation	83,728	610,476
Amortization of debt discount to interest expense	-	268,125
Amortization of prepaid stock-based expense	107,970	578,924
Inventory write-down	-	137,947
Net realized gain on equity investments	(6,660,483)	-
Net unrealized (gain) loss on equity investments	(248,588)	9,194
Gain on forgiveness of PPP note payable and accrued interest	(19,082)	-
Gain from disposal of assets from discontinued operations	(1,553)	-
Loss from debt extinguishment	-	197,682
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(38,862)	(144,663)
Assets of discontinued operations	(24,963)	(15,065)
Interest receivable	(1,210)	-
Accounts payable and accrued expenses	291,050	72,525
Deferred revenue	478,736	-

NET CASH USED IN OPERATING ACTIVITIES	(2,278,016)	(1,156,996)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of equity investments	7,020,526	-
Collection on note receivable written off prior to 2019	7,500	-
Collection on note receivable	164,500	39,000

NET CASH PROVIDED BY INVESTING ACTIVITIES	7,192,526	39,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable - related party	-	35,000
Proceeds from note payable	-	18,900
Repayment of note payable - related party	-	(35,000)
Net proceeds from sale of common stock	-	2,115,733
Net proceeds from sale of preferred stock	3,794,102	-
Advance from a related party	2,366	-
Repayment of advance from a related party	(2,366)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,794,102	2,134,633

NET INCREASE IN CASH:	8,708,612	1,016,637

CASH AND CASH EQUIVALENTS - beginning of year	1,128,389	111,752

CASH AND CASH EQUIVALENTS - end of year	$9,837,001	$1,128,389

Supplemental Disclosure of Cash Flow Information:
Interest paid	$-	$-
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$224
Income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued for prepaid services	$-	$686,895
Common stock issued for Exchange of Notes	$-	$528,000
Common stock issued for conversion of Redeemable Series A Preferred Stock	$-	$400,000
Increase in equity investments recorded as deferred revenue pursuant to a patent license agreement	$531,250	$-
Note receivable issued in connection with asset purchase agreement	$60,000	$-

See accompanying notes to consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND BUSINESS

Silo Pharma, Inc. (formerly Uppercut Brands, Inc.) (the “Company”) was incorporated in the State of New York on July 13, 2010 under the name Gold Swap, Inc. On January 24, 2013, the Company changed its state of incorporation from New York to Delaware.

The Company is a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research. The Company seeks to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. The Company is focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, post-traumatic stress disorder (“PTSD”), Alzheimer’s, Parkinson’s, and other rare neurological disorders. The Company’s mission is to identify assets to license and fund the research which the Company’s believes will be transformative to the well-being of patients and the health care industry. The Company was engaged in the development of a streetwear apparel brand, NFID (see below).

On October 4, 2013, the Company filed a Form N-54A and elected to become a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company previously elected to be treated for federal income tax purpose as a regulated investment company, (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”). Through September 29, 2018, the Company met the definition of RIC in accordance with the guidance under Accounting Standards Codification (“ASC”) Topic 946 “Financial Services – Investment Companies”. On September 29, 2018, the Company filed Form N-54C, Notification of Withdrawal of Election to be Subject to Section 55 through 65 of the 1940 Act, as the Company changed the nature of its business so as to cease to be a business development company (see Note 2 – Basis of Presentation). Additionally, since 2017, the Company has been subject to income taxes at corporate tax rates.

On May 21, 2019, the Company filed an amendment to its Certificate of Incorporation with the State of Delaware to change its name from Point Capital, Inc. to Uppercut Brands, Inc. thereafter, on September 24, 2020, the Company filed an amendment to its Certificate of Incorporation with the State of Delaware to change its name from Uppercut Brands, Inc. to Silo Pharma, Inc.

On April 8, 2020, the Company incorporated a new wholly-owned subsidiary, Silo Pharma Inc., in the State of Florida. The Company has also secured the domain name www.silopharma.com. The Company has been exploring opportunities to expand the Company’s business by seeking to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. In July 2020, through the Company’s newly formed subsidiary, the Company entered into a commercial evaluation license and option agreement with University of Maryland, Baltimore (“UMB”) (see Note 10) pursuant to which, among other things, UMB granted the Company an exclusive, option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license to with respect to certain technology. The option was extended and exercised on January 13, 2021. On February 12, 2021, the Company entered into a Master License Agreement with UMB (see Note 10). The Company plans to actively pursue the acquisition and/or development of intellectual property or technology rights to treat rare diseases, and to ultimately expand the Company’s business to focus on this new line of business.

On September 30, 2021, the Company entered into and closed on an Asset Purchase Agreement (“Asset Purchase Agreement) with NFID, LLC, a Florida limited liability company (“Buyer”), whereby the Buyer purchased from the Company certain assets, properties, and rights in connection with the Company’s NFID trademark name, logos, domain, and apparel clothing and accessories for a purchase price of $60,000 in the form of a promissory note amounting to $60,000. The promissory note bears 8% interest per annum and matures on October 1, 2023. Accordingly, the results of operations of this component, for all periods presented, are separately reported as “discontinued operations” on the accompanying consolidated statements of operations (see Note 4).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the instructions to Form 10-K, and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for financial information. The Company’s consolidated financial statements include financial statements for Silo Pharma, Inc and its inactive wholly-owned subsidiary with the same name as the parent entity, Silo Pharma, Inc, as of December 31, 2021 and during the years ended December 31, 2021 and 2020. All intercompany transactions and balances have been eliminated.

In accordance with, ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the NFID, LLC component’s results of operations have been classified as discontinued operations on a retrospective basis for all periods presented. Accordingly, the results of operations of this component, for all periods, are separately reported as “discontinued operations” on the consolidated statements of operations.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Liquidity

As reflected in the accompanying consolidated financial statements, the Company generated a net income of $3,903,741 and used cash in operations of $2,278,016, for the year ended December 31, 2021. Additionally, the Company has an accumulated deficit of $3,262,577 at December 31, 2021. During the year ended December 31, 2021, the Company has received gross proceeds of $7,020,526 from the sale of equity investments. As of December 31, 2021, the Company had working capital of $9,912,281.

These events served to mitigate the conditions that historically raised substantial doubt about the Company’s ability to continue as a going concern. The Company believes the proceeds received during the year ended December 31, 2021 will provide sufficient cash flows to meet its obligations for a minimum of twelve months from the date of this filing.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from estimates. Significant estimates during the years ended December 31, 2021 and 2020 include the collectability of notes receivable, the valuation of equity investments, estimates for obsolete and slow-moving inventory, estimates of the deemed dividend, valuation allowances for deferred tax assets, the fair value of warrants issued with debt and for services, and the fair value of shares issued for services and in settlements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 and by the Securities Investor Protection Corporation (“SIPC”) up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company evaluates, at least annually, the rating of the financial institutions in which it holds deposits. At December 31, 2021 and 2020, the Company had cash in excess of FDIC and SIPC limits of approximately $9,100,000 and $880,000, respectively.

Notes Receivable

The Company recognizes an allowance for losses on notes receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current note receivable aging, and expected future write-offs, as well as an assessment of specific identifiable accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets - current of $145,324 and $241,091 at December 31, 2021 and 2020, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses and other current assets – non-current of $26,659 and $0 at December 31, 2021 and 2020, respectively, consist primarily of costs paid for license fees and future services which will occur after a year. Prepaid expenses may include prepayments in cash and equity instruments for consulting, business advisory, legal services, license fees, research and development fees, and insurance which are being amortized over the terms of their respective agreements.

Equity Investments, at Fair Value

Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company’s carrying value and the net proceeds received from such disposition.  Realized gains and losses on investment transactions are determined by specific identification. Net unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment. Net unrealized gains or losses for equity investments are recognized in operations as the difference between the carrying value at the beginning of the period and the fair value at the end of the period.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Equity Investments, at Cost

Equity investments, at cost are comprised mainly of non-marketable capital stock and stock warrants, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

The Company records interest and dividend income on an accrual basis to the extent that the Company expects to collect such amounts.

For the license and royalty income, revenue is recognized when the Company satisfies the performance obligation based on the related license agreement. Payments received from the licensee that are related to future periods are recorded as deferred revenue to be recognized as revenues over the term of the related license agreement (see Note 10).

Product sales were recognized when the NFID products were shipped to the customer and title was transferred and were recorded net of any discounts or allowances which are separately reported as “discontinued operations” on the consolidated statements of operations.

Cost of Revenues

The primary components of cost of revenues on license fees included the cost of the license fees. Payments made to the licensor that are related to future periods are recorded as prepaid expense to be amortized over the term of the related license agreement (see Note 10).

The primary components of cost of revenues on NFID apparel include the cost of the product, production costs, warehouse storage costs and shipping fees which are separately reported as “discontinued operations” on the consolidated statements of operations.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation – Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under Accounting Standards Update (“ASU”) 2016-09 Improvements to Employee Share-Based Payment.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of December 31, 2021 and 2020 that would require either recognition or disclosure in the accompanying consolidated financial statements.

The Company recognized income tax expense of $24,876 and $0 for the years ended December 31, 2021 and 2020 (see Note 8).

Research and Development

In accordance with ASC 730-10, “Research and Development-Overall,” research and development costs are expensed when incurred. During the years ended December 31, 2021 and 2020, research and development costs were $693,910 and $26,250, respectively.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Net Income (Loss) per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) allocable to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period using the as-if converted method. Potentially dilutive securities which include convertible preferred shares and stock options are excluded from the computation of diluted shares outstanding if they would have an anti-dilutive impact on the Company’s net income or (loss). The following are the potentially dilutive shares for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Series C convertible preferred stock	756,667	—
Stock options	300,000	300,000
Warrants	17,353,987	—
	18,410,654	300,000

The following table presents a reconciliation of basic and diluted net loss per share:

	For the Years Ended December 31,
	2021	2020
Income (loss) per common share — basic:
Income (loss) from continuing operations	$4,157,108	$(2,666,269)
Loss from discontinued operations	(253,367)	(371,248)
Net income (loss)	$3,903,741	$(3,037,517)
Weighted average common shares outstanding — basic	94,865,761	65,954,691

Net income (loss) per common share – basic:
From continuing operations	$0.04	$(0.05)
From discontinued operations	$(0.00)	$(0.01)

Income (loss) per common share — diluted:
Income (loss) from continuing operations	$4,157,108	$(2,666,269)
Add: interest expense, net	(3,036)	—
Numerator for loss from continuing operations per common share — diluted	4,154,072	(2,666,269)
Numerator for loss from discontinuing operations per common share — diluted	(253,367)	(371,248)
Net loss per common share – diluted	$3,900,705	$(3,037,517)

Weighted average common shares outstanding — basic	94,865,761	65,954,691
Effect of dilutive securities:
Options	299,790	—
Preferred shares	756,667	—
Weighted average common shares outstanding – diluted	95,922,218	65,954,691

Net loss per common share – diluted:
From continuing operations	$0.04	$(0.05)
From discontinued operations	$(0.00)	$(0.01)

Leases

The Company accounts for its leases using the method prescribed by ASC 842 – Lease Accounting. The Company assess whether the contract is, or contains, a lease at the inception of a contract which is based on (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Operating lease ROU assets represents the right to use the leased asset for the lease term. Operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and edging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) to simplify the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt with Conversion and Other Options, for convertible instruments. Under the amendments in ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and a convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. The amendments in ASU 2020-06 provide financial statement users with a simpler and more consistent starting point to perform analyses across entities. The amendments also improve the operability of the guidance and reduce, to a large extent, the complexities in the accounting for convertible instruments and the difficulties with the interpretation and application of the relevant guidance. To further improve the decision usefulness and relevance of the information being provided to users of financial statements, amendments in ASU 2020-06 increased information transparency by making the following amendments to the disclosure for convertible instruments:

1.	Add a disclosure objective

2.	Add information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed

3.	Add information on which party controls the conversion rights

4.	Align disclosure requirements for contingently convertible instruments with disclosure requirements for other convertible instruments

5.	Require that existing fair value disclosures in Topic 825, Financial Instruments, be provided at the individual convertible instrument level rather than in the aggregate.

Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, amendments in ASU 2020-06 added disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital.

The amendments in ASU 2020-06 are effective for public business entities, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of its annual fiscal year and are allowed to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. In applying the modified retrospective method, entities should apply the guidance to transactions outstanding as of the beginning of the fiscal year in which the amendments are adopted. Transactions that were settled (or expired) during prior reporting periods are unaffected. The cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. If an entity elects the fully retrospective method of transition, the cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings in the first comparative period presented. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2021. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

Level 1-	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
Level 2-	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
Level 3-	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the consolidated balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Equity Investments at Fair Value

The Company accounted for certain equity investments at fair value using level 1, level 2 and level 3 valuations. Assets and liabilities measured at fair value on a recurring basis are as follows at December 31, 2021 and 2020:

	At December 31, 2021			At December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Equity investments consisting of common stock, at fair value	$419,995	$—	$—	$—	—	$—

The following table summarizes activity in the Company’s equity investments, at fair value for the periods presented:

	December 31, 2021	December 31, 2020
Balance, beginning of the year	$—	$—
Additions	531,250	—
Sales	(359,843)	—
Unrealized gain	248,588	—
Balance, end of the year	$419,995	$—

At December 31, 2021, equity investments, at fair value consisted of common equity securities of two entities, Home Bistro, Inc and Aikido Pharma, Inc. (see Note 10).

Equity investments are carried at fair value with unrealized gains or losses which is recorded as net unrealized gain (loss) on equity investments in the accompanying consolidated statement of operations. Realized gains and losses are determined on a specific identification basis which is recorded as net realized gain (loss) on equity investments in the accompanying consolidated statement of operations. The Company reviews equity investments, at fair value for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. For the year ended December 31, 2021, we recorded a net realized gain on equity investments of $6,660,483 primarily attributed to a gain from the sale of the Company’s equity investment in DatChat, Inc. of $6,657,120 and Aikido Pharma, Inc. of $3,363. DatChat, Inc. was a cost basis investment carried at $200 at December 31, 2020 (see below). The Company paid a commission on the sale of DatChat, Inc. totaling $578,880 which was netted with the proceeds.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding equity instruments.

Equity Investments at Cost

At December 31, 2021 and 2020, equity investments, at cost of $0 and $200, respectively, comprised mainly of non-marketable capital stock and stock warrants, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

NOTE 4 – DISPOSAL OF THE DISCONTINUED OPERATIONS OF THE NFID BUSINESS

On September 30, 2021, the Company entered into and closed on an Asset Purchase Agreement (see Note 1) with NFID, LLC, an unrelated party, a Florida limited liability company, whereby the Company sold certain assets, properties, and rights in connection with its NFID trademark name, logos, domain, and apparel clothing and accessories for a purchase price of $60,000 in the form of a promissory note for the same amount (“Note”). The Note bears 8% interest per annum and matures on October 1, 2023. As of December 31, 2021, the Note had principal balance of $60,000 and accrued interest receivable of $1,210 for a total outstanding receivable balance of $61,210.

ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the component’s results of operations have been classified as discontinued operations on a retrospective basis for all periods presented. Accordingly, the results of operations of this component, for all periods, are separately reported as “discontinued operations” in the accompanying consolidated statements of operations.

As of December 31, 2021 and 2020, assets of discontinued operations amounted $0 and $33,484, respectively, which primarily consisted of NFID inventory.

The following table set forth the selected financial data of the Company’s gain from sale of the NFID business on September 30, 2021:

September 30, 2021
Assets:
Current assets:
Inventory, net	$58,447
Total assets	$58,447

Liabilities:
Current liabilities:
Total liabilities	$—

Net asset of NFID business disposed	$58,447
Consideration in the form of a note receivable	(60,000)
Gain from sale of NFID business	$(1,553)

The summarized operating result of discontinued operations of the NFID Business included in the Company’s consolidated statements of operations for the years ended December 31, 2021 and 2020 is as follows:

	For the Year Ended
	December 31,
	2021	2020
Product sales, net	$119,405	$40,923
Cost of sales	103,824	182,426
Gross profit (loss)	15,581	(141,503)
Total operating and other non-operating expenses	(270,501)	(229,745)
Gain from sale of NFID business	1,533	—
Loss from discontinued operations	$(253,367)	$(371,248)

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 – NOTES RECEIVABLE

On September 28, 2018, the Company and Blind Faith Concepts Holdings, Inc. (the “Seller”) executed a two-year promissory note receivable agreement with a principal balance of $200,000 of which $100,000 was funded to the Seller in September 2018 and the remaining $100,000 was funded in October 2018. The promissory note accrued interest at a rate of 6% per annum, and the Company was repaid in interest only payments on a quarterly basis, until the maturity date of September 27, 2020, at which time the full principal and any interest payments was due to the Company. At the time the promissory note receivable agreement was executed, the Company also executed a security interest and pledge agreement with the borrower pursuant to which the borrower pledged all of the assets of its company as security for the performance of the note obligations.

On November 2, 2018, the Company and Blind Faith Concepts Holdings, Inc. (the “Debtor”) entered into a promissory note agreement for the sale of a promissory note with a principal balance of $50,000 (“Note”). The Note bore an interest rate of 10% per annum and 18% per annum in the event of default, payable on a monthly basis. The terms of the Note also provides for the principal balance of $50,000 to be used by the Debtor for an asset purchase transaction (“Transaction”) which is not related to the Company and for the Transaction to close within thirty days from the issuance date of the Note otherwise the Note becomes immediately due. In December 2018, the Company determined that the Note was not collectible and accordingly recorded an allowance for doubtful account and bad debt expense of $50,000.

On December 20, 2019, the Company and a third party entity (“Purchaser”) entered into two separate claim purchase agreements (“Purchase Agreements”), whereby the Company sold and the Purchaser assumed the promissory notes: (i) dated September 28, 2018 with a principal balance of $200,000 and related accrued interest and: (ii) dated November 2, 2018 with a principal balance of $50,000 and related accrued interest (discussed above) (collectively as “Notes”), for an aggregate purchase price of $277,305. Pursuant to the Purchase Agreements, the purchase price is payable on the earlier of the payment of six-monthly installments or upon the liquidation of the Blind Faith Concepts Holdings, Inc settlement securities pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. During the year ended December 31, 2020, the Company collected an aggregate amount of $30,000 of the Notes. During the year ended December 31, 2020, the Company recorded an allowance for doubtful account and bad debt expense of $146,500 related to the principal balance of the Notes and wrote off $27,876 of the accrued interest receivable related to the Notes, for a total bad debt expense of $174,376, due to slow collection of the installment payments.

During the years ended December 31, 2020, the Company recorded an aggregate bad debt expense in the amount of $174,376 and recovered an aggregate of $9,000 bad debt previously written off during the periods between 2018 to 2020, resulting in net bad debt expense of $165,376 recorded in the accompanying consolidated statement of operations.

During the years ended December 31, 2021, the Company recovered $148,500 of the bad debt that was previously written off during the periods between 2018 to 2020, recorded as bad debt recovery in the accompanying consolidated statement of operations. On June 7, 2021, the Company and the investor, entered into a settlement agreement whereby both parties agreed to settle the remaining balance of this note receivable which was previously written off in year 2020 for a total settlement amount of $196,000 to be paid as follows; (i) an initial payment of $46,000 upon execution of the settlement agreement and (ii) $10,000 per month for fifteen months. During the year ended, $148,500 was collected under this settlement agreement and $47,500 remains collectible under this settlement agreement and such amount has been fully reserved as of December 31, 2021.

On September 30, 2021, the Company executed a note receivable agreement with NFID, LLC in connection with an Asset Purchase Agreement (see Note 4). The promissory note bears 8% interest per annum and matures on October 1, 2023. The outstanding principal and accrued interest shall be due and payable on maturity. As of December 31, 2021, this note receivable had outstanding principal receivable of $60,000 and accrued interest receivable of $1,210 for a total receivable balance of $61,210 which is reflected in the accompanying consolidated balance sheet as note receivable – non-current.

As of December 31, 2021 and 2020, notes receivable, net, consisted of the following:

	December 31, 2021	December 31, 2020
Principal amounts of notes receivable at beginning of the year	$220,000	$250,000
Additional notes receivable in 2021	60,000	—
Collections on notes receivables	(148,500)	(30,000)
Less: allowance for doubtful accounts	(71,500)	(196,500)
Total Notes receivable, net	60,000	23,500
Less: notes receivable, net – current portion	—	(23,500)
Notes receivable – non-current	$60,000	$—

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 6 - NOTE PAYABLE

Paycheck Protection Program Funding

On April 30, 2020, the Company received federal funding in the amount of $18,900 through the Paycheck Protection Program (the “PPP”). PPP funds had certain restrictions on use of the funding proceeds, and generally must be repaid within two years and accrued interest at a rate of 1% per annum. The PPP loan may, under circumstances, be forgiven. No payment was due by the Company during the nine months period beginning on the date of this note (“Deferral Period”). Commencing one month after the expiration of the Deferral Period, the Company was to pay the lender monthly payments of principal and interest, each in equal amount required to fully amortize by the maturity date. If a payment on this note was more than ten days late, the lender would charge a late fee of up to 5% of the unpaid portion of the regularly scheduled payment. As of December 31, 2020, the principal balance of this note amounted to $18,900 and accrued interest of $174.

In April 2021, the Company was notified by the Small Business Administration that the principal and accrued interest under the PPP loan has been forgiven in full. Accordingly, during the year ended December 31, 2021, the Company recorded a total gain on forgiveness of PPP note payable of $19,082 which consisted of the principal balance of $18,900 and accrued interest of $182. As of December 31, 2021, the PPP note had no outstanding balance.

During the years ended December 31, 2021 and 2020, the Company recognized $54 and $80 of interest expense, respectively.

At December 31, 2021 and 2020, notes payable consisted of the following:

	December 31, 2021	December 31, 2020
Principal amount	$—	$18,900
Less: current portion	—	(14,654)
Note payable - long term portion	$—	$4,246

NOTE 7 – STOCKHOLDERS’ EQUITY

Shares Authorized

The Company has authorized the issuance of 5,000,000 shares of preferred stock, $0.0001 par value. The Company’s board of directors is authorized, at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the preferred stock or any series thereof.

On March 10, 2021, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware to increase the authorized number of shares of common stock of the Company from 100,000,000 shares to 500,000,000 shares.

Preferred Stock

In April 2013, 1,000,000 shares of preferred stock were designated as Series A Convertible Preferred Stock, and in November 2019, 2,000 shares of preferred stock were designated as Series B Convertible Preferred Stock. On February 9, 2021, 4,280 shares of preferred stock were designated as Series C Convertible Preferred Stock.

Conversion of Series A Redeemable Preferred Stock into Common Shares

On August 3, 2020, at the request of the investor, the Company converted 4,000 Series A Preferred Stock into 2,000,000 shares of common stock. After such conversion, the Company reclassified the $400,000 redemption value of the Series A Preferred Stock to additional paid in capital. Accordingly, there are no shares of Series A Preferred Stock issued and outstanding as of December 31, 2021 and 2020.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Conversion of Series B Convertible Preferred Stock into Common Shares

On April 15, 2020, the Company entered into Exchange Agreements with the holders of its Series B Preferred Stock, which shares of Series B Preferred Stock were originally issued in November 2019. Pursuant to the Exchange Agreements, the holders agreed to exchange their 115 shares of Series B Preferred Stock with a stated value of $115,000 and 575,000 warrants issued in connection with the Series B Preferred Stock for an aggregate of 1,437,500 shares of the Company’s common stock at a price of $0.08 per share. After the exchanges, there are no shares of the Company’s Series B Preferred Stock outstanding. The Company issued 1,437,500 shares of common stock which was more than the shares that would have been issued at the original conversion price of $0.20 per share or 575,000 shares of common stock, an excess of 862,500 shares of common stock. The excess shares were valued at a price of $0.08 per share. Consequently, in connection with this share exchange, the Company recorded a deemed dividend on this extinguishment of $69,000 during the year ended December 31, 2020. Accordingly, there are no shares of Series B Preferred Stock issued and outstanding as of December 31, 2021 and 2020.

Series C Convertible Preferred Stock

On February 9, 2021, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 4,280 shares of preferred stock as Series C Convertible Preferred Stock.

●	Designation. The Company has designated 4,280 shares of preferred stock as Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock has a par value of $0.0001 per share and a stated value of $1,000 (the “Series C Stated Value”).

●	Dividends. Holders of Series C Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of the Series C Convertible Preferred Stock.

●	Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive the same amount that a holder of common stock would receive if the Series C Convertible Preferred Stock were fully converted (disregarding any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

●	Voting Rights. Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Series C Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Convertible Preferred Stock or alter or amend the Certificate of Designations, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

●	Conversion. Each share of Series C Convertible Preferred Stock is convertible, at any time and from time to time after the issuance date, at the option of the holder, into such number of shares of common stock determined by dividing the Series C Stated Value by the Series C Conversion Price. “Series C Conversion Price” means $0.30, subject to adjustment in the event of stock split, stock dividends, subsequent right offerings and similar recapitalization transactions.

●	Forced Conversion. Notwithstanding anything herein to the contrary, after the date that the Company’s stockholder approval is obtained and deemed effective, the Company may deliver a written notice to all holders (the “Forced Conversion Notice Date”) to cause each holder to convert all or part of such holder’s Series C Convertible Preferred Stock pursuant to Section 6 (“Forced Conversion”), it being agreed that the “Conversion Date” shall be deemed to occur no later than the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the standard settlement period following the Forced Conversion Notice Date; provided, however, a holder shall only be required to convert pursuant to a Forced Conversion to the extent that such conversion would not cause a holder to exceed its beneficial ownership limitation. On March 10, 2021, the Company obtained the stockholders’ approval forcing the conversion of all the Series C Convertible Preferred Stock. On April 12, 2021, the Company notified holders of its Series C Convertible Preferred Stock of its election to force the conversion to its Series C Convertible Preferred Stock into shares of the Company’s common stock (see below).

●	Exercisability. A holder of Series C Convertible Preferred Stock may not convert any portion of the Series C Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of the Company’s common stock after conversion, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Series C Convertible Preferred Stock Financing

On February 9, 2021 (the “Effectiveness Date”), the Company entered into securities purchase agreements (collectively, the “Series C Purchase Agreements”) with certain institutional and accredited investors for the sale of an aggregate of 4,276 shares of the Company’s Series C Convertible Preferred Stock and warrants (the “February Warrants”) to purchase up to 14,253,323 shares (the “February Warrant Shares”) of the Company’s common stock for gross proceeds of approximately $4,276,000, before deducting placement agent and other offering expenses of $481,898 which are offset against the proceeds in additional paid in capital. The offering closed on February 12, 2021. Accordingly, the Company recognized a total deemed dividend of $1,403,997 for the beneficial conversion feature in connection with the issuance of these Series C Convertible Preferred Stock.

The February Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.30 per share. If, after a period of 180 days after the date of issuance of the February Warrants, a registration statement covering the resale of the February Warrant Shares is not effective, the holders may exercise the February Warrants by means of a cashless exercise.

The Series C Convertible Preferred Stock and the February Warrants each contain a beneficial ownership limitation that restricts each of the investor’s ability to exercise the February Warrants and convert the Series C Convertible Preferred Stock such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% (or, at the election of the Investor, 9.99%) of the Company’s then issued and outstanding shares of common stock.

The Series C Purchase Agreement also provides that until the 18 month anniversary of the Effectiveness Date, in the event of a subsequent financing (except for certain exempt issuances as provided in the Series C Purchase Agreement) by the Company, each investor will have the right to participate in such subsequent financing up to an amount equal to the investor’s proportionate share of the subsequent financing based on such investor’s participation in the offering on the same terms, conditions and price provided for in the subsequent financing up to an amount equal to 50% of the subsequent financing. In addition, pursuant to the Series C Purchase Agreement, the Company has agreed that neither it nor its subsidiaries will enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents to file any registration statement other than as contemplated pursuant to the Registration Rights Agreement (as defined below) for a period of 90 days from the Effectiveness Date. Furthermore, subject to certain exceptions, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Series C Purchase Agreement).

In connection with the offering, the Company entered into separate registration rights agreements (“Registration Rights Agreements”) with the investors pursuant to which the Company agreed to undertake to file a registration statement (the “Registration Statement”) to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) within ten calendar days following the Effectiveness Date. The Company agreed to use its best efforts to cause the Registration Statement covering the Registrable Securities to be declared effective no later than the 60th calendar day following the Effectiveness Date, or in the event of a full review by the Securities and Exchange Commission, the 90th calendar day following the Effectiveness Date, and to maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. If the Company fails to file the Registration Statement or have it declared effective by the dates set forth above, amongst other things, the Company will be obligated to pay the investors damages in the amount of 1% of their subscription amount, per month, until such events are satisfied. The Registration Statement was filed and declared effective in April 2021.

In addition, pursuant to the terms of the offering, the Company issued Bradley Woods & Co, Ltd. and Katalyst Securities LLC warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 2,850,664 shares of common stock, or 10% of the shares of common stock issuable upon conversion of the Series C Preferred Stock and February Warrant Shares sold in the offering. The Placement Agent Warrants are exercisable for a period of five years from the closing date of the offering at an exercise price of $0.35 per share, subject to adjustment. The Placement Agent Warrants were valued at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 0.50%, expected dividend yield of 0%, expected term of 5 years using the simplified method and expected volatility of $169% based on comparable and calculated volatility. The aggregate grant date fair value of these Placement Agent Warrants amounted to approximately $1,106,000 and was recorded against the proceeds with no net effect on the consolidated financials.

The net proceeds of the offering are expected to be used for working capital purposes and to further execute on the Company’s existing business.

Conversion of Series C Convertible Preferred Stock

On April 12, 2021, the Company notified holders of its Series C Convertible Preferred Stock of its election to force the conversion to its Series C Convertible Preferred Stock into shares of the Company’s common stock pursuant to the Certificate of Designations unless such conversion would cause the holder to exceed its beneficial ownership limitation pursuant to the Certificate of Designations. On April 14, 2021, the Company converted 4,049 Series C Convertible Preferred Stock into 13,495,014 shares of common stock. As of December 31, 2021, there were 227 shares of the Company’s Series C Convertible Preferred Stock issued and outstanding.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Common Stock

Sale of Common Stock

Between April 9, 2020 to April 18, 2020, the Company entered into subscription agreements with certain accredited investors pursuant to which it issued an aggregate of 7,764,366 shares of the Company’s common stock for proceeds of $75,644, and subscription receivable of $2,000 or $0.01 per share, for a total of $77,644. The Company collected the subscription receivable of $2,000 on July 6, 2020.

On April 28, 2020, the Company entered into securities purchase agreements (collectively, the “April Purchase Agreements”) with certain institutions and accredited investors for the sale of an aggregate 29,993,750 shares of the Company’s common stock at a price of $0.08 per share for gross proceeds of $2,399,500, before deducting placement agent fees of $242,950 and other offering expenses of $118,460 (the “Private Placement”) for total net proceeds of $2,038,090. The April Purchase Agreements contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions.

The April Purchase Agreements also provides that until the six month anniversary of the date of the April Purchase Agreements, in the event of a subsequent financing (except for certain exempt issuances as provided in the April Purchase Agreements) by the Company, each investor that invested over $100,000 pursuant to the April Purchase Agreements will have the right to participate in such subsequent financing up to an amount equal to 50% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing.

In connection with the Private Placement, the Company entered into separate Registration Rights Agreements with the investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Registrable Securities (as defined therein) within 30 calendar days following the closing date, and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144. If the Company fails to file the registration statement or have it declared effective by the dates set forth above, amongst other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied, subject to a cap of 6%.

In conjunction with the Private Placement, all officers and directors of the Company have entered into lock-up agreements pursuant to which they have agreed not to sell their shares of common stock or common stock equivalents in the Company until the twelve-month anniversary of the closing date.

Common Stock Issued for Future Services

On April 17, 2020, the Company entered into one-year advisory agreements with certain accredited investors pursuant to which it agreed to issue an aggregate of 5,117,343 shares of the Company’s common stock to the advisors for advisory services to be rendered. These shares were valued at $409,387, or $0.08 per common share, based on contemporaneous common share sales which are being amortized over the term of the agreements.

On April 17, 2020, the Company entered into a six-month consulting agreement with an accredited investor pursuant to which it agreed to issue an aggregate of 3,468,841 shares of the Company’s common stock to the consultant for consulting services to be rendered. These shares were valued at $277,508, or $0.08 per common share, based on contemporaneous common share sales which is being amortized over the term of the agreement.

During the years ended December 31, 2021 and 2020, the Company recognized stock-based consulting fees of $107,970 and $578,924, respectively, with a remaining prepaid expense included in prepaid expenses and other current assets of $0 and $107,970 at December 31, 2021 and 2020, respectively.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Common Stock Issued for Employment Agreement

On April 17, 2020, the Company entered into an Employment Agreement with the Company’s Chief Executive Officer (“CEO”) pursuant to which CEO will continue to serve as Chief Executive Officer and Chief Financial Officer of the Company. In connection with this employment agreement, the CEO was granted 7,630,949 shares of the Company’s common stock. These shares were valued at $610,476, or $0.08 per common share, based on contemporaneous common share sales. During the year ended December 31, 2020, the Company recognized stock-based compensation of $610,476.

Common Stock Issued for Conversion of Series A and B Preferred Stock

On August 3, 2020, at the request of the investor, the Company converted 4,000 Series A Preferred Stock into 2,000,000 shares of common stock. After such conversion, the Company reclassed the $400,000 redemption value of the Series A Preferred Stock to additional paid in capital.

On April 15, 2020, the Company entered into Exchange Agreements with the holders of its Series B Preferred Stock whereby the holders agreed to exchange their 115 shares of Series B Preferred Stock with a stated value of $115,000 and 575,000 warrants issued in connection with the Series B Preferred Stock for an aggregate of 1,437,500 shares of the Company’s common stock at a price of $0.08 per share. In connection with this share exchange, the Company recorded a deemed dividend on this extinguishment of $69,000 during the year ended December 31, 2020.

Common Stock Issued for Exchange of Notes

On April 15, 2020, the Company entered into Exchange Agreements with the holders of certain convertible promissory notes. Pursuant to these Exchange Agreements, the holders agreed to exchange their convertible promissory notes of $330,000 and 1,650,000 warrants issued in connection with this debt for an aggregate of 4,125,000 shares of the Company’s common stock at a price of $0.08 per share. Consequently, the Company recorded a loss on debt extinguishment of $198,000 during the year ended December 31, 2020.

Stock Options

On January 18, 2021, the Company’s board of directors (“Board”) approved the Silo Pharma, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”) to incentivize employees, officers, directors and consultants of the Company and its affiliates. 8,500,000 shares of common stock are reserved and available for issuance under the Plan, provided that certain exempt awards (as defined in the Plan), shall not count against such share limit. The Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. The Plan shall terminate on the tenth anniversary of the date of adoption by the Board. Subject to certain restrictions, the Board may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations. On March 10, 2021, the Plan was approved by the stockholders.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Stock option activities for the years ended December 31, 2021 and 2020 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2019	300,000	$0.0001	4.5	$104,970
Granted/Issued/ Forfeited	—	—	—	—
Balance Outstanding, December 31, 2020	300,000	0.0001	3.5	127,290
Granted/Issued/ Forfeited	—	—	—	—
Balance Outstanding, December 31, 2021	300,000	$0.0001	2.5	$42,870
Exercisable, December 31, 2021	300,000	$0.0001	2.5	$42,870

Warrants

Warrant activities for the years ended December 31, 2021 and 2020 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2019	2,225,000	$0.20	4.80	$337,750
Forfeited	(2,225,000)	0.20	—	—
Balance Outstanding, December 31, 2020	—	—	—	—
Granted	17,353,987	0.31	4.12	—
Balance Outstanding, December 31, 2021	17,353,987	$0.31	4.12	$—
Exercisable, December 31, 2021	17,353,987	$0.31	4.12	$—

On April 15, 2020, the Company entered into Exchange Agreements with the holders of convertible promissory notes (see Note 5). Pursuant to these Exchange Agreements, the noteholders agreed to exchange their convertible promissory notes of $330,000 and 1,650,000 warrants issued in connection with this debt for an aggregate of 4,125,000 shares of the Company’s common stock at a price of $0.08 per share. After the exchanges, there are no convertible notes outstanding. The Company issued 4,125,000 shares of common stock which was more than the shares that would have been issued at the original conversion price of $0.20 per share or 1,650,000 shares of common stock, an excess of 2,475,000 shares of common stock. The excess shares were valued at a price of $0.08 per share. Consequently, the Company recorded a loss on debt extinguishment of $198,000 during the year ended December 31, 2020.

On January 18, 2021, the Company granted warrants to purchase up to 250,000 shares of the Company’s common stock in exchange for legal services rendered. The warrants have a term of five years from the date of grant and are exercisable at an exercise price of $0.20 per share. The warrants were valued on the grant date at approximately $0.33 per warrant for a total of $83,728 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.35 per share (based on the quoted trading price on the date of grant), volatility of 169%, expected term of five year, and a risk-free interest rate of 0.46%. During the year ended December 31, 2021, the Company recorded stock-based compensation of $83,728.

On February 9, 2021, the Company entered into pursuant to securities purchase agreements with certain investors pursuant to which it sold warrants to purchase up to 14,253,323 shares of the Company’s common stock and 4,276 shares of the Company’s Series C Convertible Preferred Stock. The February Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.30 per share, subject to adjustment. If, after a period of 180 days after the date of issuance of the February Warrants, a registration statement covering the resale of the February Warrant Shares is not effective, the holders may exercise the February Warrants by means of a cashless exercise. In addition, pursuant to the terms of the offering, the Company issued the Placement Agent Warrants to purchase up to an aggregate of 2,850,664 shares of common stock to its placement agents, or 10% of the shares of common stock issuable upon conversion of the Series C Preferred Stock and February Warrant Shares sold in the offering. The Placement Agent Warrants are exercisable for a period of five years from the closing date of the offering at an exercise price of $0.35 per share, subject to adjustment (see Series C Convertible Preferred Stock Financing above). Such warrants issued to various investors and to the placement agents were recorded as additional paid in capital with an offsetting debit applied against additional paid in capital, thus these warrants have no further accounting effect within the equity section.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 8 - INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets on December 31, 2021 and 2020 consist of net operating loss carry-forwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. As of December 31, 2021 and 2020, the Company had not recorded a liability for any unrecognized tax positions.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2021 and 2020 was as follows:

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Income tax (benefit) liability at U.S. statutory rate of 21%	$819,786	$(637,879)
Income tax (benefit) liability – state	253,743	(197,439)
Permanent differences	(20,893)	457,798
Change in valuation allowance	(1,027,760)	377,520
Total provision for income tax	$24,876	$—

The Company’s approximate net deferred tax asset as of December 31, 2021 and 2020 was as follows:

	December 31, 2021	December 31, 2020
Net operating loss carryforward	$1,647,335	$868,338
Net capital loss carryforward	(1,707,701)	123,932
Total deferred tax asset (liability) before valuation allowance	(60,366)	992,271
Valuation allowance	35,490	(992,271)
Provision for income tax	24,876	—
Net deferred tax asset	$—	$—

At December 31, 2021, the Company had a capital gain of $6,660,483 which offset the prior year net capital loss carryforward $450,663 for a capital gain of $6,209,820.

Due to the loss of its Regulated Investment Company (“RIC”) tax status in 2017, any net tax operating losses generated as a RIC cannot be used to offset any future taxable income. As of December 31, 2021, the Company had an aggregate estimated net operating loss carryforwards of approximately $5,990,308 for income taxes. These net operating loss carries forwards may be available to reduce future years’ taxable income. The net loss carryforward up until 2017 in the amount of $470,204, will expire in 2037. Net loss carryforwards in the amount of $5,520,104 from 2018 onwards can be carried over indefinitely, subject to annual usage limits.

Management believes that it appears more likely than not that the Company will not realize these tax benefits due to the Company’s continuing losses for income taxes purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit related to the U.S. net operating loss and capital loss carry forwards to reduce the asset to zero. Management will review this valuation allowance periodically and will make adjustments as necessary.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 9 – CONCENTRATIONS

Customer Concentration

For the years ended December 30, 2021 and 2020, no customer accounted for over 10% of total revenues from apparel sales included in discontinued operations.

Vendor Concentrations

For the year ended December 31, 2021, one licensor accounted for 100% of the Company’s vendor license agreements (see Note 10) related to the Company’s biopharmaceutical operation.

For the year ended December 31, 2020, the Company did not have any licensor.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Employment Agreement

On April 17, 2020, the Company entered into an employment agreement (“Employment Agreement”) with Eric Weisblum to serve as Chief Executive Officer and Chief Financial Officer of the Company. The term of the Employment Agreement will continue for a period of one year from the date of execution date thereof and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to review at least six months prior to the expiration of the then effective term. The Employment Agreement provided for a base salary of $120,000 and 7,630,949 of vested shares of the Company’s common stock in April 2020. In addition, Mr. Weisblum shall be eligible to earn a bonus, subject to the sole discretion of the Company’s Board of Directors (“Board”). The Employment Agreement may be terminated by either the Company or Mr. Weisblum at any time and for any reason upon 60 days prior written notice. Upon termination of the Employment Agreement, Mr. Weisblum shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which he may be entitled as of the termination date (collectively, the “Accrued Amounts”). Mr. Weisblum employment may also be terminated by the Company at any time, with cause, death or disability (as defined in the Employment Agreement). Upon the termination of the Employment Agreement for death or disability, Mr. Weisblum shall be entitled to receive the Accrued Amounts. The Employment Agreement also contains covenants prohibiting Mr. Weisblum from disclosing confidential information with respect to the Company.

On January 18, 2021, the Company and Mr. Weisblum entered into the first amendment (the “Amendment”) to the Employment Agreement, effective as of January 1, 2021. Pursuant to the Amendment Mr. Weisblum’s base salary was increased from $120,000 per year to $180,000 per year and all the terms and provisions of the Employment Agreement shall remain in full force and effect.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

License Agreements between the Company and Vendors

University of Maryland, Baltimore - License Agreement for Development and Use of Central Nervous System-Homing Peptides

Commercial Evaluation License and Option Agreement with the University of Maryland, Baltimore

Effective as of July 15, 2020, the Company, through its wholly-owned subsidiary, Silo Pharma, Inc. (see Note 1) and University of Maryland, Baltimore (“UMB”), entered into a commercial evaluation license and option agreement (“License Agreement”), granting the Company an exclusive, non-sublicensable, non-transferable license to with respect to the exploration of the potential use of central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology. The License Agreement also granted the Company an exclusive option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license (“Exclusive Option”) to with respect to the subject technology. The License Agreement had a term of six months from the effective date however if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first. The Company exercised its Exclusive Option on January 13, 2021 and entered into a Master License Agreement on February 12, 2021. Both parties may terminate this agreement within thirty days by giving a written notice. In July 2020, the Company paid a license fee of $10,000 to UMB pursuant to the License Agreement which was recorded in professional fees during the year ended December 31, 2020 since the Company could not conclude that such costs would be recoverable for this early-stage venture.

Master License Agreement with the University of Maryland, Baltimore

As disclosed above, effective as of February 12, 2021, the Company and University of Maryland, Baltimore (“UMB”), entered into the Master License Agreement (“Master License Agreement”) which grants the Company an exclusive, worldwide, sublicensable, royalty-bearing license to certain intellectual property: (i) to make, have made, use, sell, offer to sell, and import certain licensed products and: (ii) to use the invention titled, “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” and UMB’s confidential information to develop and perform certain licensed processes for the therapeutic treatment of neuroinflammatory disease.

The Master License Agreement will remain in effect on a Licensed Product-by-Licensed Product basis and country-by-country basis until the later of: (a) the last patent covered under the Master License Agreement expires, (b) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, or (c) 10 years after the first commercial sale of a Licensed Product in that country, unless earlier terminated in accordance with the provisions of the Master License Agreement. The term of the Master License Agreement shall expire 15 years after the Master License Agreement Effective Date in which (a) there were never any patent rights, (b) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity or (c) there was never a first commercial sale of a Licensed Product.

The Company may assign, sublicense, grant, or otherwise convey any rights or obligations under the Master License Agreement to a Company affiliate, without obtaining prior written consent from UMB provided that it meets the terms defined in the Master License Agreement. The Company may grant sublicenses of some or all of the rights granted by the Master License Agreement, provided that there is no uncured default or breach of any material term or condition under the Master License Agreement, by Company, at the time of the grant, and that the grant complies with the terms and conditions of the Master License Agreement. The Company shall be and shall remain responsible for the performance by each of the Company’s sublicensee. Any sublicense shall be consistent with and subject to the terms and conditions of the Master License Agreement and shall incorporate terms and conditions sufficient to enable Company to comply with the Master License Agreement. The Company or Company affiliates shall pay to UMB a percentage of all income received from its sublicensee as follows: (i) 25% of the Company’s sublicense income which is receivable with respect to any sublicense that is executed before the filing of an NDA (or foreign equivalent) for the first licensed product; and (b) 15% of the Company’s sublicense income which is receivable with respect to any sublicense that is executed after the filing of an NDA (or foreign equivalent) for the first licensed product.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Pursuant to the Master License Agreement, the Company shall pay UMB; (i) a license fee, (ii) certain event-based milestone payments (see below for payment terms), (iii) royalty payments depending on net revenues (see below for payment terms), and (iv) a tiered percentage of sublicense income. The Company shall pay to UMB a license fee of $75,000, payable as follows: (a) $25,000 shall be due within 30 days following the effective date; and (b) $50,000 on or before the first anniversary of the effective date. The license fee is non-refundable and is not creditable against any other fee, royalty or payment. The Company shall be responsible for payment of all patent expenses in connection with preparing, filing, prosecution and maintenance of patents or patent applications relating to the patent rights. The Company paid $25,000 license fee on February 17, 2021 which was recorded as prepaid expense and is being amortized over the 15-year term. The Company recognized amortization expense of $4,375 during the year ended December 31, 2021. At December 31, 2021, prepaid expense and other current assets – current amounted $5,000 and prepaid expense – non-current amounts $15,625 as reflected in the accompanying consolidated balance sheets.

Milestone Payment Terms:

Milestone	Payment
Filing of an Investigational New Drug (or any foreign equivalent) for a Licensed Product	$50,000
Dosing of first patient in a Phase 1 Clinical Trial of a Licensed Product	$100,000
Dosing of first patient in a Phase 2 Clinical Trial of a Licensed Product	$250,000
Receipt of New Drug Application (“NDA”) (or foreign equivalent) approval for a Licensed Product	$500,000
Achievement of First Commercial Sale of Licensed Product	$1,000,000

Royalty Payments Terms:

(i)	3% on sales of licensed products (as defined in the Master License Agreement) during the applicable calendar year for sales less than $50,000,000; and

(ii)	5% on sales of licensed products during the applicable calendar year for sales greater than $50,000,000; and

(iii)	a minimum annual royalty payments, as follows:

Years	Minimum Annual Royalty
Prior to First Commercial Sale	$	N/A
Year of First Commercial Sale	$	N/A
First calendar year following the First Commercial Sale		$25,000
Second calendar year following the First Commercial Sale		$25,000
Third calendar year following the First Commercial Sale		$100,000

In April 2021, in connection with the Company’s Sublicense Agreement with Aikido Pharma Inc. (see below - Patent License Agreement with Aikido Pharma Inc.), the Company paid 25% of its sublicense income to UMB, pursuant to the Master License Agreement, which amounted to $12,500. The Company recognized amortization expense of $628 during the year ended December 31, 2021. At December 31, 2021, prepaid expense and other current assets – current amounted $838 and prepaid expenses – non-current amounts $11,034 as reflected in the accompanying consolidated balance sheets.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

University of Maryland, Baltimore - License Agreement for Development and Use of Joint-Homing Peptides

Commercial Evaluation License and Option Agreement with the University of Maryland, Baltimore

Effective as of February 26, 2021, the Company, through its wholly-subsidiary, Silo Pharma, Inc., and University of Maryland, Baltimore (“UMB”), entered into a commercial evaluation license and option agreement (“License Agreement”), which granted the Company an exclusive, non-sublicensable, non-transferable license to with respect to the exploration of the potential use of joint-homing peptides for use in the investigation and treatment of arthritogenic processes. The License Agreement also granted the Company an exclusive option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license (“Exclusive Option”) to with respect to the subject technology. The License Agreement had a term of six months from the effective date. Both parties could have terminated the License Agreement within thirty days by giving a written notice.

On July 6, 2021, the Company entered into a First Amendment Agreement (“Amended License Agreement”) with UMB to extend the term of the original License Agreement by an additional six months such that the Amended License Agreement was effective until February 25, 2022 however, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first. The Company paid a license fee of $10,000 to UMB in March 2021 pursuant to the License Agreement which was recorded in professional fees during the year ended December 31, 2021, since the Company could not conclude that such costs would be recoverable for this early-stage venture. Subsequent to December 31, 2021, the Company and UMB entered into a Second Amendment Agreement (see Note 11).

License Agreements between the Company and Customer

Customer Patent License Agreement with Aikido Pharma Inc.

On January 5, 2021, the Company and its subsidiary Silo Pharma, Inc., a Florida corporation, entered into a patent license agreement (“License Agreement”) (collectively, the “Licensor”) and Aikido Pharma Inc. (“Aikido” or the “Customer”), as amended on April 12, 2021, pursuant to which the Licensor granted Aikido an exclusive, worldwide (“Territory”), sublicensable, royalty-bearing license to certain intellectual property: (i) to make, have made, use, provide, import, export, lease, distribute, sell, offer for sale, develop and advertise certain licensed products and (ii) to develop and perform certain licensed processes for the treatment of cancer and symptoms caused by cancer (“Field of Use”).

The License Agreement also provided that, if the Licensor exercised the option granted to it pursuant to its commercial evaluation license and option agreement with UMB, effective as of July 15, 2020, it would grant Aikido a non-exclusive sublicense (“Right”) to certain UMB patent rights in the field of neuroinflammatory diseases occurring in patients diagnosed with cancer (“Field”). Pursuant to the License Agreement, Aikido agreed to pay the Licensor, among other things, (i) a one-time non-refundable cash payment of $500,000 and (ii) royalty payments equal to 2% of net sales (as defined in the License Agreement) in the Field of Use in the Territory. In addition, Aikido agreed to issue the Licensor 500 shares of Aikido’s newly designated Series M Convertible Preferred Stock which were to be converted into an aggregate of 625,000 shares of the Aikido’s common stock. On April 12, 2021, the Company entered into an amendment to the License Agreement (“Amended License Agreement”) with Aikido dated January 5, 2021 whereby Aikido issued an aggregate of 625,000 restricted shares of Aikido’s common stock instead of the 500 shares of the Series M Convertible Preferred Stock.

Pursuant to the License Agreement, the Company is required to prepare file, prosecute, and maintain the licensed patents. Unless earlier terminated, the term of the license to the licensed patents will continue until the expiration or abandonment of all issued patents and filed patent applications within the licensed patents. The Company may terminate the License Agreement upon 30 day written notice if Aikido fails to pay any amounts due and payable to the Company or if Aikido or any of its affiliates brings a patent challenge against the Company, assists others in bringing a legal or administrative challenge to the validity, scope, or enforceability of or opposes any of the licensed patents (“Patent Challenge”) against the Company (except as required under a court order or subpoena). Aikido may terminate the Agreement at any time without cause, and without incurring any additional penalty, (i) by providing at least 30 days’ prior written notice and paying the Company all amounts due to it through such termination effective date. Either party may terminate the Agreement for material breaches that have failed to be cured within 60 days after receiving written notice. The Company collected the non-refundable cash payment of $500,000 on January 5, 2021 which was recorded as deferred revenue to be recognized as revenues over the 15 year term of the License Agreement.

With respect to a vote of Aikido’s stockholders to approve a reverse split of its common stock no later than December 31, 2021 only (“Reverse Stock Split Vote”), each share of the Series M Convertible Preferred Stock shall be entitled to such number of votes equal to 20,000 shares of Aikido’s common stock. In addition, each share of the Series M Convertible Preferred Stock shall be convertible, at any time after the earlier of (i) the date that the Reverse Stock Split Vote is approved by Aikido’s stockholders and (ii) December 31, 2021, at the option of the holder, into such number of shares of Aikido’s common stock determined by dividing the Stated Value by the Conversion Price. “Stated Value” means $1,000. “Conversion Price” means $0.80, subject to adjustment.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Prior to the April 12, 2021 issuance of the common stock in lieu of the Series M Convertible Preferred Stock as discussed above, the Company valued the 500 Series M Convertible Preferred stock which was equivalent into Aikido’s 625,000 shares of common stock at a fair value of $0.85 per common share or $531,250 based quoted trading price of Aikido’s common stock on the date of grant. The Company recorded an equity investment of $531,250 (see Note 3) and deferred revenue of $531,250 to be recognized as revenues over the term of the license. Accordingly, the Company recorded a total deferred revenue of $1,031,250 ($500,000 cash received and $531,250 value of equity securities received) to be recognized as revenues over the 15-year term. The Company recognized revenue of $68,750 during the year ended December 31, 2021. At December 31, 2021, deferred revenue – current portion amounted $68,750 and deferred revenue – long-term portion amounted $893,750 as reflected in the accompanying consolidated balance sheets.

The Right shall be to the full extent permitted by and on terms and conditions required by UMB for a term consistent with the term of patent and technology licenses that UMB normally grants. In the event that the Company exercises its option and executes a license with UMB to the UMB patent rights within 40 days after the execution of such UMB license, for consideration to be agreed upon and paid by Aikido, which consideration shall in no event exceed 110% of any fee payable by the Company to UMB for the right to sublicense the UMB patent rights. The Company shall grant Aikido a nonexclusive sublicense in the United States to the UMB patent rights in the Field, subject to the terms of any UMB license Licensor obtains, including any royalty obligations on sublicensees required under any such sublicense. The option was exercised on January 13, 2021. Accordingly, on April 6, 2021, the Company entered into the Sublicense Agreement with Aikido pursuant to which it granted Aikido a worldwide exclusive sublicense to its licensed patents under the Master License Agreement.

Customer Sublicense Agreement with Aikido Pharma Inc.

On April 6, 2021 (the “Sublicense Agreement Effective Date”), the Company entered into the Sublicense Agreement with Aikido pursuant to which the Company granted Aikido an exclusive worldwide sublicense to (i) make, have made, use, sell, offer to sell and import the Licensed Products (as defined below) and (ii) in connection therewith to (A) use an invention known as “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” which was sublicensed to the Company pursuant to the Master License Agreement and (B) practice certain patent rights (“Patent Rights”) for the therapeutic treatment of neuroinflammatory disease in cancer patients. “Licensed Products” means any product, service, or process, the development, making, use, offer for sale, sale, importation, or providing of which: (i) is covered by one or more claims of the Patent Rights; or (ii) contains, comprises, utilizes, incorporates, or is derived from the Invention or any technology disclosed in the Patent Rights.

Pursuant to the Sublicense Agreement, Aikido agreed to pay the Company (i) an upfront license fee of $50,000, (ii) the same sales-based royalty payments that the Company is subject to under the Master License Agreement and (iii) total milestone payments of up to $1.9 million. The Sublicense Agreement shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) the date of expiration of the last to expire claim of the Patent Rights covering such Licensed Product in such country, (ii) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity, if applicable and (iii) 10 years after the first commercial sale of a Licensed Product in that country, unless terminated earlier pursuant to the terms of the Sublicense Agreement. Furthermore, the Sublicense Agreement shall expire 15 years after the Sublicense Agreement Effective Date with respect to any country in which (i) there were never any Patent Rights, (ii) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity with respect to a Licensed Product and (ii) there was never a commercial sale of a Licensed Product, unless such agreement is earlier terminated pursuant to its terms. The Company collected the upfront license fee of $50,000 in April 2021. The Company recognized revenue of $2,514 during the year ended December 31, 2021. At December 31, 2021, deferred revenue – current portion amounted $3,352 and deferred revenue – long-term portion amounted $44,134 as reflected in the accompanying consolidated balance sheets.

Sponsored Study and Research Agreements between the Company and Vendors

Investigator-Sponsored Study Agreement with Maastricht University of the Netherlands

On November 1, 2020, the Company entered into an investigator-sponsored study agreement (“Study Agreement”) with Maastricht University of the Netherlands. The research project is a clinical study to examine the effects of repeated low doses of psilocybin and lysergic acid diethylamide on cognitive and emotional dysfunctions in Parkinson’s disease and to understand its mechanism of action. The Study Agreement shall terminate on October 31, 2024, unless earlier terminated pursuant to the terms thereof. The Company shall pay a total fee of 433,885 Euros ($507,602 USD) exclusive of value added tax to be amortized over the four-year term and payment schedule as follows:

Payment
1	86,777 Euros ($101,520 USD)	Upon signing the Study Agreement and was paid in December 2020
2	86,777 Euros ($101,520 USD)	Obtained approval from ethical committee
3	86,777 Euros ($101,520 USD)	Data collection has commenced
4	130,166 Euros ($152,281 USD)	First half of the participants are tested
5	43,885 Euros ($50,760 USD)	Completion of data collection and delivery of final report

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

In December 2020, the Company paid the first payment of $101,520 which was recorded to prepaid expense and other current assets – current of which approximately $22,318 was amortized in fiscal 2020. In September 2021, the Company notified Maastricht University of Netherlands for an early termination of this agreement. Maastricht University of Netherlands has not reached the second phase which is to obtain approval from ethical committee. The Company has no further obligation after the termination. During the year ended December 31, 2021, the Company amortized the remaining prepaid expense of $79,202.

Investigator-Sponsored Study Agreement with University of Maryland, Baltimore

On January 5, 2021, the Company entered into an investigator-sponsored study agreement (“Sponsored Study Agreement”) with the University of Maryland, Baltimore. The research project is a clinical study to examine a novel peptide-guided drug delivery approach for the treatment of multiple sclerosis (“MS”). More specifically, the study is designed to evaluate (1) whether MS-1-displaying liposomes can effectively deliver dexamethasone to the CNS and (2) whether MS-1-displaying liposomes are superior to plain liposomes, also known as free drug, in inhibiting the relapses and progression of experimental autoimmune encephalomyelitis. Pursuant to the Sponsored Study Agreement, the research shall commence on March 1, 2021 and will continue until substantial completion, subject to renewal upon mutual written consent of the parties. The total cost under the Sponsored Study Agreement shall not exceed $81,474 which is payable in two equal installments of $40,737 upon execution of the Sponsored Study Agreement and $40,737 upon completion of the project with an estimated project timeline of nine months. The Company paid $40,737 on January 13, 2021 which was recorded in prepaid expense to be amortized over the nine-month period. Currently, the project has not been completed due to the delays cause by the Covid-19 pandemic. During the year ended December 31, 2021, the Company fully amortized the prepaid expense of $40,737.

Sponsored Research Agreement with The Regents of the University of California

On June 1, 2021 (the “Effective Date”), the Company entered into a sponsored research agreement (the “Sponsored Research Agreement”) with The Regents of the University of California, on behalf of its San Francisco Campus (“UCSF”) pursuant to which UCSF shall conduct a study to examine psilocybin’s effect on inflammatory activity in humans to accelerate its implementation as a potential treatment for Parkinson’s Disease, chronic pain, and bipolar disorder. Pursuant to the Agreement, the Company shall pay UCSF a total fee of $342,850 to conduct the research over the two-year period. The Agreement shall be effective for a period of two years from the Effective Date, subject to renewal or earlier termination as set forth in the Sponsored Research Agreement. The Company paid the first payment of $40,000 pursuant to the payment schedule on the Sponsored Research Agreement on June 15, 2021, second payment of $40,000 on September 9, 2021 and $20,570 on November 18, 2021 which were recorded to prepaid expense and other current assets – current to be amortized over the two-year period. During the year ended December 31, 2021, the Company amortized $92,855 of the prepaid expense leaving a prepaid asset of $7,715 at December 31, 2021.

Sponsored Research Agreement with University of Maryland, Baltimore

On July 6, 2021, the Company and University of Maryland, Baltimore (“UMB”) entered into a sponsored research agreement (“July 2021 Sponsored Research Agreement”) pursuant to which UMB shall evaluate the pharmacokinetics of dexamethasone delivered to arthritic rats via liposome. The research pursuant to the July 2021 Sponsored Research Agreement shall commence on September 1, 2021 and will continue until the substantial completion thereof, subject to renewal upon written consent of the parties. The July 2021 Sponsored Research Agreement may be terminated by either party upon 30 days’ prior written notice to the other party. In addition, if either party commits any material breach of or defaults with respect to any terms or conditions of the July 2021 Sponsored Research Agreement and fails to remedy such default or breach within 10 business days after written notice from the other party, the party giving notice may terminate the July 2021 Sponsored Research Agreement as of the date of receipt of such notice by the other party. If the Company terminates the July 2021 Sponsored Research Agreement for any reason other than an uncured material breach by UMB, the Company shall relinquish any and all rights it may have in the Results (as defined in the July 2021 Sponsored Research Agreement) to UMB. In addition, if the July 2021 Sponsored Research Agreement is terminated early, the Company, among other things, will pay all costs incurred and accrued by UMB as of the date of termination.

Pursuant to the terms of the July 2021 Sponsored Research Agreement, UMB granted the Company an option (the “Option”) to negotiate and obtain an exclusive license to any UMB Arising IP (as defined in the July 2021 Sponsored Research Agreement) and UMB’s rights in any Joint Arising IP (as defined in the July 2021 Sponsored Research Agreement) (collectively, the “UMB IP”). The Company may exercise the Option by giving UMB written notice within 60 days after it receives notice from UMB of the UMB IP. Pursuant to the July 2021 Sponsored Research Agreement, the Company shall pay UMB the fees below:

Payment
1	$92,095	Upon execution of the July 2021 Sponsored Research Agreement
2	$92,095	Six months after the start of project work as outlined in the July 2021 Sponsored Research Agreement
3	$92,095	Upon completion of the project work as outlined in the July 2021 Sponsored Research Agreement

The Company paid the first payment of $92,095 on September 1, 2021 which was recorded to prepaid expense and other current assets – current to be amortized over the estimated project timeline of twelve months. During the year ended December 31, 2021, the Company fully amortized the prepaid expense of $92,095.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Sponsored Research Agreement with Columbia University

On October 1, 2021, the Company entered into a sponsored research agreement with Columbia University pursuant to which the Company has been granted an option to license certain assets currently under development, including Alzheimer’s disease. The term of the option will commence on the effective date of this agreement and will expire upon the earlier of (i) 90 days after the date of the Company’s receipt of a final research report for each specific research proposal as defined in the agreement or (ii) termination of the research. If the Company elects to exercise the option, both parties will commence negotiation of a license agreement and will execute a license agreement no later than 3 months after the dated of the exercise of the option. Columbia University and the Company will work towards developing a therapeutic treatment for patients suffering from Alzheimer’s disease to post-traumatic stress disorder. During a one-year period from the date of this agreement, the Company shall pay a total of $1,436,082 to Columbia University for the support of the research according to the payment schedule as follows: (i) 30% at signing, (ii) 30% at four and half months after the start of the project, (iii) 30% at nine months after the start of the project and, (iv)10% at completion of the project. The Company paid the first payment of $430,825 in November 2021 which was recorded to prepaid expense and other current assets – current to be amortized over the estimated project timeline of twelve months. During the year ended December 31, 2021, the Company amortized $359,021 of the prepaid expense. As of December 31, 2021, prepaid expense related to the sponsored research agreement was $71,804.

Joint Venture Agreement with Zylö Therapeutics, Inc.

On April 22, 2021 (“Effective Date”), the Company entered into a Joint Venture Agreement (“JV Agreement”) with Zylö Therapeutics, Inc. (“ZTI”) pursuant to which the parties agreed to form a joint venture entity, to be named Ketamine Joint Venture, LLC (“Joint Venture”), to, among other things, focus on the clinical development of ketamine using ZTI’s Z-pod™ technology (“Venture”). Pursuant to the JV Agreement, the Company shall act as the manager (“Manager”) of the Joint Venture. The Joint Venture shall terminate if the development program does not meet certain specifications and milestones as set forth in the JV Agreement within 30 days of the date set forth in the JV Agreement. Notwithstanding the foregoing, the Manager may, in its sole discretion, terminate the Joint Venture at any time.

Pursuant to the terms of the JV Agreement, (A) the Company shall contribute (1) $225,000 and (2) its expertise and the expertise of its science advisory board and (B) ZTI shall contribute (1) certain rights to certain of its patented technology as set forth in the JV Agreement, (2) a license to the know-how and trade secrets with respect to its Z-pod™ technology for the loading and release of ketamine, (3) ketamine to be used for clinical purposes, (4) reasonable use of its facilities and permits and (5) its expertise and know-how. Pursuant to the JV Agreement, 51% of the interest in the Joint Venture shall initially be owned by the Company and 49% of the interest in the Joint Venture shall initially be owned by ZTI, subject to adjustment in the event of additional contributions by either party. Notwithstanding the foregoing, in no event shall either party own more than 60% of the interest in the Joint Venture. As of December 31, 2021 and as of the current date of this report, the joint venture entity has not been formed yet.

Furthermore, pursuant to the terms of the JV Agreement, ZTI shall grant the Joint Venture a sublicense pursuant to its license agreement (the “License Agreement”) with Albert Einstein College of Medicine dated November 27, 2017, in the event that the Company or a third party makes a request indicating that the patented technology (the “Patented Technology”) licensed to ZTI pursuant to the License Agreement is needed to advance the development of the Joint Venture or it is contemplated or determined that the Patented Technology will be sold. Furthermore, pursuant to the JV Agreement, ZTI granted the Company an exclusive option to enter into a separate joint venture for the clinical development of psilocybin using ZTI’s Z-pod™ technology on the same terms and conditions set forth in the JV Agreement, which option shall expire 24 months after the JV Effective Date.

SILO PHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Amended Service Agreement

On September 10, 2021 (“Effective Date”), the Company entered into an Amendment Agreement (“Amended Service Agreement”) to a certain service agreement dated on September 8, 2020 with the University of Texas (“University”) at Austin whereby the University will provide advisory service and assist the Company on identifying license and sponsored research opportunities for the Company. The Company shall pay the University $5,000 per quarter starting on the Effective Date. Any cost incurred will be reimbursed only after prior written consent by the Company. The term of the Amended Service Agreement is for 36 months unless earlier terminated by either party upon giving a written notice as defined in the agreement. During the year ended December 31, 2021, the Company paid $5,000 related to this agreement.

NOTE 11 – SUBSEQUENT EVENTS

On January 27, 2022, the Company and Dr. James Kuo entered into an employment agreement (“Kuo Employment Agreement”) for Dr. Kuo to serve as the Vice President of Research & Development. The Kuo Employment Agreement shall be effective as of the date of the agreement and shall automatically renew for a period of one year at every anniversary of the effective date, with the same terms and conditions, unless either party provides written notice of its intention not to extend the term of the Kuo Employment Agreement at least thirty days’ prior to the applicable renewal date. Dr. Kuo shall be paid an annual base salary of $30,000. For each twelve-month period of his employment, Dr. Kuo shall be entitled to a bonus whereby amount and terms shall be in the sole and absolute discretion of the Board of Directors (“Board”) and shall be payable at the Company’s sole option in stock or in cash. In addition, an aggregate of 800,000 incentive stock options was granted to Dr. Kou, at an exercise price equal to the closing price of the Company’s common stock on the date of grant (“ISOs”) as follows: (i) 300,000 ISOs (“Initial Options”), issued under the Company’s 2020 Equity Incentive Plan (“2020 Plan”) which vest immediately, and (ii) an additional 500,000 ISOs (“Additional Options”), issued under the 2020 Plan which shall vest ratably over two successive equal quarterly installments over the subsequent one year period as follows: 250,000 ISOs shall vest at 9 months, and 12 months following the effective date of the Kuo Employment Agreement, which underlying Additional Options shall be exercisable immediately upon the applicable vesting date.

On January 28, 2022, the Company and University of Maryland, Baltimore (“UMB”) entered into a second amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Second Amendment”) (see Note 10 - University of Maryland, Baltimore - License Agreement for Development and Use of Joint-Homing Peptides). The Second Amendment to extend the term of the original license agreement until December 31, 2022. However, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first.

On March 11, 2022, the Company held its special meeting of stockholders (“Special Meeting”). A total of 53,859,947 shares of common stock constituting a quorum were represented in person or by valid proxies at the Special Meeting. The final results for of the matter submitted to a vote of stockholders at the Special Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on February 14, 2022, is as follows:

Proposal 1. At the Special Meeting, the stockholders approved granting discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect one or more consolidations of the Company’s issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-5 up to 1-for-50 (the “Reverse Stock Split”), provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-50, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the record date of the Special Meeting, or February 8, 2023.

SILO PHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,734,434	$9,837,001
Equity investments	113,012	419,995
Prepaid expenses and other current assets - current	99,939	145,324

Total Current Assets	8,947,385	10,402,320

Note receivable - non-current, including interest receivable of $3,590	63,590	61,210
Prepaid expenses - non-current	33,740	26,659

Total Assets	$9,044,715	$10,490,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$155,924	$417,937
Insurance payable	40,819	-
Deferred revenue - current portion	72,102	72,102

Total Current Liabilities	268,845	490,039

LONG TERM LIABILITIES:
Deferred revenue - long-term portion	901,833	937,884

Total Long Term Liabilities	901,833	937,884

Total Liabilities	1,170,678	1,427,923

Commitment and Contingencies (see Note 8)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series B convertible preferred stock, $0.0001 par value, 2,000 shares designated; no shares issued and outstanding at June 30, 2022 and December 31, 2021 ($1,000 per share liquidation value)	-	-

Series C convertible preferred stock, $0.0001 par value, 4,280 shares designated; 0 and 227 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively ($1,000 per share liquidation value)	-	-

Common stock, $0.0001 par value, 500,000,000 shares authorized; 99,395,304 and 98,636,970 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	9,940	9,864
Additional paid-in capital	12,389,148	12,314,979
Accumulated deficit	(4,525,051)	(3,262,577)

Total Stockholders’ Equity	7,874,037	9,062,266

Total Liabilities and Stockholders’ Equity	$9,044,715	$10,490,189

See accompanying condensed notes to unaudited consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

LICENSE FEE REVENUES:	$18,025	$18,026	$36,051	$35,213

COST OF REVENUES	1,459	1,460	2,919	2,085

GROSS PROFIT	16,566	16,566	33,132	33,128

OPERATING EXPENSES:
Compensation expense	100,212	54,942	227,393	167,234
Professional fees	248,179	270,906	444,427	942,475
Research and development	105,676	98,846	275,955	147,448
Insurance expense	30,866	29,015	64,158	50,721
Bad debt recovery	-	(46,000)	(20,000)	(53,500)
Selling, general and administrative expenses	25,918	45,706	62,743	116,735

Total operating expenses	510,851	453,415	1,054,676	1,371,113

OPERATING LOSS FROM CONTINUING OPERATIONS	(494,285)	(436,849)	(1,021,544)	(1,337,985)

OTHER INCOME (EXPENSE):
Interest income (expense), net	377	(1,040)	792	(2,389)
Other income from equity shares earned for lock up agreement	-	-	85,733	-
Gain on forgiveness of PPP note payable	-	19,082	-	19,082
Net realized loss on equity investments	(104,700)	-	(104,700)	-
Net unrealized gain (loss) on equity investments	(59,511)	30,000	(221,309)	68,750
Other expense	(283)	-	(283)	-

Total other income (expense)	(164,117)	48,042	(239,767)	85,443

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(658,402)	(388,807)	(1,261,311)	(1,252,542)

Provision for income taxes	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(658,402)	(388,807)	(1,261,311)	(1,252,542)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax	-	(73,183)	(1,163)	(140,150)

LOSS FROM DISCONTINUED OPERATIONS	-	(73,183)	(1,163)	(140,150)

NET LOSS	(658,402)	(461,990)	(1,262,474)	(1,392,692)

Deemed dividend	-	-	-	(1,403,997)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(658,402)	$(461,990)	$(1,262,474)	$(2,796,689)

NET LOSS PER COMMON SHARE:
Continuing operations - basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.03)
Discontinued operations - basic and diluted	$-	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	99,395,304	96,857,408	99,018,232	91,032,045

See accompanying condensed notes to unaudited consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(UNAUDITED)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	-	$-	227	$-	98,636,970	$9,864	$12,314,979	$(3,262,577)	$9,062,266

Stock options issued as stock based compensation	-	-	-	-	-	-	45,009	-	45,009

Common stock issued for conversion of Series C preferred stock	-	-	(227)	-	758,334	76	(76)	-	-

Net loss	-	-	-	-	-	-	-	(604,072)	(604,072)

Balance, March 31, 2022	-	$-	-	$-	99,395,304	$9,940	$12,359,912	$(3,866,649)	$8,503,203

Stock options issued as stock based compensation	-	-	-	-	-	-	15,112	-	15,112

Amortization of prepaid stock-based compensation	-	-	-	-	-	-	14,124	-	14,124

Net loss	-	-	-	-	-	-	-	(658,402)	(658,402)

Balance, June 30, 2022	-	$-	-	$-	99,395,304	$9,940	$12,389,148	$(4,525,051)	$7,874,037

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2020	-	$-	-	$-	85,141,956	$8,514	$7,034,502	$(5,762,321)	$1,280,695

Series C preferred stock issued for cash, net of offering cost	-	-	4,276	-	-	-	3,794,102	-	3,794,102

Deemed dividend upon issuance of preferred stock	-	-	-	-	-	-	1,403,997	(1,403,997)	-

Common stock warrants granted for services	-	-	-	-	-	-	83,728	-	83,728

Net loss	-	-	-	-	-	-	-	(930,702)	(930,702)

Balance, March 31, 2021	-	$-	4,276	$-	85,141,956	$8,514	$12,316,329	$(8,097,020)	$4,227,823

Common stock issued for conversion of Series C preferred stock	-	-	(4,049)	-	13,495,014	1,350	(1,350)	-	-

Net loss	-	-	-	-	-	-	-	(461,990)	(461,990)

Balance, June 30, 2021	-	$-	227	$-	98,636,970	$9,864	$12,314,979	$(8,559,010)	$3,765,833

See accompanying condensed notes to unaudited consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,262,474)	$(1,392,692)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debt recovery	(20,000)	(46,000)
Stock-based compensation	74,245	83,728
Amortization of prepaid stock-based compensation	-	107,970
Net realized gain on equity investments	104,700	-
Net unrealized loss (gain) loss on equity investments	221,309	(68,750)
Equity shares earned for lock up agreement	(85,733)	-
Gain on forgiveness of PPP note payable and accrued interest	-	(19,082)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	38,304	(64,047)
Assets of discontinued operations	-	(22,123)
Interest receivable	(2,380)	-
Accounts payable and accrued expenses	(262,013)	65,146
Insurance payable	40,819	-
Deferred revenue	(36,051)	514,787

NET CASH USED IN OPERATING ACTIVITIES	(1,189,274)	(841,063)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of equity investments	66,707	-
Collection on note receivable	20,000	69,500

NET CASH PROVIDED BY INVESTING ACTIVITIES	86,707	69,500

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of preferred stock	-	3,794,102
Advance from a related party	-	2,366
Repayment of advance from a related party	-	(2,366)

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	3,794,102

NET CHANGE IN CASH AND CASH EQUIVALENTS:	(1,102,567)	3,022,539

CASH AND CASH EQUIVALENTS - beginning of the period	9,837,001	1,128,389

CASH AND CASH EQUIVALENTS - end of the period	$8,734,434	$4,150,928

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$224
Income taxes	$25,159	$-

Non-cash investing and financing activities:
Common stock issued for conversion of Series C preferred stock	$76	$-
Initial fair value of stock options issued as stock-based compensation recorded as deferred compensation	$89,546	$-
Common stock warrants granted for services	$-	$83,728
Increase in equity investments recorded as deferred revenue pursuant to a patent license agreement	$-	$531,250

See accompanying condensed notes to unaudited consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

Silo Pharma, Inc. (formerly Uppercut Brands, Inc.) (the “Company”) was incorporated in the State of New York on July 13, 2010, under the name Gold Swap, Inc. On January 24, 2013, the Company changed its state of incorporation from New York to Delaware.

The Company is a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research. The Company seeks to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. The Company is focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, post-traumatic stress disorder (“PTSD”), Alzheimer’s, Parkinson’s, and other rare neurological disorders. The Company’s mission is to identify assets to license and fund the research which the Company’s believes will be transformative to the well-being of patients and the health care industry. The Company was engaged in the development of a streetwear apparel brand, NFID (see below).

On October 4, 2013, the Company filed a Form N-54A and elected to become a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company previously elected to be treated for federal income tax purpose as a regulated investment company, (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”). Through September 29, 2018, the Company met the definition of RIC in accordance with the guidance under Accounting Standards Codification (“ASC”) Topic 946 “Financial Services – Investment Companies”. On September 29, 2018, the Company filed Form N-54C, Notification of Withdrawal of Election to be Subject to Section 55 through 65 of the 1940 Act, as the Company changed the nature of its business so as to cease to be a business development company (See Note 2 – Basis of Presentation). Additionally, since 2017, the Company has been subject to income taxes at corporate tax rates.

On May 21, 2019, the Company filed an amendment to its Certificate of Incorporation with the State of Delaware to change its name from Point Capital, Inc. to Uppercut Brands, Inc. Thereafter, on September 24, 2020, the Company filed an amendment to its Certificate of Incorporation with the State of Delaware to change its name from Uppercut Brands, Inc. to Silo Pharma, Inc.

On April 8, 2020, the Company incorporated a new wholly-owned subsidiary, Silo Pharma Inc., in the State of Florida. The Company has also secured the domain name www.silopharma.com. The Company has been exploring opportunities to expand the Company’s business by seeking to acquire and/or develop intellectual property or technology rights from leading universities and researchers to treat rare diseases, including the use of psychedelic drugs, such as psilocybin, and the potential benefits they may have in certain cases involving depression, mental health issues and neurological disorders. In July 2020, through the Company’s newly formed subsidiary, the Company entered into a commercial evaluation license and option agreement with University of Maryland, Baltimore (“UMB”) (see Note 8) pursuant to which, among other things, UMB granted the Company an exclusive, option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license to with respect to certain technology. The option was extended and exercised on January 13, 2021. On February 12, 2021, the Company entered into a Master License Agreement with UMB (see Note 8). The Company plans to actively pursue the acquisition and/or development of intellectual property or technology rights to treat rare diseases, and to ultimately expand the Company’s business to focus on this new line of business.

On September 30, 2021, the Company entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement) with NFID, LLC, a Florida limited liability company (the “Buyer”), whereby the Buyer purchased from the Company certain assets, properties, and rights in connection with the Company’s NFID trademark name, logos, domain, and apparel clothing and accessories for a purchase price of $60,000 in the form of a promissory note amounting to $60,000. The promissory note bears 8% interest per annum and matures on October 1, 2023. Accordingly, the results of operations of this component, for all periods presented, are separately reported as “discontinued operations” on the condensed consolidated statements of operations (see Note 4).

On March 11, 2022, the Company stockholders approved granting discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect one or more consolidations of the Company’s issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-5 up to 1-for-50 (the “Reverse Stock Split”), provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-50, and (Y) any Reverse Stock Split is completed no later than February 8, 2023.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements include financial statements for Silo Pharma, Inc and its inactive wholly-owned subsidiary with the same name as the parent entity, Silo Pharma, Inc, as of June 30, 2022 and during the three and nine months ended June 30, 2022. All intercompany balances and transactions have been eliminated in consolidation. Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring and non-recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 28, 2022.

In accordance with, ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the NFID, LLC component’s results of operations have been classified as discontinued operations on a retrospective basis for all periods presented. Accordingly, the results of operations of this component, for all periods, are separately reported as “discontinued operations” on the condensed consolidated statements of operations.

Liquidity

As reflected in the accompanying condensed consolidated financial statements, the Company generated a net loss of $1,262,474 and used cash in operations of $1,189,274 during the six months ended June 30, 2022. Additionally, the Company has an accumulated deficit of $4,525,051 at June 30, 2022. However, as of June 30, 2022, the Company had working capital of $8,678,540.

The positive worthy capital serves to mitigate the conditions that historically raised substantial doubt about the Company’s ability to continue as a going concern. The Company believes that the Company has sufficient cash to meet its obligations for a minimum of twelve months from the date of this filing.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from estimates. Significant estimates during the six months ended June 30, 2022 and year ended December 31, 2021 include the collectability of notes receivable, valuation of equity investments, estimates for obsolete and slow-moving inventory, estimates of the deemed dividend, valuation allowances for deferred tax assets, the fair value of warrants issued with debt and for services, and the fair value of shares issued for services and in settlements.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 or by the Securities Investor Protection Corporation up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company evaluates, at least annually, the rating of the financial institutions in which it holds deposits. At June 30, 2022 and December 31, 2021, the Company had cash in excess of FDIC limits of approximately $8,240,000, and approximately $9,100,000, respectively.

Notes Receivable

The Company recognizes an allowance for losses on notes receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current note receivable aging, and expected future write-offs, as well as an assessment of specific identifiable accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets - current of $99,939 and $145,324 at June 30, 2022 and December 31, 2021, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses and other current assets – non-current of $33,740 and $26,659 at June 30, 2022 and December 31, 2021, respectively, consist primarily of costs paid for license fees and future services which will occur after a year. Prepaid expenses may include prepayments in cash and equity instruments for consulting, business advisory, legal services, license fees, research and development fees, and insurance which are being amortized over the terms of their respective agreements.

Equity Investments, at Fair Value

Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company’s carrying value and the net proceeds received from such disposition. Realized gains and losses on investment transactions are determined by specific identification. Net unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment. Net unrealized gains or losses for equity investments are recognized in operations as the difference between the carrying value at the beginning of the period and the fair value at the end of the period.

Equity Investments, at Cost

Equity investments, at cost are comprised mainly of non-marketable capital stock and stock warrants, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

The Company records interest and dividend income on an accrual basis to the extent that the Company expects to collect such amounts.

For the license and royalty income, revenue is recognized when the Company satisfies the performance obligation based on the related license agreement. Payments received from the licensee that are related to future periods are recorded as deferred revenue to be recognized as revenues over the term of the related license agreement (see Note 8).

Product sales were recognized when the NFID products were shipped to the customer and title was transferred and were recorded net of any discounts or allowances which are separately reported as “discontinued operations” on the condensed consolidated statements of operations.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Cost of Revenues

The primary components of cost of revenues on license fees included the cost of the license fees. Payments made to the licensor that are related to future periods are recorded as prepaid expense to be amortized over the term of the related license agreement (see Note 8).

The primary components of cost of revenues on NFID apparel include the cost of the product, production costs, warehouse storage costs and shipping fees which are separately reported as “discontinued operations” on the condensed consolidated statements of operations.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation – Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under Accounting Standards Update (“ASU”) 2016-09 Improvements to Employee Share-Based Payment.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of June 30, 2022 and December 31, 2021 that would require either recognition or disclosure in the accompanying condensed consolidated financial statements.

Research and Development

In accordance with ASC 730-10, “Research and Development-Overall,” research and development costs are expensed when incurred. During the six months ended June 30, 2022 and 2021, research and development costs were $275,955 and $147,448, respectively. During the three months ended June 30, 2022 and 2021, research and development costs were $105,676 and $98,846, respectively.

Net Loss per Common Share

Basic loss per share is computed by dividing net loss allocable to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period using the as-if converted method. Potentially dilutive securities which included convertible preferred shares and stock options are excluded from the computation of diluted shares outstanding if they would have an anti-dilutive impact on the Company’s net losses. The following are the potentially dilutive shares for the six months ended June 30, 2022 and 2021:

	June 30,
	2022	2021
Series C convertible preferred stock	—	756,667
Stock options	1,442,466	300,000
Warrants	17,353,987	17,353,987
	18,796,453	18,410,654

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and edging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) to simplify the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt with Conversion and Other Options, for convertible instruments. Under the amendments in ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and a convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. The amendments in ASU 2020-06 provide financial statement users with a simpler and more consistent starting point to perform analyses across entities. The amendments also improve the operability of the guidance and reduce, to a large extent, the complexities in the accounting for convertible instruments and the difficulties with the interpretation and application of the relevant guidance. To further improve the decision usefulness and relevance of the information being provided to users of financial statements, amendments in ASU 2020-06 increased information transparency by making the following amendments to the disclosure for convertible instruments:

1.	Add a disclosure objective

2.	Add information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed

3.	Add information on which party controls the conversion rights

4.	Align disclosure requirements for contingently convertible instruments with disclosure requirements for other convertible instruments

5.	Require that existing fair value disclosures in Topic 825, Financial Instruments, be provided at the individual convertible instrument level rather than in the aggregate.

Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, amendments in ASU 2020-06 added disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital.

The amendments in ASU 2020-06 are effective for public business entities, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of its annual fiscal year and are allowed to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. In applying the modified retrospective method, entities should apply the guidance to transactions outstanding as of the beginning of the fiscal year in which the amendments are adopted. Transactions that were settled (or expired) during prior reporting periods are unaffected. The cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. If an entity elects the fully retrospective method of transition, the cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings in the first comparative period presented. The Company adopted ASU 2020-06 during the three months ended March 31, 2022 and it did not have material impact on its condensed consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2020-06 during the three months ended March 31, 2022 and did not have material impact on its condensed consolidated financial statements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s consolidated financial statements.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on June 30, 2022. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 -	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 -	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the consolidated balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Equity Investments at Fair Value

The Company accounted for certain equity investments at fair value using level 1, level 2 and level 3 valuations. Assets and liabilities measured at fair value on a recurring basis are as follows at June 30, 2022 and December 31, 2021:

	At June 30, 2022			At December 31, 2021
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Equity investments consisting of common stock, at fair value	$113,012	$—	$—	$419,995	—	$—

The following table summarizes activity in the Company’s equity investments, at fair value for the periods presented:

	June 30, 2022	December 31, 2021
Balance, beginning	$419,995	$—
Additions	85,733	531,250
Sales at original cost	(171,407)	(359,843)
Unrealized (loss) gain	(221,309)	248,588
Balance as of June 30, 2022	$113,012	$419,995

During the six months ended June 30, 2022, the Company received 77,939 shares of Home Bistro, Inc. common stock with grant date fair value of $85,733 or $1.10 per share, in exchange for entering into a lock up and leak out agreement which was recorded as other income from equity shares earned for services in the accompanying condensed consolidated statement of operations. The Company measures equity securities received for services at fair value on the date of receipt.

During the six months ended June 30, 2022, the Company sold its equity investments in Aikido Pharma, Inc. with cost of $171,407 for gross proceeds of $66,707 and the Company recorded a net realized loss on equity investments amounting to $104,700 as reflected in the accompanying condensed consolidated statement of operations.

At June 30, 2022 and December 31, 2021, equity investments, at fair value consisted of common equity securities of two entities, Home Bistro, Inc. and Aikido Pharma, Inc. (see Note 8).

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Equity investments are carried at fair value with unrealized gains or losses which is recorded as net unrealized gain (loss) on equity investments in the accompanying condensed consolidated statement of operations. Realized gains and losses are determined on a specific identification basis which is recorded as net realized gain (loss) on equity investments in the consolidated statement of operations. The Company reviews equity investments, at fair value for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding equity instruments.

Equity Investments at Cost

At June 30, 2022 and December 31, 2021, the Company did not have non-marketable capital stock and stock warrants, recorded at cost.

NOTE 4 – DISPOSAL OF THE DISCONTINUED OPERATIONS OF THE NFID BUSINESS

On September 30, 2021, the Company entered into and closed on an Asset Purchase Agreement (see Note 1) with NFID, LLC, an unrelated party, a Florida limited liability company, whereby the Company sold certain assets, properties, and rights in connection with its NFID trademark name, logos, domain, and apparel clothing and accessories for a purchase price of $60,000 in the form of a promissory note amounting to $60,000. The promissory note bears 8% interest per annum and matures on October 1, 2023. Note receivable – non-current amounted to $60,000 as of September 30, 2021.

ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the component’s results of operations have been classified as discontinued operations on a retrospective basis for all periods presented. Accordingly, the results of operations of this component, for all periods, are separately reported as “discontinued operations” on the condensed consolidated statements of operations.

The following table set forth the selected financial data of the Company’s gain from sale of the NFID business on September 30, 2021:

September 30, 2021
Assets:
Current assets:
Inventory, net	$58,447
Total assets	$58,447

Liabilities:
Current liabilities:
Total liabilities	$—
Net asset of NFID business disposed	$58,447
Consideration in the form of a note receivable	(60,000)
Gain from sale of NFID business	$(1,553)

The summarized operating result of discontinued operations of the NFID Business included in the Company’s condensed consolidated statements of operations for the six months ended June 30, 2022 and 2021 is as follows:

	For the Six Months Ended
	June 30,
	2022	2021
Product sales, net	$—	$80,305
Cost of sales	1,079	68,360
Gross profit (loss)	(1,079)	11,945
Total operating and other non-operating expenses	(84)	(152,095)
Loss from discontinued operations	$(1,163)	$(140,150)

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 5 – NOTES RECEIVABLE

As of June 30, 2022 and December 31, 2021, notes receivable, net, consisted of the following:

	June 30, 2022	December 31, 2021
Principal amounts of notes receivable	$115,500	$220,000
Additional notes receivable	—	60,000
Collections on notes receivables	(20,000)	(164,500)
Less: allowance for doubtful accounts	(35,500)	(55,500)
Total Notes receivable, net	60,000	60,000
Less: notes receivable, net – current portion	—	—
Notes receivable – non-current	$60,000	$60,000

On September 28, 2018, the Company and Blind Faith Concepts Holdings, Inc. (the “Seller”) executed a two-year promissory note receivable agreement with a principal balance of $200,000 of which $100,000 was funded to the Seller in September 2018 and the remaining $100,000 was funded in October 2018. The promissory note accrued interest at a rate of 6% per annum, and the Company was repaid in interest only payments on a quarterly basis, until the maturity date of September 27, 2020, at which time the full principal and any interest payments was due to the Company. At the time the promissory note receivable agreement was executed, the Company also executed a security interest and pledge agreement with the borrower pursuant to which the borrower pledged all of the assets of its company as security for the performance of the note obligations.

On November 2, 2018, the Company and Seller entered into a promissory note agreement (“Promissory Note Agreement”) with a principal balance of $50,000. Pursuant to the Promissory Note Agreement, the $50,000 note was a deposit and credit towards the acquisition of the assets of Lust for Life Group such as inventory, trademarks and logos. Pursuant to the Promissory Note Agreement, since the purchase did not close within 30 days from date of the Promissory Note, the note receivable became immediately due. Through the date of default, the outstanding principal balance accrued interest at an interest rate of 10% per annum payable on a monthly basis. Upon default, the interest rate increased to 18% per annum. As of December 31, 2018, the Company determined that this note receivable was doubtful and accordingly, recorded an allowance for doubtful account and bad debt expense of $50,000.

In December 2019, pursuant to claim purchase agreements (“Claim Purchase Agreements”), the Company sold its notes receivable and related interest receivable balances in the aggregate amount of $277,305 to an investor. Pursuant to the Claim Purchase Agreements, the investor agreed to pay the Company the purchase price of $277,305 on the earlier of the payment of six-monthly installments or upon the liquidation of settlement securities of the Seller pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. The first installment was be made following entry and full effectuation of a court order approving the settlement of the claim which occurred on March 6, 2020 in the United States District Court for the District of Maryland Northern Division. Additionally, on January 6, 2020, the Company and the Seller entered into a settlement agreement related to notes receivable. In lieu of the Company seeking default and foreclosure against the Seller pursuant to the note agreements, the Company received 10,420 shares of the Seller’s convertible Series B Preferred Stock. Since the shares of Series B Preferred Stock have limited marketability, no value was placed on these shares. Between April 2020 and December 2020, the Company collected an aggregate of $30,000 on the notes receivable balance. During the year ended December 31, 2020, the Company recorded a total allowance for doubtful account and bad debt expense of $174,376 (consisting of the principal balance of $146,500 and interest receivable of $27,876) due to slow collection of the installment payments pursuant to the Claim Purchase Agreements.

During the years ended December 31, 2021, the Company recovered an aggregate of $7,500 bad debt previously written off during the periods between 2018 to 2020, recorded as bad debt recovery in the accompanying consolidated statement of operations.

During the year ended December 31, 2021, the Company received $23,500 of payment and recovered $141,000 of the of the $196,500 bad debt allowance. On June 7, 2021, the Company and the investor, entered into a settlement agreement whereby both parties agreed to settle the remaining balance of this note receivable which was previously written off in year 2020 for a total settlement amount of $196,000 to be paid as follows; (i) an initial payment of $46,000 upon execution of the settlement agreement and (ii) $10,000 per month for fifteen months. During the six months ended June 30, 2022, $20,000 was collected under this settlement agreement and $35,500 remains collectible under this settlement agreement and such amount has been fully reserved as of June 30, 2022.

On September 30, 2021, the Company executed a note receivable agreement with NFID, LLC in connection with an Asset Purchase Agreement (see Note 4). The promissory note bears 8% interest per annum and matures on October 1, 2023. The outstanding principal and accrued interest shall be due and payable on maturity. As of December 31, 2021, this note receivable had outstanding principal receivable of $60,000 and accrued interest receivable of $1,210 for a total receivable balance of $61,210. As of June 30, 2022, this note receivable had outstanding principal receivable of $60,000 and accrued interest receivable of $3,590 for a total receivable balance of $63,590 which is reflected in the accompanying consolidated balance sheet as note receivable – non-current.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 6 – STOCKHOLDERS’ EQUITY

Shares Authorized

The Company has 505,000,000 shares authorized which consist of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Preferred Stock

In April 2013, the Company designated 1,000,000 shares of preferred stock as Series A Convertible Preferred Stock and in November 2019, the Company designated 2,000 shares of preferred stock as Series B Convertible Preferred Stock. As of June 30, 2022 and December 31, 2021, there were no shares of the Series A and Series B preferred stock issued and outstanding.

Series C Convertible Preferred Stock

On February 9, 2021, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 4,280 shares of preferred stock as Series C Convertible preferred stock.

●	Designation. The Company has designated 4,280 shares of preferred stock as Series C Convertible preferred stock. Each share of Series C Convertible Preferred Stock has a par value of $0.0001 per share and a stated value of $1,000 (the “Series C Stated Value”).

●	Dividends. Holders of Series C Convertible preferred stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of the Series C Convertible preferred stock.

●	Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Convertible preferred stock shall be entitled to receive the same amount that a holder of common stock would receive if the Series C Convertible preferred stock were fully converted (disregarding any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

●	Voting Rights. Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Series C Convertible preferred stock shall have no voting rights. However, as long as any shares of Series C Convertible preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Convertible preferred stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Convertible preferred stock or alter or amend the Certificate of Designations, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Convertible preferred stock, (c) increase the number of authorized shares of Series C Convertible preferred stock, or (d) enter into any agreement with respect to any of the foregoing.

●	Conversion. Each share of Series C Convertible preferred stock is convertible, at any time and from time to time after the issuance date, at the option of the holder, into such number of shares of common stock determined by dividing the Series C Stated Value by the Series C Conversion Price. “Series C Conversion Price” means $0.30, subject to adjustment in the event of stock split, stock dividends, subsequent right offerings and similar recapitalization transactions.

●	Forced Conversion. Notwithstanding anything herein to the contrary, after the date that the Company’s stockholder approval is obtained and deemed effective, the Company may deliver a written notice to all holders (the “Forced Conversion Notice Date”) to cause each holder to convert all or part of such holder’s Series C Convertible preferred stock pursuant to Section 6 (“Forced Conversion”), it being agreed that the “Conversion Date” shall be deemed to occur no later than the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the standard settlement period following the Forced Conversion Notice Date; provided, however, a holder shall only be required to convert pursuant to a Forced Conversion to the extent that such conversion would not cause a holder to exceed its beneficial ownership limitation. On March 10, 2021, the Company obtained the stockholders’ approval forcing the conversion of all the Series C Convertible preferred stock. On April 12, 2021, the Company notified holders of its Series C Convertible preferred stock of its election to force the conversion to its Series C Convertible preferred stock into shares of the Company’s common stock (see below for additional conversions in 2022).

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

●	Exercisability. A holder of Series C Convertible preferred stock may not convert any portion of the Series C Convertible preferred stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of the Company’s common stock after conversion, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Series C Convertible Preferred Stock Financing

On February 9, 2021 (the “Effectiveness Date”), the Company entered into securities purchase agreements (collectively, the “Series C Purchase Agreements”) with certain institutional and accredited investors for the sale of an aggregate of 4,276 shares of the Company’s Series C Convertible Preferred Stock and warrants (the “February Warrants”) to purchase up to 14,253,323 shares (the “February Warrant Shares”) of the Company’s common stock for gross proceeds of approximately $4,276,000, before deducting placement agent and other offering expenses of $481,898 which are offset against the proceeds in additional paid in capital. The offering closed on February 12, 2021. Accordingly, the Company recognized a total deemed dividend of $1,403,997 for the beneficial conversion feature in connection with the issuance of these Series C Convertible preferred stock.

The February Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.30 per share. If, after a period of 180 days after the date of issuance of the February Warrants, a registration statement covering the resale of the February Warrant Shares is not effective, the holders may exercise the February Warrants by means of a cashless exercise.

The Series C Convertible preferred stock and the February Warrants each contain a beneficial ownership limitation that restricts each of the investor’s ability to exercise the February Warrants and convert the Series C Convertible preferred stock such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% (or, at the election of the Investor, 9.99%) of the Company’s then issued and outstanding shares of common stock.

The Series C Purchase Agreement also provides that until the 18 month anniversary of the Effectiveness Date, in the event of a subsequent financing (except for certain exempt issuances as provided in the Series C Purchase Agreement) by the Company, each investor will have the right to participate in such subsequent financing up to an amount equal to the investor’s proportionate share of the subsequent financing based on such investor’s participation in the offering on the same terms, conditions and price provided for in the subsequent financing up to an amount equal to 50% of the subsequent financing. In addition, pursuant to the Series C Purchase Agreement, the Company has agreed that neither it nor its subsidiaries will enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents to file any registration statement other than as contemplated pursuant to the Registration Rights Agreement (as defined below) for a period of 90 days from the Effectiveness Date. Furthermore, subject to certain exceptions, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Series C Purchase Agreement).

In connection with the offering, the Company entered into separate registration rights agreements (“Registration Rights Agreements”) with the investors pursuant to which the Company agreed to undertake to file a registration statement (the “Registration Statement”) to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) within ten calendar days following the Effectiveness Date. The Company agreed to use its best efforts to cause the Registration Statement covering the Registrable Securities to be declared effective no later than the 60th calendar day following the Effectiveness Date, or in the event of a full review by the Securities and Exchange Commission, the 90th calendar day following the Effectiveness Date, and to maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. If the Company fails to file the Registration Statement or have it declared effective by the dates set forth above, amongst other things, the Company will be obligated to pay the investors damages in the amount of 1% of their subscription amount, per month, until such events are satisfied. The Registration Statement was filed and declared effective in April 2021.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

In addition, pursuant to the terms of the offering, the Company issued Bradley Woods & Co, Ltd. and Katalyst Securities LLC warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 2,850,664 shares of common stock, or 10% of the shares of common stock issuable upon conversion of the Series C Preferred Stock and February Warrant Shares sold in the offering. The Placement Agent Warrants are exercisable for a period of five years from the closing date of the offering at an exercise price of $0.35 per share, subject to adjustment. The Placement Agent Warrants were valued at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 0.50%, expected dividend yield of 0%, expected term of 5 years using the simplified method and expected volatility of 169% based on comparable and calculated volatility. The aggregate grant date fair value of these Placement Agent Warrants amounted to approximately $1,106,000 and was recorded against the proceeds with no net effect on the consolidated financials.

The net proceeds of the offering are expected to be used for working capital purposes and to further execute on the Company’s existing business.

Conversion of Series C Convertible Preferred Stock into Common Stock

On March 31, 2022, the Company notified holders of its Series C Convertible preferred stock of its election to force the conversion to its Series C Convertible preferred stock into shares of the Company’s common stock pursuant to the Certificate of Designations unless such conversion would cause the holder to exceed its beneficial ownership limitation pursuant to the Certificate of Designations. On March 31, 2022, the Company converted 227 Series C Convertible preferred stock into 758,334 shares of common stock. As of June 30, 2022, there were no shares of Series C Convertible preferred stock issued and outstanding.

Stock Options

On January 18, 2021, the Company’s board of directors (“Board”) approved the Silo Pharma, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) to incentivize employees, officers, directors and consultants of the Company and its affiliates. 8,500,000 shares of common stock are reserved and available for issuance under the 2020 Plan, provided that certain exempt awards (as defined in the 2020 Plan), shall not count against such share limit. The 2020 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. The 2020 Plan shall terminate on the tenth anniversary of the date of adoption by the Board. Subject to certain restrictions, the Board may amend or terminate the Plan at any time and for any reason. An amendment of the 2020 Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations. On March 10, 2021, the 2020 Plan was approved by the stockholders.

On December 29, 2021, the Board granted an aggregate of 342,466 incentive stock options under the 2020 Plan, to two non-employee board members, exercisable at $0.146 per share which expire on December 26, 2026 and vest on the first anniversary date of the grant date. These options were valued at $30,224 on the grant date using a Binomial Lattice option pricing model with the following assumptions: risk-free interest rate of 0.75%, expected dividend yield of 0%, expected term of 2 years using the simplified method and expected volatility of 115% based on historical volatility. The Company recorded the fair value of the unvested stock options, in the amount of $30,224, as deferred compensation which is being amortized over the vesting period. During the six months ended June 30, 2022, the Company amortized $15,122 of the deferred compensation which was recorded as compensation expenses in the accompanying condensed consolidated statement of operations. As of June 30, 2022, the deferred compensation related to this issuance had a balance of $$15,122.

On January 31, 2022, pursuant to an Employment Agreement (see Note 8), an aggregate of 800,000 incentive stock options were issued under the 2020 Plan, to Dr. Kou, exercisable at $0.20 per share and expires on January 31, 2032. The stock options vest as follows: (i) 300,000 stock options upon issuance; (ii) 250,000 vests on October 31, 2022 and; (iii) 250,000 vests on October 31, 2023. The 800,000 stock options had a fair value of $94,915 which were valued at the grant date using a Binomial Lattice option pricing model with the following assumptions: risk-free interest rate of 1.18%, expected dividend yield of 0%, expected term of 2 years using the simplified method and expected volatility of 117% based on historical volatility. The Company recorded the fair value of the unvested stock options, in the amount of $59,322, as deferred compensation which is being amortized over the vesting period. During the six months ended June 30, 2022, the Company amortized $23,540 of the deferred compensation which was recorded as compensation expenses in the accompanying condensed consolidated statement of operations. As of June 30, 2022, the deferred compensation related to his employment agreement had a balance of $35,782.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Stock option activities for the six months ended June 30, 2022 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2021	300,000	$0.0001	2.5	$—
Granted as incentives	342,466	$0.146	4.5	$—
Granted pursuant to employment agreement (see Note 8)	800,000	$0.2000	9.6	$—
Forfeited	—	—	—	—
Balance Outstanding, June 30, 2022	1,442,466	$0.1500	7.5	$—
Exercisable, June 30, 2022	600,000	$0.1000	5.8	$6,030

Stock Warrants

On January 18, 2021, the Company granted warrants to purchase up to 250,000 shares of the Company’s common stock in exchange for legal services rendered. The warrants have a term of five years from the date of grant and are exercisable at an exercise price of $0.20 per share. The warrants were valued on the grant date at approximately $0.33 per warrant for a total of $83,728 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.35 per share (based on the quoted trading price on the date of grant), volatility of 169%, expected term of five year, and a risk-free interest rate of 0.46%. During the year ended December 31, 2021, the Company recorded stock-based compensation of $83,728.

On February 9, 2021, the Company entered into pursuant to securities purchase agreements with certain investors pursuant to which it sold warrants to purchase up to 14,253,323 shares of the Company’s common stock and 4,276 shares of the Company’s Series C Convertible preferred stock. The February Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.30 per share, subject to adjustment. If, after a period of 180 days after the date of issuance of the February Warrants, a registration statement covering the resale of the February Warrant Shares is not effective, the holders may exercise the February Warrants by means of a cashless exercise. In addition, pursuant to the terms of the offering, the Company issued the Placement Agent Warrants to purchase up to an aggregate of 2,850,664 shares of common stock to its placement agents, or 10% of the shares of common stock issuable upon conversion of the Series C preferred stock and February Warrant Shares sold in the offering. The Placement Agent Warrants are exercisable for a period of five years from the closing date of the offering at an exercise price of $0.35 per share, subject to adjustment (see Series C Convertible Preferred Stock Financing above). Such warrants issued to various investors and to the placement agents were recorded as additional paid in capital with an offsetting debit applied against additional paid in capital, thus these warrants have no further accounting effect within the equity section.

Warrant activities for the six months ended June 30, 2022 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2021	17,353,987	$0.31	4.1	$—
Granted/Forfeited	—	—	—	—
Balance Outstanding, June 30, 2022	17,353,987	$0.31	3.6	$—
Exercisable, June 30, 2022	17,353,987	$0.31	3.6	$—

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 7 – CONCENTRATIONS

Customer Concentration

For the six months ended June 30, 2022 and 2021, no customer accounted for over 10% of total revenues from apparel sales included in discontinued operations.

For the six months ended June 30, 2022 and 2021, one licensee accounted for 100% total revenues from customer license fee.

Vendor Concentrations

For the six months ended June 30, 2022 and 2021, one licensor accounted for 100% of the Company’s vendor license agreements (see below) related to the Company’s biopharmaceutical operation.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employment Agreement

Eric Weisblum

On April 17, 2020, the Company entered into an employment agreement (“Employment Agreement”) with Eric Weisblum to serve as Chief Executive Officer and Chief Financial Officer of the Company. The term of the Employment Agreement will continue for a period of one year from the date of execution date thereof and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to review at least six months prior to the expiration of the then effective term. The Employment Agreement provided for a base salary of $120,000 and 7,630,949 of vested shares of the Company’s common stock in April 2020. In addition, Mr. Weisblum shall be eligible to earn a bonus, subject to the sole discretion of the Company’s Board of Directors (“Board”). The Employment Agreement may be terminated by either the Company or Mr. Weisblum at any time and for any reason upon 60 days prior written notice. Upon termination of the Employment Agreement, Mr. Weisblum shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which he may be entitled as of the termination date (collectively, the “Accrued Amounts”). Mr. Weisblum employment may also be terminated by the Company at any time, with cause, death or disability (as defined in the Employment Agreement). Upon the termination of the Employment Agreement for death or disability, Mr. Weisblum shall be entitled to receive the Accrued Amounts. The Employment Agreement also contains covenants prohibiting Mr. Weisblum from disclosing confidential information with respect to the Company.

On January 18, 2021, the Company and Mr. Weisblum entered into the first amendment (the “Amendment”) to the Employment Agreement, effective as of January 1, 2021. Pursuant to the Amendment Mr. Weisblum’s base salary was increased from $120,000 per year to $180,000 per year and all the terms and provisions of the Employment Agreement shall remain in full force and effect.

Dr. James Kuo

On January 27, 2022, the Company and Dr. James Kuo entered into an employment agreement (“Kuo Employment Agreement”) for Dr. Kuo to serve as the Vice President of Research & Development. The Kuo Employment Agreement shall be effective as of the date of the agreement and shall automatically renew for a period of one year at every anniversary of the effective date, with the same terms and conditions, unless either party provides written notice of its intention not to extend the term of the Kuo Employment Agreement at least thirty days’ prior to the applicable renewal date. Dr. Kuo shall be paid an annual base salary of $30,000. For each twelve-month period of his employment, Dr. Kuo shall be entitled to a bonus whereby amount and terms shall be in the sole and absolute discretion of the Board of Directors (“Board”) and shall be payable at the Company’s sole option in stock or in cash. In addition, an aggregate of 800,000 incentive stock options were granted under the 2020 Plan to Dr. Kou, exercisable at $0.20 per share and expires on January 31, 2032. The stock options vest as follows: (i) 300,000 stock options upon issuance; (ii) 250,000 vests on October 31, 2022 and; (iii) 250,000 vests on October 31, 2023. The 800,000 stock options had a fair value of $94,914 which valued at grant date using Binomial Lattice option pricing model with the following assumptions: risk-free interest rate of 1.18%, expected dividend yield of 0%, expected term of 2 years using the simplified method and expected volatility of 117% based on calculated volatility. The Company recorded the fair value of the unvested stock options, in the amount of $59,322, as deferred compensation which is being amortized over the vesting period. During the six months ended June 30, 2022, the Company amortized $23,540 of the deferred compensation which was recorded as compensation expenses in the accompanying condensed consolidated statement of operations. As of June 30, 2022, the deferred compensation had a balance of $35,782 (see Note 6).

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

License Agreements between the Company and Vendors

University of Maryland, Baltimore - License Agreement for Development and Use of Central Nervous System-Homing Peptides

Commercial Evaluation License and Option Agreement with the University of Maryland, Baltimore

Effective as of July 15, 2020, the Company, through its wholly-owned subsidiary, Silo Pharma, Inc. (see Note 1) and University of Maryland, Baltimore (“UMB”) (collectively as “Parties”), entered into a commercial evaluation license and option agreement (“License Agreement”), granting the Company an exclusive, non-sublicensable, non-transferable license to with respect to the exploration of the potential use of central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology. The License Agreement also granted the Company an exclusive option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license (“Exclusive Option”) to with respect to the subject technology. The License Agreement had a term of six months from the effective date however if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first. The Company exercised its Exclusive Option on January 13, 2021 and entered into a Master License Agreement on February 12, 2021. Both parties may terminate this agreement within thirty days by giving a written notice. In July 2020, the Company paid a license fee of $10,000 to UMB pursuant to the License Agreement which was recorded in professional fees during the year ended December 31, 2020 since the Company could not conclude that such costs would be recoverable for this early-stage venture.

Master License Agreement with the University of Maryland, Baltimore

As disclosed above, effective as of February 12, 2021, the Company and University of Maryland, Baltimore (“UMB”), entered into the Master License Agreement (“Master License Agreement”) which grants the Company an exclusive, worldwide, sublicensable, royalty-bearing license to certain intellectual property: (i) to make, have made, use, sell, offer to sell, and import certain licensed products and: (ii) to use the invention titled, “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” and UMB’s confidential information to develop and perform certain licensed processes for the therapeutic treatment of neuroinflammatory disease.

The Master License Agreement will remain in effect on a Licensed Product-by-Licensed Product basis and country-by-country basis until the later of: (a) the last patent covered under the Master License Agreement expires, (b) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, or (c) 10 years after the first commercial sale of a Licensed Product in that country, unless earlier terminated in accordance with the provisions of the Master License Agreement. The term of the Master License Agreement shall expire 15 years after the Master License Agreement Effective Date in which (a) there were never any patent rights, (b) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity or (c) there was never a first commercial sale of a Licensed Product.

The Company may assign, sublicense, grant, or otherwise convey any rights or obligations under the Master License Agreement to a Company affiliate, without obtaining prior written consent from UMB provided that it meets the terms defined in the Master License Agreement. The Company may grant sublicenses of some or all of the rights granted by the Master License Agreement, provided that there is no uncured default or breach of any material term or condition under the Master License Agreement, by Company, at the time of the grant, and that the grant complies with the terms and conditions of the Master License Agreement. The Company shall be and shall remain responsible for the performance by each of the Company’s sublicensee. Any sublicense shall be consistent with and subject to the terms and conditions of the Master License Agreement and shall incorporate terms and conditions sufficient to enable Company to comply with the Master License Agreement. The Company or Company affiliates shall pay to UMB a percentage of all income received from its sublicensee as follows: (i) 25% of the Company’s sublicense income which is receivable with respect to any sublicense that is executed before the filing of an NDA (or foreign equivalent) for the first licensed product; and (b) 15% of the Company’s sublicense income which is receivable with respect to any sublicense that is executed after the filing of an NDA (or foreign equivalent) for the first licensed product.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Pursuant to the Master License Agreement, the Company shall pay UMB; (i) a license fee, (ii) certain event-based milestone payments (see below for payment terms), (iii) royalty payments depending on net revenues (see below for payment terms), and (iv) a tiered percentage of sublicense income. The Company shall pay to UMB a license fee of $75,000, payable as follows: (a) $25,000 shall be due within 30 days following the effective date; and (b) $50,000 on or before the first anniversary of the effective date. The license fee is non-refundable and is not creditable against any other fee, royalty or payment. The Company shall be responsible for payment of all patent expenses in connection with preparing, filing, prosecution and maintenance of patents or patent applications relating to the patent rights. The Company paid $25,000 license fee on February 17, 2021 which was recorded as prepaid expense and is being amortized over the 15-year term. The Company recognized amortization expense of $4,375 in 2021. During the six months ended June 30, 2022, the Company recognized amortization expense of $2,500. At December 31, 2021, prepaid expense and other current assets – current amounted $5,000 and prepaid expense – non-current amounts $15,625. At June 30, 2022, prepaid expense and other current assets – current amounted $5,000 and prepaid expense – non-current amounts $13,125 as reflected in the accompanying condensed consolidated balance sheets.

Milestone Payment Terms:

Milestone	Payment
Filing of an Investigational New Drug (or any foreign equivalent) for a Licensed Product	$50,000
Dosing of first patient in a Phase 1 Clinical Trial of a Licensed Product	$100,000
Dosing of first patient in a Phase 2 Clinical Trial of a Licensed Product	$250,000
Receipt of New Drug Application (“NDA”) (or foreign equivalent) approval for a Licensed Product	$500,000
Achievement of First Commercial Sale of Licensed Product	$1,000,000

Royalty Payments Terms:

(i)	3% on sales of licensed products (as defined in the Master License Agreement) during the applicable calendar year for sales less than $50,000,000; and

(ii)	5% on sales of licensed products during the applicable calendar year for sales greater than $50,000,000; and

(iii)	a minimum annual royalty payments, as follows:

Years	Minimum Annual Royalty
Prior to First Commercial Sale	$	N/A
Year of First Commercial Sale	$	N/A
First calendar year following the First Commercial Sale		$25,000
Second calendar year following the First Commercial Sale		$25,000
Third calendar year following the First Commercial Sale		$100,000

In April 2021, in connection with the Company’s Sublicense Agreement with Aikido Pharma Inc. (see below - Patent License Agreement with Aikido Pharma Inc.), the Company paid 25% of its sublicense income to UMB, pursuant to the Master License Agreement, which amounted to $12,500. The Company recognized amortization expense of $628 in 2021. During the six months ended June 30, 2022, the Company recognized amortization expense of $419. At December 31, 2021, prepaid expense and other current assets – current amounted $838 and prepaid expenses – non-current amounts $11,034. At June 30, 2022, prepaid expense and other current assets – current amounted $838 and prepaid expenses – non-current amounts $10,615 as reflected in the accompanying condensed consolidated balance sheets.

University of Maryland, Baltimore - License Agreement for Development and Use of Joint-Homing Peptides

Commercial Evaluation License and Option Agreement with the University of Maryland, Baltimore

Effective as of February 26, 2021, the Company, through its wholly-subsidiary, Silo Pharma, Inc., and University of Maryland, Baltimore (“UMB”) (collectively as “Parties”), entered into a commercial evaluation license and option agreement (“License Agreement”), which granted the Company an exclusive, non-sublicensable, non-transferable license to with respect to the exploration of the potential use of joint-homing peptides for use in the investigation and treatment of arthritogenic processes. The License Agreement also granted the Company an exclusive option to negotiate and obtain an exclusive, sublicensable, royalty-bearing license (“Exclusive Option”) to with respect to the subject technology. The License Agreement had a term of six months from the effective date. Both parties could have terminated the License Agreement within thirty days by giving a written notice.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

On July 6, 2021, the Company entered into a First Amendment Agreement (“First Amendment”) with UMB to extend the term of the original License Agreement by an additional six months such that the First Amendment was effective until February 25, 2022 however, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first. The Company paid a license fee of $10,000 to UMB in March 2021 pursuant to the License Agreement which was recorded in professional fees during the year ended December 31, 2021, since the Company could not conclude that such costs would be recoverable for this early-stage venture.

On January 28, 2022, the Parties entered into a second amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Second Amendment”). The Second Amendment extends the term of the original license agreement until December 31, 2022. However, if the Company exercises the Exclusive Option, the License Agreement shall expire at the end of the negotiation period (as defined in the License Agreement) or upon execution of a master license agreement, whichever occurs first.

On June 30, 2022, the Parties entered into a third amendment to the commercial evaluation and license agreement dated February 26, 2021 (“Third Amendment”). The Third Amendment expands the scope of the license granted in the License Agreement to add additional patent rights with respect to an invention generally known as Peptide-Targeted Liposomal Delivery for Treatment Diagnosis, and Imaging of Diseases and Disorders. In consideration of the licenses granted under this Third Amendment, Company agreed to pay a one-time, non-refundable fee of $2,500 which was recorded as research and development expense in the condensed consolidated statement of operations.

License Agreements between the Company and Customer

Customer Patent License Agreement with Aikido Pharma Inc.

On January 5, 2021, the Company and its subsidiary Silo Pharma, Inc., a Florida corporation, entered into a patent license agreement (“License Agreement”) (collectively, the “Licensor”) and Aikido Pharma Inc. (“Aikido” or the “Customer”), as amended on April 12, 2021, pursuant to which the Licensor granted Aikido an exclusive, worldwide (“Territory”), sublicensable, royalty-bearing license to certain intellectual property: (i) to make, have made, use, provide, import, export, lease, distribute, sell, offer for sale, develop and advertise certain licensed products and (ii) to develop and perform certain licensed processes for the treatment of cancer and symptoms caused by cancer (“Field of Use”).

The License Agreement also provided that, if the Licensor exercised the option granted to it pursuant to its commercial evaluation license and option agreement with UMB, effective as of July 15, 2020, it would grant Aikido a non-exclusive sublicense (“Right”) to certain UMB patent rights in the field of neuroinflammatory diseases occurring in patients diagnosed with cancer (“Field”). Pursuant to the License Agreement, Aikido agreed to pay the Licensor, among other things, (i) a one-time non-refundable cash payment of $500,000 and (ii) royalty payments equal to 2% of net sales (as defined in the License Agreement) in the Field of Use in the Territory. In addition, Aikido agreed to issue the Licensor 500 shares of Aikido’s newly designated Series M Convertible Preferred Stock which were to be converted into an aggregate of 625,000 shares of the Aikido’s common stock. On April 12, 2021, the Company entered into an amendment to the License Agreement (“Amended License Agreement”) with Aikido dated January 5, 2021 whereby Aikido issued an aggregate of 625,000 restricted shares of Aikido’s common stock instead of the 500 shares of the Series M Convertible Preferred Stock.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Pursuant to the License Agreement, the Company is required to prepare file, prosecute, and maintain the licensed patents. Unless earlier terminated, the term of the license to the licensed patents will continue until the expiration or abandonment of all issued patents and filed patent applications within the licensed patents. The Company may terminate the License Agreement upon 30 day written notice if Aikido fails to pay any amounts due and payable to the Company or if Aikido or any of its affiliates brings a patent challenge against the Company, assists others in bringing a legal or administrative challenge to the validity, scope, or enforceability of or opposes any of the licensed patents (“Patent Challenge”) against the Company (except as required under a court order or subpoena). Aikido may terminate the Agreement at any time without cause, and without incurring any additional penalty, (i) by providing at least 30 days’ prior written notice and paying the Company all amounts due to it through such termination effective date. Either party may terminate the Agreement for material breaches that have failed to be cured within 60 days after receiving written notice. The Company collected the non-refundable cash payment of $500,000 on January 5, 2021 which was recorded as deferred revenue to be recognized as revenues over the 15 year term of the License Agreement.

With respect to a vote of Aikido’s stockholders to approve a reverse split of its common stock no later than December 31, 2021 (“Reverse Stock Split Vote”), each share of the Series M Convertible Preferred Stock shall be entitled to such number of votes equal to 20,000 shares of Aikido’s common stock. In addition, each share of the Series M Convertible Preferred Stock shall be convertible, at any time after the earlier of (i) the date that the Reverse Stock Split Vote is approved by Aikido’s stockholders and (ii) December 31, 2021, at the option of the holder, into such number of shares of Aikido’s common stock determined by dividing the Stated Value by the Conversion Price. “Stated Value” means $1,000. “Conversion Price” means $0.80, subject to adjustment.

Prior to the April 12, 2021, issuance of the common stock in lieu of the Series M Convertible Preferred Stock as discussed above, the Company valued the 500 Series M Convertible Preferred stock which was equivalent into Aikido’s 625,000 shares of common stock at a fair value of $0.85 per common share or $531,250 based quoted trading price of Aikido’s common stock on the date of grant. The Company recorded an equity investment of $531,250 (see Note 3) and deferred revenue of $531,250 to be recognized as revenues over the term of the license. Accordingly, the Company recorded a total deferred revenue of $1,031,250 ($500,000 cash received and $531,250 value of equity securities received) to be recognized as revenues over the 15-year term. The Company recognized revenue of $68,750 in 2021. During the six months ended June 30, 2022, the Company recognized revenue of $34,375. At December 31, 2021, deferred revenue – current portion amounted $68,750 and deferred revenue – long-term portion amounted $893,750. At June 30, 2022, deferred revenue – current portion amounted $68,750 and deferred revenue – long-term portion amounted $859,375 as reflected in the accompanying condensed consolidated balance sheets.

The Right shall be to the full extent permitted by and on terms and conditions required by UMB for a term consistent with the term of patent and technology licenses that UMB normally grants. In the event that the Company exercises its option and executes a license with UMB to the UMB patent rights within 40 days after the execution of such UMB license, for consideration to be agreed upon and paid by Aikido, which consideration shall in no event exceed 110% of any fee payable by the Company to UMB for the right to sublicense the UMB patent rights. The Company shall grant Aikido a nonexclusive sublicense in the United States to the UMB patent rights in the Field, subject to the terms of any UMB license Licensor obtains, including any royalty obligations on sublicensees required under any such sublicense. The option was exercised on January 13, 2021. Accordingly, on April 6, 2021, the Company entered into the Sublicense Agreement with Aikido pursuant to which it granted Aikido a worldwide exclusive sublicense to its licensed patents under the Master License Agreement.

Customer Sublicense Agreement with Aikido Pharma Inc.

On April 6, 2021 (the “Sublicense Agreement Effective Date”), the Company entered into the Sublicense Agreement with Aikido pursuant to which the Company granted Aikido an exclusive worldwide sublicense to (i) make, have made, use, sell, offer to sell and import the Licensed Products (as defined below) and (ii) in connection therewith to (A) use an invention known as “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” which was sublicensed to the Company pursuant to the Master License Agreement and (B) practice certain patent rights (“Patent Rights”) for the therapeutic treatment of neuroinflammatory disease in cancer patients. “Licensed Products” means any product, service, or process, the development, making, use, offer for sale, sale, importation, or providing of which: (i) is covered by one or more claims of the Patent Rights; or (ii) contains, comprises, utilizes, incorporates, or is derived from the Invention or any technology disclosed in the Patent Rights.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Pursuant to the Sublicense Agreement, Aikido agreed to pay the Company (i) an upfront license fee of $50,000, (ii) the same sales-based royalty payments that the Company is subject to under the Master License Agreement and (iii) total milestone payments of up to $1.9 million. The Sublicense Agreement shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) the date of expiration of the last to expire claim of the Patent Rights covering such Licensed Product in such country, (ii) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity, if applicable and (iii) 10 years after the first commercial sale of a Licensed Product in that country, unless terminated earlier pursuant to the terms of the Sublicense Agreement. Furthermore, the Sublicense Agreement shall expire 15 years after the Sublicense Agreement Effective Date with respect to any country in which (i) there were never any Patent Rights, (ii) there was never any data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity or other legally enforceable market exclusivity with respect to a Licensed Product and (ii) there was never a commercial sale of a Licensed Product, unless such agreement is earlier terminated pursuant to its terms. The Company collected the upfront license fee of $50,000 in April 2021. The Company recognized revenue of $2,514 in 2021. During the six months ended June 30, 2022, the Company recognized revenue of $1,676. At December 31, 2021, deferred revenue – current portion amounted $3,352 and deferred revenue – long-term portion amounted $44,134. At June 30, 2022, deferred revenue – current portion amounted $3,352 and deferred revenue – long-term portion amounted $42,458 as reflected in the accompanying condensed consolidated balance sheets.

Sponsored Study and Research Agreements between the Company and Vendors

Investigator-Sponsored Study Agreement with University of Maryland, Baltimore

On January 5, 2021, the Company entered into an investigator-sponsored study agreement (“Sponsored Study Agreement”) with the University of Maryland, Baltimore. The research project is a clinical study to examine a novel peptide-guided drug delivery approach for the treatment of multiple sclerosis (“MS”). More specifically, the study is designed to evaluate (1) whether MS-1-displaying liposomes can effectively deliver dexamethasone to the CNS and (2) whether MS-1-displaying liposomes are superior to plain liposomes, also known as free drug, in inhibiting the relapses and progression of experimental autoimmune encephalomyelitis. Pursuant to the Sponsored Study Agreement, the research shall commence on March 1, 2021 and will continue until substantial completion, subject to renewal upon mutual written consent of the parties. The total cost under the Sponsored Study Agreement shall not exceed $81,474 which is payable in two equal installments of $40,737 upon execution of the Sponsored Study Agreement and $40,737 upon completion of the project with an estimated project timeline of nine months. The Company paid $40,737 on January 13, 2021 which was recorded in prepaid expense to be amortized over the nine-month period. Currently, the project has not been completed due to the delays cause by the Covid-19 pandemic. During the year ended December 31, 2021, the Company fully amortized the prepaid expense of $40,737.

Sponsored Research Agreement with The Regents of the University of California

On June 1, 2021 (the “Effective Date”), the Company entered into a sponsored research agreement (the “Sponsored Research Agreement”) with The Regents of the University of California, on behalf of its San Francisco Campus (“UCSF”) pursuant to which UCSF shall conduct a study to examine psilocybin’s effect on inflammatory activity in humans to accelerate its implementation as a potential treatment for Parkinson’s Disease, chronic pain, and bipolar disorder. Pursuant to the Agreement, the Company shall pay UCSF a total fee of $342,850 to conduct the research over the two-year period. The Agreement shall be effective for a period of two years from the Effective Date, subject to renewal or earlier termination as set forth in the Sponsored Research Agreement. The Company paid the first payment of $40,000 pursuant to the payment schedule on the Sponsored Research Agreement on June 15, 2021, second payment of $40,000 on September 9, 2021 and $20,570 on November 18, 2021, third payment of $60,570 on March 1, 2022, which were recorded to prepaid expense and other current assets – current to be amortized over the two-year period. In 2021, the Company amortized $92,855 of the prepaid expense. During the six months ended June 30, 2022, the Company amortized $68,285 of the prepaid expense leaving a prepaid asset of $0 at June 30, 2022.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Sponsored Research Agreement with University of Maryland, Baltimore

On July 6, 2021, the Company and University of Maryland, Baltimore (“UMB”) entered into a sponsored research agreement (“July 2021 Sponsored Research Agreement”) pursuant to which UMB shall evaluate the pharmacokinetics of dexamethasone delivered to arthritic rats via liposome. The research pursuant to the July 2021 Sponsored Research Agreement shall commence on September 1, 2021 and will continue until the substantial completion thereof, subject to renewal upon written consent of the parties. The July 2021 Sponsored Research Agreement may be terminated by either party upon 30 days’ prior written notice to the other party. In addition, if either party commits any material breach of or defaults with respect to any terms or conditions of the July 2021 Sponsored Research Agreement and fails to remedy such default or breach within 10 business days after written notice from the other party, the party giving notice may terminate the July 2021 Sponsored Research Agreement as of the date of receipt of such notice by the other party. If the Company terminates the July 2021 Sponsored Research Agreement for any reason other than an uncured material breach by UMB, the Company shall relinquish any and all rights it may have in the Results (as defined in the July 2021 Sponsored Research Agreement) to UMB. In addition, if the July 2021 Sponsored Research Agreement is terminated early, the Company, among other things, will pay all costs incurred and accrued by UMB as of the date of termination.

Pursuant to the terms of the July 2021 Sponsored Research Agreement, UMB granted the Company an option (the “Option”) to negotiate and obtain an exclusive license to any UMB Arising IP (as defined in the July 2021 Sponsored Research Agreement) and UMB’s rights in any Joint Arising IP (as defined in the July 2021 Sponsored Research Agreement) (collectively, the “UMB IP”). The Company may exercise the Option by giving UMB written notice within 60 days after it receives notice from UMB of the UMB IP. Pursuant to the July 2021 Sponsored Research Agreement, the Company shall pay UMB the fees below:

	Payment
1	$92,095	Upon execution of the July 2021 Sponsored Research Agreement
2	$92,095	Six months after the start of project work as outlined in the July 2021 Sponsored Research Agreement
3	$92,095	Upon completion of the project work as outlined in the July 2021 Sponsored Research Agreement

The Company paid the first payment of $92,095 on September 1, 2021 which was recorded to prepaid expense and other current assets – current and was amortized during the year ended December 31, 2021. The Company paid the second payment of $50,000 on February 1, 2022 which was recorded as research and development expense in the accompanying condensed consolidated statement of operations.

On June 7, 2022, the Company and UMB amended the July 2021 Sponsored Research Agreement whereby both parties agreed to make changes to the original project work and budget. The amendment had no effect on the consolidated financial statements.

Sponsored Research Agreement with Columbia University

On October 1, 2021, the Company entered into a sponsored research agreement with Columbia University pursuant to which the Company has been granted an option to license certain assets currently under development, including Alzheimer’s disease. The term of the option will commence on the effective date of this agreement and will expire upon the earlier of (i) 90 days after the date of the Company’s receipt of a final research report for each specific research proposal as defined in the agreement or (ii) termination of the research. If the Company elects to exercise the option, both parties will commence negotiation of a license agreement and will execute a license agreement no later than 3 months after the dated of the exercise of the option. Columbia University and the Company will work towards developing a therapeutic treatment for patients suffering from Alzheimer’s disease to post-traumatic stress disorder. During a one-year period from the date of this agreement, the Company shall pay a total of $1,436,082 to Columbia University for the support of the research according to the payment schedule as follows: (i) 30% at signing, (ii) 30% at four and half months after the start of the project, (iii) 30% at nine months after the start of the project and, (iv)10% at completion of the project. The Company paid the first payment of $430,825 in November 2021 which was recorded to prepaid expense and other current assets – current to be amortized over the estimated project timeline of twelve months. In 2021, the Company amortized $359,021 of the prepaid expense. During the six months ended June 30, 2022, the Company amortized the remaining prepaid expense of $71,804. As of June 30, 2022 and December 31, 2021, prepaid expense related to the sponsored research agreement were $0 and $71,804, respectively.

SILO PHARMA, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

Joint Venture Agreement with Zylö Therapeutics, Inc.

On April 22, 2021 (“Effective Date”), the Company entered into a Joint Venture Agreement (“JV Agreement”) with Zylö Therapeutics, Inc. (“ZTI”) pursuant to which the parties agreed to form a joint venture entity, to be named Ketamine Joint Venture, LLC (“Joint Venture”), to, among other things, focus on the clinical development of ketamine using ZTI’s Z-pod™ technology (“Venture”). Pursuant to the JV Agreement, the Company shall act as the manager (“Manager”) of the Joint Venture. The Joint Venture shall terminate if the development program does not meet certain specifications and milestones as set forth in the JV Agreement within 30 days of the date set forth in the JV Agreement. Notwithstanding the foregoing, the Manager may, in its sole discretion, terminate the Joint Venture at any time.

Pursuant to the terms of the JV Agreement, (A) the Company shall contribute (1) $225,000 and (2) its expertise and the expertise of its science advisory board and (B) ZTI shall contribute (1) certain rights to certain of its patented technology as set forth in the JV Agreement, (2) a license to the know-how and trade secrets with respect to its Z-pod™ technology for the loading and release of ketamine, (3) ketamine to be used for clinical purposes, (4) reasonable use of its facilities and permits and (5) its expertise and know-how. Pursuant to the JV Agreement, 51% of the interest in the Joint Venture shall initially be owned by the Company and 49% of the interest in the Joint Venture shall initially be owned by ZTI, subject to adjustment in the event of additional contributions by either party. Notwithstanding the foregoing, in no event shall either party own more than 60% of the interest in the Joint Venture. As of June 30, 2022 and as of the current date of this report, the joint venture entity has not been formed yet.

Furthermore, pursuant to the terms of the JV Agreement, ZTI shall grant the Joint Venture a sublicense pursuant to its license agreement (the “License Agreement”) with Albert Einstein College of Medicine dated November 27, 2017, in the event that the Company or a third party makes a request indicating that the patented technology (the “Patented Technology”) licensed to ZTI pursuant to the License Agreement is needed to advance the development of the Joint Venture or it is contemplated or determined that the Patented Technology will be sold. Furthermore, pursuant to the JV Agreement, ZTI granted the Company an exclusive option to enter into a separate joint venture for the clinical development of psilocybin using ZTI’s Z-pod™ technology on the same terms and conditions set forth in the JV Agreement, which option shall expire 24 months after the JV Effective Date.

Amended Service Agreement

On September 10, 2021 (“Effective Date”), the Company entered into an Amendment Agreement (“Amended Service Agreement”) to a certain service agreement dated on September 8, 2020 with the University of Texas (“University”) at Austin whereby the University will provide advisory service and assist the Company on identifying license and sponsored research opportunities for the Company. The Company shall pay the University $5,000 per quarter starting on the Effective Date. Any cost incurred will be reimbursed only after prior written consent by the Company. The term of the Amended Service Agreement is for 36 months unless earlier terminated by either party upon giving a written notice as defined in the agreement. In 2021, the Company paid $5,000 related to this agreement. During the six months ended June 30, 2022, the Company paid $10,000 related to this agreement.

766,872 Shares of Common Stock

PROSPECTUS

Laidlaw & Company (UK) Ltd.

                                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and FINRA.

Amount to be paid
SEC registration fee	$566.65
FINRA filing fee	$3,308.52
The Nasdaq Capital Market initial listing fee	$50,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$325,000
Printing and engraving expenses	$10,000
Management Fee (1%)	$50-000-57,500
Total	$453,875.17-461,375.17

All amounts are estimated except the SEC registration fee, the FINRA filing fee, and The Nasdaq Capital Market initial listing fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Certificate of Incorporation and Bylaws (collectively, the “Charter Documents”) provide that, to the fullest extent permitted under the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s Charter Documents provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Pursuant to the Company’s Charter Documents, the Company shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified pursuant to the Company’s Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

The following is a list of unregistered sales of our equity securities during the prior three years.

On September 29, 2018, pursuant to an Asset Purchase Agreement, we issued 40,000 shares of common stock of the Company to acquire assets.

On December 4, 2018, we issued 1,400 shares of our common stock for cash proceeds of $24,500, or $17.50 per share.

On January 22, 2019, we entered into a consulting agreement with a consultant in connection with our marketing and branding of our NFID products. The agreement ended on December 31, 2019. For services rendered, we issued 2,000 shares of common stock of the Company to the consultant on a quarterly basis in tranches of 500 shares per quarter, commencing on March 31, 2019, and continuing on to the last day of each subsequent quarter in the year 2019. These shares were valued on the January 22, 2019 grant date at $35,000, or $17.50 per common share, based on recent common share sales which was amortized over the vesting period. Through December 31, 2019, the Company issued 2,000 shares of its common stock to the consultant.

On April 15, 2019, we issued options to purchase up to 4,000 shares of common stock to an executive officer for services rendered at an exercise price of $0.01 per share.

On October 15, 2019, we issued options to purchase up to 2,000 shares of common stock to an executive officer for services rendered at an exercise price of $0.01 per share.

On April 7, 2020, we entered into advisory agreements with certain accredited investors pursuant to which we agreed to issue an aggregate of 102,347 shares of our common stock to the advisors for advisory services to be rendered.

On April 10, 2020, we entered into a consulting agreement with an accredited investor pursuant to which we agreed to issue an aggregate of 69,377 shares of our common stock, to the consultant for consulting services to be rendered.

On April 17, 2020, we entered into exchange agreements with holders of our convertible promissory notes, which notes were originally issued in October 2019. Pursuant to the exchange agreements, the holders agreed to exchange their convertible promissory notes and related warrants for an aggregate of 82,500 shares of our common stock at a price of $4.00 per share.

On April 17, 2020, we entered into exchange agreements with the holders of our Series B Convertible Preferred Stock, which shares of Series B Convertible Preferred Stock were originally issued in November 2019. Pursuant to the exchange agreements, the holders agreed to exchange their Series B Convertible Preferred Stock and related warrants for an aggregate of 28,750 shares of our common stock at a price of $4.00 per share.

Between April 9, 2020 and April 18, 2020, we entered into subscription agreements with certain accredited investors pursuant to which we issued an aggregate of 155,288 shares of our common stock for an aggregate of $75,644.

On April 17, 2020, in connection with an Employment Agreement with the Company’s Chief Executive Officer, we issued 152,619 shares of our common stock.

On April 28, 2020 we entered into securities purchase agreements with certain institutions and accredited investors for the sale of an aggregate 599,875 shares of the Company’s common stock for gross proceeds of $2,399,500.

On January 18, 2021, we issued a service provider warrants to purchase up to 5,000 shares of our common stock at an exercise price of $10.00 per share.

On February 12, 2021, we sold an aggregate of 4,276 shares of Series C Preferred Stock and Warrants to purchase up to 285,066 shares of our common stock for gross proceeds of approximately $4,276,000, before deducting placement agent and other offering expenses. Pursuant to the terms of the offering, we also issued the placement agents warrants to purchase up to an aggregate of 57,013 shares of our common stock.

On April 12, 2021, we converted 4,409 shares of Series C Convertible preferred stock into 269,900 shares of common stock. The issuance was exempt under Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On March 31, 2022, we converted 227 shares of Series C Convertible preferred stock into 15,167 shares of common stock. The issuance was exempt under Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Unless otherwise indicated, the foregoing securities were offered and issued in reliance on the exemption from registration requirements under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.	Description

1.1+	Form of Underwriting Agreement
3.1	Certificate of Incorporation of Point Capital, Inc., filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Commission on December 28, 2012 and incorporated herein by reference.
3.2	Bylaws of Point Capital, Inc., filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Commission on December 28, 2012 and incorporated herein by reference.
3.3	Certificate of Designation of the Series A Convertible Preferred Stock, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on April 30, 2013 and incorporated herein by reference.
3.4	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed as an exhibit to the Quarterly Report on Form 10-Q, filed with the Commission on May 17, 2017 and incorporated herein by reference.
3.5	Amendment to Certificate of Incorporation for name change dated May 20, 2019, filed as an appendix to the Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 1, 2019 and incorporated herein by reference.
3.6	Certificate of Designation of the Series B Convertible Preferred Stock, filed as an exhibit to the Annual Report on Form 10-K filed with the Commission on March 20, 2020 and incorporated herein by reference.
3.7

Certificate of Amendment filed with the Delaware Secretary of State on September 24, 2020, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on October 6, 2020 and incorporated herein by reference.

3.8	Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
3.9	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on March 10, 2021, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on March 12, 2021 and incorporated by herein by reference.
4.1+	Form of Representative Warrant
5.1+	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
10.1	Stock Purchase Agreement dated April 24, 2013 between Point Capital, Inc. and Alpha Capital Anstalt, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on April 30, 2013 and incorporated herein by reference.
10.2	Corrected Asset Purchase Agreement with Blind Faith Concepts Holdings, Inc. dated September 28, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 20, 2018 and incorporated herein by reference.
10.3	Form of Return to Treasury Agreement, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 20, 2018 and incorporated herein by reference.
10.4	Form of Securities Purchase Agreement, dated October 2019, between Uppercut Brands, Inc., and Investors, filed as an exhibit to the Annual Report on Form 10-K filed with the Commission on March 20, 2020 and incorporated herein by reference.
10.5	Form of convertible note agreement with Investors dated October 2019, filed as an exhibit to the Annual Report on Form 10-K filed with the Commission on March 20, 2020 and incorporated herein by reference.
10.6	Form of Warrant, dated October 2019, filed as an exhibit to the Quarterly Report on Form 10-Q filed with the Commission on November 13, 2019 and incorporated herein by reference.
10.7	Form of Securities Purchase Agreement for the purchase of Series B preferred shares, dated November 2019, between Uppercut Brands, Inc., and Investors, filed as an exhibit to the Annual Report on Form 10-K filed with the Commission on March 20, 2020 and incorporated herein by reference.
10.8	Form of Warrant related to Series B preferred shares, dated November 2019, between Uppercut Brands, Inc., and Investors, filed as an exhibit to the Annual Report on Form 10-K, filed with the Commission on March 20, 2020 and incorporated herein by reference.
10.9	Form of registration rights agreement related to Series B preferred shares, dated November 2019, between Uppercut Brands, Inc., and Investors, filed as an exhibit to the Annual Report on Form 10-K filed with the Commission on March 20, 2020 and incorporated herein by reference.
10.10	Form of Exchange Agreement for Convertible Notes, dated as of April 15, 2020, filed as an exhibit to the Current Report on Form 8-K/A, filed with the Commission on April 22, 2020 and incorporated herein by reference.
10.11	Form of Exchange Agreement for Series B Preferred Stock, dated as of April 15, 2020, filed as an exhibit to the Current Report on Form 8-K/A, filed with the Commission on April 22, 2020 and incorporated herein by reference.
10.12	Form of Subscription Agreement, dated as of April 17, 2020, filed as an exhibit to the Current Report on Form 8-K/A, filed with the Commission on April 22, 2020 and incorporated herein by reference.

10.13	Form of Consulting Agreement, dated as of April 17, 2020, filed as an exhibit to the Current Report on Form 8-K/A, filed with the Commission on April 22, 2020 and incorporated herein by reference.
10.14	Form of Advisory Agreement, dated as of April 17, 2020, filed as an exhibit to the Current Report on Form 8-K/A, filed with the Commission on April 22, 2020 and incorporated herein by reference.
10.15+	Employment Agreement by and between the Company and Eric Weisblum, dated as of April 17, 2020, filed as an exhibit to the Current Report on Form 8-K/A, filed with the Commission on April 22, 2020 and incorporated herein by reference.
10.16	Form of Securities Purchase Agreement, dated as of April 28, 2020, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on April 28, 2020 and incorporated herein by reference.
10.17	Form of Registration Rights Agreement, dated as of April 28, 2020, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on April 28, 2020 and incorporated herein by reference.
10.18	Form of Lock-Up Agreement, dated as of April 28, 2020, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on April 28, 2020 and incorporated herein by reference.
10.19	Patent License Agreement by and among the Company and Silo Pharma, Inc., a Florida corporation and their affiliates and subsidiaries and AIkido Pharma Inc., filed as an exhibit to the Current Report on Form 8-K filed with the Commission on January 11, 2021 and incorporated herein by reference.
10.20	Sponsored Research Agreement by and between the Company and the University of Maryland, Baltimore, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on January 11, 2021 and incorporated herein by reference.
10.21+	Silo Pharma, Inc. 2020 Omnibus Equity Incentive Plan, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on January 28, 2021 and incorporated herein by reference.
10.22+	First Amendment to Employment Agreement, dated January 18, 2021, by and between the Company and Eric Weisblum, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on January 28, 2021 and incorporated herein by reference.
10.23	Form of Securities Purchase Agreement, dated as of February 9, 2021, between Silo Pharma, Inc. and the signatories thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.24	Form of Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.25	Form of Registration Rights Agreement, dated as of February 9, 2021, between Silo Pharma, Inc. and the signatories thereto (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.26	Form of Lock-Up Agreement, dated as of February 9, 2021 (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.27	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K/A filed on February 12, 2021)
10.28#	Master License Agreement, dated February 12, 2021, by and between the Company and the University of Maryland, Baltimore (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2021)
10.29#	Letter of Intent, dated February 12, 2021, by and between the Company and Aikido Pharma, Inc. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 16, 2021)
10.30#	Sublicense Agreement, dated April 6, 2021, by and between the Company and AIkido Pharma, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 7, 2021)
10.31	Sponsored Research Agreement dated June 1, 2021 with The Regents of the University of California, filed as Exhibit 10.1 under that certain Current Report on Form 8-K filed on June 7, 2021 and incorporated herein by reference.
10.32	Sponsored Research Agreement dated July 6, 2021 with the University of Baltimore Maryland, , filed as Exhibit 10.1 under that certain Current Report on Form 8-K filed on July 12, 2021 and incorporated herein by reference.
10.33	Joint Venture Agreement dated April 22, 2021 with Zylö Therapeutics, Inc. filed as Exhibit 10.1 under that certain Current Report on Form 8-K filed on April 28, 2021 and incorporated herein by reference.
10.34	Sponsored Research Agreement dated October 1, 2021 with Columbia University, filed as Exhibit 10.1 under that certain Current Report on Form 8-K filed on October 27, 2021 and incorporated herein by reference.
21.1**	Subsidiaries, filed as Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 29, 2021 and incorporated herein by reference.
23.1*	Consent of Salberg & Company, P.A.
23.2+	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
101.INS*	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Fee Table*

*	Filed herewith.

**	Previously filed.

+	To be filed by amendment.

#	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Fort Lee, State of New Jersey, on the 26th day of August, 2022.

SILO PHARMA, INC.

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	Chief Executive Officer

SIGNATURES

Signature	Title	Date

/s/ Eric Weisblum	Chairman, Chief Executive Officer, Chief Financial Officer and President	August 26, 2022
Eric Weisblum	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	August 26, 2022
Wayne Linsley

*	Director	August 26, 2022
Dr. Kevin Muñoz

*By:	Eric Weisblum
Eric Weisblum
Attorney-in-fact